    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 23, 2002

                                                REGISTRATION NO. 333 -
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                             DYCOM INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)

             FLORIDA                              1632                            59-1277135
 (State or Other Jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  Incorporation or Organization)      Classification Code Number)           Identification Number)

                         4440 PGA BOULEVARD, SUITE 500
                       PALM BEACH GARDENS, FLORIDA 33410
                                 (561) 627-7171
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                             ---------------------

                              MARC R. TILLER, ESQ.
                             DYCOM INDUSTRIES, INC.
                         4440 PGA BOULEVARD, SUITE 500
                       PALM BEACH GARDENS, FLORIDA 33410
                                 (561) 627-7171
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------

                                   COPIES TO:

              SPENCER D. KLEIN, ESQ.                               HOWARD B. ADLER, ESQ.
                SHEARMAN & STERLING                             GIBSON, DUNN & CRUTCHER LLP
               599 LEXINGTON AVENUE                             1050 CONNECTICUT AVE., N.W.
             NEW YORK, NEW YORK 10022                           WASHINGTON, D.C. 20036-5306
                  (212) 848-4000                                      (202) 955-8500

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As promptly as practicable after this Registration Statement becomes effective and upon consummation of the transactions described in the enclosed prospectus.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
                                                                                    PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF           AMOUNT TO BE          PROPOSED MAXIMUM        AGGREGATE OFFERING    AMOUNT OF REGISTRATION
 SECURITIES TO BE REGISTERED        REGISTERED(1)       OFFERING PRICE PER UNIT         PRICE(2)                 FEE(3)
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
  $0.33 1/3 per share.........        5,981,639                  N/A                 $90,810,358.00            $8,355.00
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

(1) Represents the maximum number of shares of Dycom Industries, Inc. common stock estimated to be issuable in connection with (a) the offer by the registrant through Troy Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the registrant, to exchange for each share of common stock, par value $.01 per share, of Arguss Communications, Inc.,
    0.3333 shares of Dycom common stock and (b) the merger of Troy Acquisition Corp. with and into Arguss Communications, Inc. for the same consideration per share of Arguss common stock as is paid in the offer. The maximum number, 5,981,639, equals the sum of (1) the product of (a) 14,519,944, the total number of shares of Arguss common stock outstanding as of January 22, 2002, and (b) 0.3333, and (2) the product of (a) 3,426,767, the number of outstanding options to purchase shares of Arguss common stock, and (b) 0.3333.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) and Rule 457(c) of the Securities Act of 1933, as amended, based on the product of (i) $5.06, the average of the high and low sales prices of Arguss Communications, Inc. common stock on January 22, 2002, as reported by the New York Stock Exchange and (ii) the maximum number of shares of Arguss common stock estimated to be received by Dycom or cancelled pursuant to the exchange offer and subsequent merger, assuming the exercise of all options to purchase Arguss common stock.

(3) Computed in accordance with Rule 457(f) under the Securities Act to be $8,355.00 which is equal to 0.000092 multiplied by the proposed maximum aggregate offering price of $90,810,358.00.
                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PRELIMINARY PROSPECTUS, DATED JANUARY 23, 2002. THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. DYCOM INDUSTRIES, INC. MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND DYCOM INDUSTRIES, INC. IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE EXCHANGE OFFER OR SALE IS NOT PERMITTED.

                         [DYCOM INDUSTRIES, INC. LOGO]
                               OFFER TO EXCHANGE

                         0.3333 SHARES OF COMMON STOCK

         (INCLUDING THE ASSOCIATED RIGHT TO PURCHASE PREFERRED SHARES)

                                       OF

                             DYCOM INDUSTRIES, INC.

                                      FOR
                     EACH OUTSTANDING SHARE OF COMMON STOCK
          (INCLUDING THE ASSOCIATED RIGHT TO PURCHASE PREFERRED STOCK)

                                       OF

                          ARGUSS COMMUNICATIONS, INC.

       THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, FEBRUARY 20, 2002, UNLESS EXTENDED. SHARES TENDERED
 PURSUANT TO THIS OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF
           THE OFFER, BUT NOT DURING ANY SUBSEQUENT OFFERING PERIOD.

     On January 7, 2002, we entered into an Agreement and Plan of Merger with Arguss Communications, Inc. to acquire all the outstanding shares of Arguss common stock. The board of directors of Arguss has determined that the merger agreement and the transactions contemplated thereby, including the offer and the merger, are fair to and in the best interests of Arguss and Arguss stockholders, has approved, adopted and declared the advisability of the merger agreement and the transactions contemplated thereby, including the offer and the merger, and recommends that Arguss stockholders accept the offer and tender their shares pursuant to the offer.

     Through our wholly owned subsidiary, Troy Acquisition Corp., we are offering to exchange 0.3333 shares of Dycom common stock (including the associated right to purchase preferred shares), for each outstanding share of Arguss common stock (including the associated right to purchase preferred stock) that is validly tendered and not properly withdrawn.

     Our obligation to exchange Dycom common stock for Arguss common stock is subject to the conditions listed under "The Offer -- Conditions to the Offer." Dycom's common stock is listed on the New York Stock Exchange under the symbol "DY" and Arguss' common stock is listed on the New York Stock Exchange under the symbol "ACX."

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF IMPORTANT FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE OFFER.

     WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Any solicitation of proxies will be made only pursuant to separate proxy solicitation materials complying with the requirements of Section 14(a) of the Securities Exchange Act of 1934.

                     The Dealer Manager for this Offer is:

                              MERRILL LYNCH & CO.

                The date of this prospectus is January 23, 2002.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE PROPOSED ACQUISITION........    1
WHERE YOU CAN FIND MORE INFORMATION ABOUT DYCOM AND
  ARGUSS....................................................    5
SUMMARY.....................................................    7
RISK FACTORS................................................   12
DYCOM INDUSTRIES, INC. SELECTED CONSOLIDATED HISTORICAL
  FINANCIAL DATA............................................   17
ARGUSS COMMUNICATIONS, INC. SELECTED CONSOLIDATED HISTORICAL
  FINANCIAL DATA............................................   19
SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
  DATA......................................................   20
COMPARATIVE PER SHARE DATA..................................   21
COMPARATIVE MARKET PRICE INFORMATION........................   22
THE COMPANIES...............................................   23
  Dycom Industries, Inc. and Purchaser......................   23
  Arguss Communications, Inc................................   24
REASONS FOR THE ARGUSS BOARD'S RECOMMENDATION; FACTORS
  CONSIDERED................................................   25
BACKGROUND OF THE OFFER.....................................   27
THE OFFER...................................................   30
  Basic Terms...............................................   30
  Extension, Termination and Amendment......................   30
  Subsequent Offering Period................................   31
  Exchange of Arguss Shares; Delivery of Dycom Shares.......   32
  Cash Instead of Fractional Dycom Shares...................   33
  Withdrawal Rights.........................................   33
  Procedure For Tendering...................................   33
  Material United States Federal Income Tax Consequences....   36
  Purpose of the Offer......................................   38
  The Merger................................................   38
  Appraisal Rights..........................................   38
  Conditions to the Offer...................................   39
  Regulatory Approvals......................................   41
  Certain Effects of the Offer..............................   43
  Opinion of Financial Advisor to Arguss....................   44
  Accounting Treatment of the Merger........................   50
  Fees and Expenses.........................................   50
  Stock Exchange Listing....................................   51
THE MERGER AGREEMENT........................................   52
  The Offer.................................................   52
  The Merger................................................   52
  Arguss Board of Directors.................................   53
  Treatment of Arguss Stock Options.........................   53
  Covenants and Representations and Warranties..............   54
  Conditions to the Offer...................................   57
  Conditions to the Merger..................................   57
  Termination of the Merger Agreement.......................   58
  Termination Fees..........................................   59

                                                              PAGE
                                                              ----
THE STOCKHOLDERS' AGREEMENT.................................   61
INTERESTS OF CERTAIN PERSONS................................   63
  Employment Agreements and Change-in-Control Provisions....   63
  Arguss Stock Options......................................   64
  Indemnification of Directors and Officers.................   64
COMPARATIVE STOCK PRICES AND DIVIDEND INFORMATION...........   66
  Dycom Dividend Policy.....................................   67
  Arguss Dividend Policy....................................   67
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
  STATEMENTS................................................   68
DESCRIPTION OF DYCOM CAPITAL STOCK..........................   75
  Transfer Agent and Registrar..............................   75
COMPARISON OF STOCKHOLDER RIGHTS............................   76
LEGAL MATTERS...............................................   83
EXPERTS.....................................................   83
FORWARD-LOOKING STATEMENTS..................................   83

SCHEDULE I -- Directors and Executive Officers of Dycom and
  Purchaser

ANNEX A    Agreement and Plan of Merger
ANNEX B    Stockholders' Agreement
ANNEX C    Opinion of Allen & Company Incorporated
ANNEX D    Appraisal Rights Procedures Relating to Arguss Common Stock

     THIS DOCUMENT INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT DYCOM AND ARGUSS FROM DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION THAT HAVE NOT BEEN INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. THIS INFORMATION IS AVAILABLE AT THE INTERNET WEB SITE THAT THE SEC MAINTAINS AT HTTP://WWW.SEC.GOV, AS WELL AS FROM OTHER SOURCES. SEE "WHERE YOU CAN FIND MORE INFORMATION ABOUT DYCOM AND ARGUSS" BEGINNING ON PAGE 5.

     YOU ALSO MAY REQUEST COPIES OF THESE DOCUMENTS FROM US, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO OUR INFORMATION AGENT, GEORGESON SHAREHOLDER COMMUNICATIONS INC., 111 COMMERCE ROAD, CARLSTADT, NEW JERSEY 07072, CALL COLLECT AT 201-896-1900 OR TOLL-FREE AT 1-877-748-9122. IN ORDER TO RECEIVE TIMELY DELIVERY OF THE DOCUMENTS, YOU MUST MAKE YOUR REQUESTS NO LATER THAN FEBRUARY 13, 2002.

              QUESTIONS AND ANSWERS ABOUT THE PROPOSED ACQUISITION

Q: WHO IS OFFERING TO EXCHANGE MY SECURITIES?

A: We are Dycom Industries, Inc. We are a leading provider of engineering, construction, and maintenance services to telecommunications providers throughout the United States. Troy Acquisition Corp., which we refer to as Purchaser, is a newly formed Delaware corporation and our wholly owned subsidiary. Purchaser has been organized in connection with this offer and has not carried on any activities other than in connection with this offer.

Q: WHAT ARE DYCOM AND ARGUSS PROPOSING?

A: We have entered into a merger agreement with Arguss pursuant to which we are offering, through Purchaser, to exchange a fractional share of Dycom common stock and the associated preferred share purchase right, which we refer to as Dycom shares, for each outstanding share of Arguss common stock and the associated preferred stock purchase right, which we refer to as Arguss shares. After successful completion of the offer and satisfaction of other conditions specified in the merger agreement, Purchaser will merge with and into Arguss and Arguss will become our wholly owned subsidiary.

Q: WHAT WOULD I RECEIVE IN EXCHANGE FOR MY ARGUSS SHARES?

A: We are offering to exchange 0.3333 Dycom shares for each outstanding Arguss share that is validly tendered and not properly withdrawn. After successful completion of the offer and satisfaction of other conditions specified in the merger agreement, each Arguss share not tendered into the offer will be exchanged for 0.3333 Dycom shares in a subsequent merger.

   You will not receive any fractional Dycom shares in the offer or the merger. Instead, you will receive cash in an amount equal to the market value of any fractional shares that you would otherwise have been entitled to receive.

Q: HOW LONG WILL IT TAKE TO COMPLETE THE OFFER AND THE MERGER?

A: The offer is scheduled to expire on Wednesday, February 20, 2002, the initial scheduled expiration date. We may decide to extend the offer or, under certain circumstances, may be required to extend the offer, if the conditions of the offer have not been satisfied by the initial scheduled expiration date. We expect to complete the merger shortly after successful completion of the offer, or if Arguss stockholder approval is required, shortly after the special meeting of the Arguss stockholders to approve the merger.

Q: WILL I HAVE TO PAY ANY FEES OR COMMISSIONS?

A: If you are the record owner of your Arguss shares and you tender your shares directly to the exchange agent, you will not have to pay brokerage fees or incur similar expenses. If you own your shares through a broker or other nominee, and your broker tenders the shares on your behalf, your broker may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply.

Q: WHAT DOES ARGUSS' BOARD OF DIRECTORS THINK OF THE OFFER?

A: Arguss' board of directors has determined that the merger agreement and the transactions contemplated thereby, including the offer and the merger, are fair to and in the best interests of Arguss and Arguss stockholders, has approved, adopted and declared the advisability of the merger agreement and the transactions contemplated thereby, including the offer and the merger, and recommends that Arguss stockholders accept the offer and tender their shares pursuant to the offer. Information about the recommendation of Arguss' board of directors is more fully set forth under "Reasons for the Arguss Board's Recommendation; Factors Considered" beginning on page 25 and in Arguss' Solicitation/Recommendation Statement on Schedule 14D-9, which is being mailed to Arguss stockholders together with this prospectus.

Q: HAVE ANY ARGUSS STOCKHOLDERS AGREED TO TENDER THEIR SHARES?

A: Yes. The current directors and certain executive officers of Arguss have agreed to tender into the offer all of their Arguss shares, representing approximately 6.7% of the outstanding Arguss shares as of January 22, 2002 (or 5.4% on a fully-diluted basis).

Q: HAS ARGUSS RECEIVED A FAIRNESS OPINION IN CONNECTION WITH THE OFFER AND THE
   MERGER?

A: Yes. Arguss has received an opinion from its financial advisor, Allen &
   Company Incorporated, to the effect that, as of January 7, 2002, based upon and subject to various considerations set forth in its opinion, the consideration to be received by holders of Arguss shares pursuant to the merger agreement was fair, from a financial point of view, to such holders. You should read the opinion carefully and in its entirety. The opinion does not constitute a recommendation as to whether or not Arguss stockholders should tender shares pursuant to the offer.

Q: WHAT PERCENTAGE OF DYCOM'S SHARES WILL ARGUSS STOCKHOLDERS OWN AFTER THE
   OFFER AND THE MERGER?

A: After completion of the merger, former stockholders of Arguss would own approximately 10% of the outstanding Dycom shares, based on the number of outstanding Dycom shares and Arguss shares on January 22, 2002 and not taking into account unexercised stock options.

Q: WHAT ARE THE MOST SIGNIFICANT CONDITIONS TO THE OFFER?

A: We are not obligated to exchange any Arguss shares unless, among other things:

   - a majority of the outstanding Arguss shares, on a fully-diluted basis, are validly tendered and not properly withdrawn, which we refer to as the minimum tender condition,

   - all waiting periods under applicable antitrust laws have expired or have been terminated,

   - the registration statement, of which this prospectus is a part, has been declared effective by the SEC,

   - Arguss has not breached any obligation, covenant or agreement in a material manner,

   - Arguss' representations and warranties are true or, if any are not true, they are not reasonably likely to, individually or in the aggregate, result in a material adverse effect on Arguss,

   - the Arguss forbearance agreement with certain banks is amended to extend the forbearance period until the effective time of the merger, and

   - the Dycom shares to be issued in the offer and the merger have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

   These conditions and other conditions to the offer are discussed in this prospectus under "The Offer -- Conditions to the Offer" beginning on page 39.

Q: HOW LONG DO I HAVE TO DECIDE WHETHER TO TENDER IN THE OFFER?

A: You will have at least until 12:00 midnight, New York City time, on Wednesday, February 20, 2002, to decide whether to tender your shares in the offer. If you cannot deliver everything that is required in order to make a valid tender by that time, you may be able to use a guaranteed delivery procedure which is described under "The Offer -- Procedure for Tendering" beginning on page 33.

Q: CAN THE OFFER BE EXTENDED, AND UNDER WHAT CIRCUMSTANCES?

A: We may, without the consent of Arguss, but subject to the terms of the merger agreement and applicable law, extend the period of time during which the offer remains open. We have agreed in the merger agreement that we will extend the offer for a period of not more than 15 business days if the minimum tender condition has not been satisfied at the initial scheduled expiration date. In addition, we may, although we do not currently intend to, extend the offer for a subsequent offering period of not less than three business days nor more than 20 business days. You will have withdrawal rights during any extension period but not during any subsequent offering period. See "The Offer -- Extension, Termination and Amendment" beginning on page 30.

Q: HOW WILL I BE NOTIFIED IF THE OFFER IS EXTENDED?

A: If we decide or are required to extend the offer, or if we decide to provide for a subsequent offering period, we will inform the exchange agent of that fact and we will make a public announcement of the results of the exchange offer, and give the new expiration date no later than 9:00 a.m., New York City time, on the day after the day on which the offer was previously scheduled to expire. See "The Offer -- Extension, Termination and Amendment" beginning on page 30.

Q: HOW DO I ACCEPT THE OFFER?

A: To tender your shares, you should do the following:

   - if you hold Arguss shares in your own name, complete and sign the enclosed letter of transmittal and return it with your share certificates to First Union National Bank, the exchange agent for the offer, at the appropriate address specified on the back cover page of this prospectus before the expiration date of the offer,

   - if you hold your Arguss shares in "street name" through a broker, instruct your broker to tender your shares before the expiration date, or

   - if your Arguss share certificates are not immediately available or if you cannot deliver your Arguss share certificates and other documents to the exchange agent prior to the expiration of the offer, or you cannot complete the procedure for delivery by book-entry transfer on a timely basis, you may still tender your Arguss shares if you comply with the guaranteed delivery procedures described under "The Offer -- Procedure for Tendering" beginning on page 33.

Q: UNTIL WHAT TIME CAN I WITHDRAW PREVIOUSLY TENDERED SHARES?

A: You may withdraw previously tendered Arguss shares any time prior to the expiration of the offer, and, unless we have accepted the shares pursuant to the offer, you may also withdraw any tendered shares at any time after March 23, 2002. Any Arguss shares tendered during the subsequent offering period may not be withdrawn. Also, once we have accepted shares for exchange pursuant to the offer, all tenders become irrevocable. See "The Offer -- Withdrawal Rights" on page 33.

Q: HOW DO I WITHDRAW PREVIOUSLY TENDERED SHARES?

A: To withdraw previously tendered Arguss shares, you must deliver a written or facsimile notice of withdrawal with the required information to the exchange agent while you still have the right to withdraw. If you tendered shares by giving instructions to a broker or bank, you must instruct the broker or bank to arrange for the withdrawal of your shares. See "The Offer -- Withdrawal Rights" on page 33.

Q: WILL I BE TAXED ON THE DYCOM SHARES THAT I RECEIVE?

A: Assuming that the merger is completed, an Arguss stockholder's receipt of Dycom shares in the offer or the merger will be tax free for United States federal income tax purposes (except for taxes resulting from the receipt of cash instead of any fraction of a Dycom share).

   You are urged to carefully read the discussion under "The Offer -- Material United States Federal Income Tax Consequences" beginning on page 36, and to consult your tax advisor on the consequences of participation in the offer or the merger.

Q: IS DYCOM'S FINANCIAL CONDITION RELEVANT TO MY DECISION TO TENDER MY SHARES IN
   THE OFFER?

A: Yes. Arguss shares accepted in the offer will be exchanged for Dycom shares and you should therefore consider our financial condition before you decide to become one of our shareholders through the offer. In considering Dycom's financial condition, you should review the documents incorporated by reference in this prospectus because they contain detailed business, financial and other information about us. See "Where You Can Find More Information About Dycom and Arguss" beginning on page 5.

Q: IF I DECIDE NOT TO TENDER, HOW WILL THE OFFER AFFECT MY SHARES?

A: If you decide not to tender your Arguss shares in the offer and the merger occurs, you will receive in the merger the same number of Dycom shares for each Arguss share you own that you would have received had you tendered your Arguss shares in the offer. In connection with the merger, Arguss stockholders may have a right to dissent and demand appraisal of their Arguss shares.

Q: WILL ARGUSS CONTINUE AS A PUBLIC COMPANY?

A: If the merger occurs, Arguss will no longer be publicly owned. Even if the merger does not occur, if we purchase all the Arguss shares tendered there may be so few remaining Arguss stockholders and publicly held Arguss shares that Arguss shares may no longer be eligible to be traded on the New York Stock Exchange or other securities markets, there may not be a public trading market for the Arguss shares or Arguss may cease making filings with the SEC or otherwise cease to be required to comply with SEC rules relating to publicly held companies.

Q: DO THE STATEMENTS ON THE COVER PAGE REGARDING THIS PROSPECTUS BEING SUBJECT
   TO CHANGE AND THE REGISTRATION STATEMENT FILED WITH THE SEC NOT YET BEING EFFECTIVE MEAN THAT THE OFFER HAS NOT COMMENCED?

A: No. The offer has commenced and change of this prospectus and effectiveness of the registration statement are not necessary for you to tender your Arguss shares. The SEC rules permit exchange offers to begin before the related registration statement has become effective, and we are relying on these rules, with the goal of quickly combining Dycom and Arguss, subject to the SEC declaring the registration statement effective.

Q: WHERE CAN I FIND OUT MORE INFORMATION ABOUT DYCOM AND ARGUSS?

A: You can find out more information about Dycom and Arguss from various sources described under "Where You Can Find More Information About Dycom and Arguss" beginning on page 5.

Q: WHO CAN I CALL WITH QUESTIONS ABOUT THE OFFER?

A: You can contact our information agent, Georgeson Shareholder Communications
   Inc., collect at 201-896-1900 or toll-free at 1-877-748-9122, or the dealer manager, Merrill Lynch & Co., toll-free at 1-866-276-1462.

                      WHERE YOU CAN FIND MORE INFORMATION
                             ABOUT DYCOM AND ARGUSS

     Dycom and Arguss file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934. You may read and copy this information at the following SEC locations:

  Public Reference Room     Midwest Regional Office   Northeast Regional Office
  450 Fifth Street, N.W.    500 West Madison Street   233 Broadway
  Room 1024                 Suite 1400                Woolworth Building
  Washington, D.C. 20549    Chicago, Illinois 60661   New York, New York 10279


     You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

     The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like Dycom and Arguss, who file electronically with the SEC. The address of that site is http://www.sec.gov.

     You can also inspect reports, proxy statements and other information about Dycom and Arguss at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     We filed a registration statement on Form S-4 to register with the SEC the Dycom shares to be issued pursuant to the offer and the merger. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. In addition, we also filed with the SEC a statement on Schedule TO pursuant to Rule 14d-3 under the Securities Exchange Act of 1934 to furnish certain information about the offer. You may obtain copies of the Form S-4 and the Schedule TO (and any amendments to those documents) in the manner described above.

     The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that Dycom and Arguss have previously filed with the SEC. These documents contain important information about Dycom and Arguss and their financial condition.

     The following documents listed below that Dycom and Arguss have previously filed with the SEC are incorporated by reference:

             DYCOM SEC FILINGS                                     PERIOD
             -----------------                                     ------
Annual Report on Form 10-K..................    Year ended July 28, 2001, as filed on
                                                October 10, 2001
Quarterly Report on Form 10-Q...............    Quarter ended October 27, 2001, as filed on
                                                December 11, 2001

             DYCOM SEC FILINGS                                     PERIOD
             -----------------                                     ------
Current Report on Form 8-K..................    Filed on January 7, 2002
Proxy Statement for Dycom Annual Meeting of
  Shareholders..............................    Filed on October 9, 2001
             ARGUSS SEC FILINGS                                    PERIOD
             ------------------                                    ------
Annual Report on Form 10-K..................    Year ended December 31, 2000, as filed on
                                                March 7, 2001
Quarterly Reports on Form 10-Q..............    Quarters ended March 31, 2001, as filed on
                                                May 11, 2001, June 30, 2001, as filed on
                                                August 3, 2001, and September 30, 2001, as
                                                filed on November 14, 2001
The description of Arguss common stock set
  forth in Arguss' registration statement on
  Form 8-A filed by Arguss pursuant to
  Section 12 of the Securities Exchange Act
  of 1934, including any amendment or report
  filed with the SEC for the purpose of
  updating any such description.............    Filed on December 6, 2000

Current Reports on Form 8-K.................    Filed on December 3, 2001, December 31,
                                                2001, January 8, 2002, January 16, 2002 and
                                                January 22, 2002
Proxy Statement for Annual Meeting of
  Stockholders..............................    Filed on March 28, 2001
Definitive Proxy Statement..................    Filed on December 21, 2001

     All documents filed by Dycom and Arguss pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date of this prospectus to the date that shares are accepted for exchange pursuant to our offer (or the date that our offer is terminated) will also be deemed to be incorporated herein by reference.

     Information that we file later with the SEC and that is incorporated by reference into this prospectus will automatically update and supersede information provided in this prospectus including information on previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent that the new information differs from or is inconsistent with the old information.

     DOCUMENTS INCORPORATED BY REFERENCE ARE AVAILABLE FROM US WITHOUT CHARGE UPON REQUEST TO OUR INFORMATION AGENT, GEORGESON SHAREHOLDER COMMUNICATIONS INC., 111 COMMERCE ROAD, CARLSTADT, NEW JERSEY 07072, CALL COLLECT AT 201-896-1900 OR TOLL-FREE AT 1-877-748-9122. IN ORDER TO ENSURE TIMELY DELIVERY, ANY REQUEST SHOULD BE SUBMITTED NO LATER THAN FEBRUARY 13, 2002. IF YOU REQUEST ANY INCORPORATED DOCUMENTS FROM US, WE WILL MAIL THEM TO YOU BY FIRST CLASS MAIL, OR ANOTHER EQUALLY PROMPT MEANS, WITHIN ONE BUSINESS DAY AFTER WE RECEIVE YOUR REQUEST.

     We have not authorized anyone to give any information or make any representation about our offer that is different from, or in addition to, what is contained in this prospectus or in any of the materials that we have incorporated by reference into this prospectus. Therefore, if anyone does give you information, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                                    SUMMARY

     The following is a brief summary of information contained in the prospectus. You should carefully read this entire document and the other documents to which this document refers you to fully understand the offer. See "Where You Can Find More Information About Dycom and Arguss" beginning on page 5.

THE OFFER AND THE MERGER AGREEMENT (PAGES 30 AND 52)

     We are proposing to acquire Arguss. We are offering to exchange 0.3333 Dycom shares for each outstanding Arguss share that is validly tendered and not properly withdrawn.

     We intend, promptly after completion of the offer, to seek to merge Purchaser, our wholly owned subsidiary and the purchaser in the offer, with and into Arguss. As a result, Arguss will become our wholly owned subsidiary. Each Arguss share that has not been exchanged or accepted for exchange in the offer would be converted in the merger into the same number of Dycom shares as is paid per Arguss share in the offer. Dycom seeks to acquire ownership of 100% of Arguss' shares through the offer and the merger.

     The board of directors of Arguss has determined that the merger agreement and the transactions contemplated thereby, including the offer and the merger, are fair to and in the best interests of, Arguss and Arguss stockholders, has approved, adopted and declared the advisability of the merger agreement and the transactions contemplated thereby, including the offer and the merger, and recommends that Arguss stockholders accept the offer and tender their shares pursuant to the offer.

INFORMATION ABOUT DYCOM AND ARGUSS (PAGE 5)

DYCOM INDUSTRIES, INC.
4440 PGA BOULEVARD, SUITE 500
PALM BEACH GARDENS, FLORIDA 33410
(561) 627-7171
WWW.DYCOMIND.COM

     Dycom is a leading provider of engineering, construction and maintenance services to telecommunications providers throughout the United States. Dycom's comprehensive range of telecommunications infrastructure services includes the engineering, placement and maintenance of aerial, underground, fiber-optic, coaxial and copper cable systems owned by local and long distance communications-carriers, competitive local exchange carriers, and cable television multiple system operators.

ARGUSS COMMUNICATIONS, INC.
ONE CHURCH STREET, SUITE 302
ROCKVILLE, MARYLAND 20850
(301) 315-0027
WWW.ARGX.COM

     Arguss, through its subsidiaries, is engaged in the construction, reconstruction, maintenance, engineering, design, repair and expansion of communications systems, cable television systems and data systems, including providing aerial, underground, wireless and long-haul construction and splicing of both fiber-optic and coaxial cable to major telecommunications customers. Arguss also manufactures and sells highly advanced, computer-controlled equipment used in the surface mount, electronics circuit assembly industry.

DYCOM DIVIDEND POLICY (PAGE 67)

     The holders of Dycom shares have not received cash dividends since 1982. Our dividend policy after completion of the merger will depend upon our board's consideration of business conditions, operating results, capital and reserve requirements and other relevant factors; however, we expect to continue not to pay any cash dividends for the foreseeable future.

THE OFFER (PAGE 30)

  Summary of the Offer

     We are offering, upon the terms and subject to the conditions set forth in this prospectus and in the related letter of transmittal, to exchange Dycom shares for Arguss shares at an exchange ratio of 0.3333 Dycom shares for each outstanding Arguss share that is validly tendered and not properly withdrawn on or prior to the expiration date of the offer or during any subsequent offering period.

     The term "expiration date" means 12:00 midnight, New York City time, on Wednesday, February 20, 2002 unless we extend the period of time during which this offer is open, in which case the term "expiration date" means the latest time and date on which the offer, as so extended, expires.

     We are making this offer in order to acquire control of, and ultimately all outstanding equity securities of, Arguss. We intend, as soon as possible after consummation of the offer, to seek to have Arguss and Purchaser consummate the merger. At the effective time of the merger, each Arguss share, except for treasury shares and shares held by Dycom, Purchaser or any of Dycom's or Purchaser's subsidiaries and shares in respect of which appraisal rights, if available, have been properly perfected, will be converted into the right to receive the same number of Dycom shares as is paid per Arguss share in the offer.

  Conditions to the Offer

     Our obligation to exchange Dycom shares for Arguss shares is subject to several conditions referred to under "The Offer -- Conditions to the Offer" beginning on page 39, including conditions that require the tender of at least a majority of the total number of outstanding Arguss shares on a fully diluted basis, which we refer to as the minimum tender condition, and receipt of all required regulatory approvals.

  Timing of the Offer

     Our offer is currently scheduled to expire at 12:00 midnight, New York City time, on Wednesday, February 20, 2002. However, we may extend our offer from time to time as necessary until all the conditions to the offer have been satisfied. See "The Offer -- Extension, Termination and Amendment" beginning on page 30.

  Extension, Termination and Amendment

     We expressly reserve the right, in our sole discretion (subject to the provisions of the merger agreement), at any time or from time to time, to extend the period of time during which our offer remains open (a) beyond the initial scheduled expiration date or extension of the offer if, at the scheduled or extended expiration date of the offer, any of the conditions to the offer have not been satisfied or waived, until the conditions to the offer are satisfied or waived, (b) for any period required by any rule, regulation, interpretation or position of the SEC applicable to the offer or (c) for an aggregate period of not more than ten business days beyond the latest applicable date that would otherwise be permitted under clause (a) or (b) above, if, as of the expiration date, all of the conditions to the offer have been satisfied or waived but the number of Arguss shares validly tendered and not withdrawn equals more than 50%, but less than 90%, of the outstanding Arguss shares on a fully diluted basis. We have agreed, pursuant to the merger agreement, to extend the offer if the minimum tender condition is not met for up to 15 business days after the initial scheduled expiration date.

     We can extend our offer by giving oral or written notice of extension to the exchange agent. If we decide to extend our offer, we will make an announcement to that effect no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During any such extension, all Arguss shares previously tendered and not properly withdrawn will remain tendered, subject to your right to withdraw your Arguss shares. An extension of the offer is different than a subsequent offering period. The consequences of a subsequent offering period are described below.

     Subject to the SEC's applicable rules and regulations and the terms of the merger agreement, we also reserve the right, in our sole discretion, at any time or from time to time, to (1) delay our acceptance for exchange or the exchange of any Arguss shares pursuant to our offer, regardless of whether we previously accepted Arguss shares for exchange, or to terminate our offer and not accept for exchange or exchange any Arguss shares not previously accepted for exchange or exchanged, upon the failure of any of the conditions of the offer to be satisfied and (2) waive any of the conditions to the offer and to make any change in the terms of or conditions to the offer provided that we will not (a) make any change in the form of consideration to be paid in the offer, (b) decrease the consideration payable in the offer, (c) reduce the maximum number of Arguss shares to be purchased in the offer, (d) impose conditions to the offer in addition to those set forth in the merger agreement, or (e) make any other change that is adverse to the stockholders of Arguss. We will give oral or written notice of any such delay, termination or amendment to the exchange agent and by making a public announcement.

     We will follow any extension, termination, amendment or delay, as promptly as practicable, with a public announcement. In the case of an extension, any such announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Subject to applicable law (including Rules 14d-4(d), 14d-6(c) and 14e-1 under the Securities Exchange Act of 1934, which require that any material change in the information published, sent or given to Arguss stockholders in connection with the offer be promptly sent to stockholders in a manner reasonably designed to inform stockholders of such change) and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Dow Jones News Service or the PR Newswire Association, Inc.

  Exchange of Shares

     Upon the terms and subject to the conditions of the offer (including, if the offer is extended or amended, the terms and conditions of any extension or amendment), we will accept for exchange, and will exchange, Arguss shares validly tendered and not properly withdrawn as promptly as practicable after the expiration date and promptly after they are tendered during any subsequent offering period.

  Withdrawal Rights

     Arguss shares tendered pursuant to the offer may be withdrawn at any time prior to the expiration date, and, unless we previously accepted them pursuant to the offer, may also be withdrawn at any time after Saturday, March 23, 2002. Once we have accepted shares for exchange pursuant to the offer, all tenders not previously withdrawn become irrevocable.

     You will not have the right to withdraw Arguss shares tendered in any subsequent offering period.

  Subsequent Offering Period

     We may, although we do not currently intend to, elect to provide a subsequent offering period of three to 20 business days after the acceptance of Arguss shares pursuant to the offer if the requirements under Rule 14d-11 of the Securities Exchange Act of 1934 have been met. You will not have the right to withdraw Arguss shares that you tender during a subsequent offering period. If we elect to provide a subsequent offering period, we will make a public announcement of the results of the exchange offer, including the approximate number and percentage of Arguss shares deposited, no later than 9:00 a.m., New York City time, on the next business day after the expiration date of the initial offering period and immediately begin the subsequent offering period.

  Procedure for Tendering Arguss Shares

     For you to validly tender Arguss shares pursuant to our offer, you must either:

     - properly complete a duly executed letter of transmittal (or manually executed facsimile of that document), along with any required signature guarantees, or an agent's message, which is explained below, in connection with a book-entry transfer, and any other required documents, and the transmittal letter must be transmitted to and received by First Union National Bank, the exchange agent for the offer, at one of its addresses set forth on the back cover of this prospectus, and certificates for tendered Arguss shares must be received by the exchange agent at such address, or those Arguss shares must be tendered pursuant to the procedures for book-entry tender set forth in "The
       Offer -- Procedure for Tendering" beginning on page 33 (and a confirmation of receipt of such tender received), in each case before the expiration date, or

     - comply with the guaranteed delivery procedures set forth in "The Offer -- Procedure for Tendering" beginning on page 33.

APPROVAL OF THE MERGER (PAGE 38)

     If at the end of the offer we have received 90% or more of the outstanding Arguss shares, we will effect a short-form merger as permitted under Delaware law, which does not require notice to or approval by Arguss stockholders. If, however, at the end of the offer we have received more than the majority, but less than 90%, of the outstanding Arguss shares, we will effect a long-form merger as permitted under Delaware law. A long-form merger would require notice to and approval by Arguss stockholders and would take considerably longer to complete.

     Dycom's shareholders do not have to, and will not, vote on the approval of the merger.

THE STOCKHOLDERS' AGREEMENT (PAGE 61)

     Concurrently with entering into the merger agreement, the current directors and certain executive officers of Arguss entered into a stockholders' agreement pursuant to which such persons have agreed, among other things, to validly tender (and not withdraw) their Arguss shares into the offer, and to vote their Arguss shares in favor of the merger, if applicable. On January 22, 2002, these persons owned (either beneficially or of record) 972,839 Arguss shares, constituting approximately 6.7% of the outstanding Arguss shares (or approximately 5.4% on a fully diluted basis). For a more detailed description of the terms and conditions of the stockholders' agreement, see "The Stockholders' Agreement" beginning on page 61.

APPRAISAL RIGHTS (PAGE 38)

     The offer does not entitle you to appraisal rights. However, the merger may entitle you to appraisal rights with respect to your Arguss shares. See "The Offer -- Appraisal Rights" beginning on page 38.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES (PAGE 36)

     The offer and merger have been structured so as to qualify as a "tax-free reorganization" for United States federal income tax purposes. Accordingly, assuming that the merger is completed, holders of Arguss shares generally will not recognize any gain or loss for United States federal income tax purposes on the exchange of their Arguss shares for Dycom shares in the offer and merger, except for any gain or loss recognized in connection with any cash received instead of a fractional Dycom share. The companies themselves, as well as current holders of Dycom shares, will not recognize gain or loss as a result of the offer and the merger.

     THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES DESCRIBED ABOVE MAY NOT APPLY TO ALL HOLDERS OF ARGUSS SHARES, INCLUDING CERTAIN HOLDERS SPECIFICALLY REFERRED TO ON PAGE 36. YOUR UNITED STATES FEDERAL

INCOME AND OTHER TAX CONSEQUENCES WILL DEPEND ON YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES OF THE OFFER AND THE MERGER TO YOU.

OPINION OF FINANCIAL ADVISOR TO ARGUSS (PAGE 44)

     Allen & Company has delivered to the Arguss board its written opinion, dated January 7, 2002, to the effect that, as of that date, based upon and subject to various considerations and assumptions set forth in the opinion, the consideration to be received by the Arguss stockholders pursuant to each of the offer and the merger is fair to the stockholders from a financial point of view. The full text of the opinion of Allen & Company, which outlines the assumptions made, matters considered and limitations on the review undertaken with respect to its opinion, is attached as Annex C to this prospectus and is incorporated by reference herein. ARGUSS STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THE OPINION IN ITS ENTIRETY. See "The Offer -- Opinion of Financial Advisor to Arguss" beginning on page 44.

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS IN THE TRANSACTIONS (PAGE 63)

     Some directors and executive officers of Arguss may have interests in the offer and the merger that are different from or in addition to your interests. As a result of the offer, options that certain of these directors and executive officers hold will accelerate and become exercisable on the acceptance date of the offer. Also, the Arguss executive officers have employment agreements which may entitle them to various payments upon a change of control of Arguss. The consummation of the offer would constitute such a change of control under these agreements. As a result, certain Arguss directors and executive officers may have interests in the transaction that are different from, or in addition to, your interests. See "Interests of Certain Persons" beginning on page 63.

COMPARISON OF STOCKHOLDER RIGHTS (PAGE 76)

     Your right to receive Dycom shares in exchange for your Arguss shares may result in differences between your rights as an Arguss stockholder, governed by Delaware law and Arguss' organizational documents, and your rights as a Dycom shareholder, governed by Florida law and Dycom's organizational documents.

ACCOUNTING TREATMENT OF THE MERGER (PAGE 50)

     Dycom will account for the merger as a purchase for financial reporting purposes.

                                  RISK FACTORS

     In deciding whether to tender your Arguss shares pursuant to the offer, you should carefully read this prospectus, the accompanying Schedule 14D-9 of Arguss and the other documents to which we refer you. You should also carefully consider the following risk factors relating to the offer and the merger and with respect to ownership of Dycom shares.

RISKS RELATING TO THE OFFER AND THE MERGER

     DYCOM SHARES TO BE RECEIVED BY ARGUSS STOCKHOLDERS IN THE OFFER AND THE MERGER WILL FLUCTUATE IN VALUE

     The market price of the shares of our common stock to be issued in the offer and the merger may change as a result of changes in our or Arguss' business, operations or prospects, market assessments of the impact of the offer and the merger or general market conditions. Although our business is similar to that of Arguss, our results of operations, as well as the market price of our common stock, may be affected by factors different from those affecting Arguss' results of operations and the market price of Arguss shares. As the market price of our common stock fluctuates, the value of the Dycom shares to be received by Arguss stockholders in the offer or the merger will depend upon the market price of Dycom shares at the time they are received pursuant to the offer or the merger. There can be no assurance as to this value. In addition, because the fraction of a Dycom share being offered for each Arguss share is fixed, the amount by which the value of the consideration that you actually receive in the offer or the merger could decline is not limited.

     BENEFITS OF THE COMBINATION MAY NOT BE REALIZED

     If we complete the merger, we will integrate two companies that have previously operated independently. Integrating our operations and personnel with those of Arguss will be a complex process. We may not be able to integrate the operations of Arguss with our operations rapidly or without encountering difficulties. The successful integration of Dycom with Arguss will require, among other things, integration of Arguss' and Dycom's network service offerings, sales and marketing operations, information and software systems, coordination of employee retention, hiring and training operations, and coordination of future research and development efforts. The diversion of management's attention to the integration effort and any difficulties encountered in combining operations could adversely affect the combined company's businesses. Further, the process of combining Dycom and Arguss could negatively affect employee morale and the ability of Dycom to retain some of Arguss' key personnel after the merger. Also, we could face additional risks inherent in Arguss' business that we were not previously subject to. For example, the additional requirements that we may have in the future to fund our operations could be significantly increased due to the capital requirements of Arguss' business.

     OFFICERS AND DIRECTORS OF ARGUSS HAVE POTENTIAL CONFLICTS OF INTEREST IN THE OFFER AND THE MERGER

     Arguss stockholders should be aware of potential conflicts of interest and the benefits available to Arguss officers and directors when considering Arguss' board of directors' adoption and approval of the merger agreement and its recommendation to Arguss stockholders to tender their Arguss shares in the offer. For example, Arguss' Chief Executive Officer and Chairman of the Board and its two other executive officers have unvested and otherwise unexercisable stock options that will vest upon the completion of the offer and become options to acquire Dycom shares. The executive officers of Arguss have employment agreements that provide for significant cash payments and a continuation of health and related benefits upon a change of control of Arguss, which will occur as a result of the offer. The merger agreement also provides for continuing indemnification of officers and directors of Arguss after the effective date of the merger. In addition, the current directors and certain executive officers of Arguss have entered into a stockholders' agreement with Dycom that, among other things, requires these directors and executive officers to tender their Arguss shares in the offer and support the offer and the merger. Arguss' officers and directors are also indemnified by Arguss with respect to some of their actions. As a result, Arguss officers and directors may have interests in the transaction that are different from, or in addition to, the interests of other Arguss stockholders. See "Interests of Certain Persons" beginning on page 63.

     THE RECEIPT OF DYCOM SHARES COULD BE TAXABLE TO YOU, DEPENDING ON FACTS SURROUNDING THE OFFER AND THE MERGER

     We and Arguss have structured the offer and the merger so as to qualify as a tax-free reorganization for United States federal income tax purposes. We believe that the offer and the merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, or the Code, if the minimum tender condition for the offer is satisfied, and the merger is completed promptly after the offer, in accordance with the current terms of the merger agreement and applicable state law. However, the ability to satisfy these factual conditions, and therefore the United States federal income tax consequences of the offer and the merger, depends in part on facts that will not be known before the completion of the merger. There can be no assurance that the merger will be completed, or that these factual conditions will be satisfied.

     If these factual conditions are not satisfied, your exchange of Arguss shares for Dycom shares in the offer or the merger could be a taxable transaction, depending on surrounding facts. You are urged to carefully read the discussion under "The Offer -- Material United States Federal Income Tax Consequences" beginning on page 36, and to consult your tax advisor on the consequences of participation in the offer and/or the merger.

     THE ACCEPTANCE OF ARGUSS SHARES IN THE OFFER MAY REDUCE THEIR LIQUIDITY AND MARKET VALUE, MAY RESULT IN THEIR DELISTING FROM THE NEW YORK STOCK EXCHANGE AND MAY CAUSE THE SHARES TO LOSE THEIR STATUS AS "MARGIN SECURITIES"

     The acceptance of Arguss shares pursuant to the offer will reduce the number of holders of Arguss shares that might otherwise trade publicly, and may therefore reduce the liquidity and market value of the remaining Arguss shares held by the public. Depending on the number of Arguss shares acquired pursuant to the offer, Arguss shares may no longer meet the requirements of the New York Stock Exchange for continued listing. Should that occur, it is possible that Arguss shares would be traded on other securities exchanges or in the over-the-counter market, and that price quotations would be reported by those other exchanges, or through the NASDAQ National Market or by other sources. The Arguss shares may also no longer constitute "margin securities" for the purposes of the Federal Reserve Board's margin regulations, in which event the Arguss shares would be ineligible as collateral for margin loans made by brokers.

RISKS RELATING TO OWNERSHIP OF DYCOM SHARES

     The following risks are risks that you may be exposed to as a Dycom shareholder.

     OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY

     We have experienced, and expect to continue to experience, quarterly variations in revenues and net income as a result of many factors, including:

     - the timing and volume of customers' construction and maintenance projects,

     - budgetary spending patterns of customers,

     - the commencement or termination of master service agreements and long-term agreements,

     - costs incurred to support growth internally or through acquisitions,

     - fluctuations in operating results caused by acquisitions,

     - changes in our mix of customers, contracts and business activities, and

     - fluctuations in insurance expense accruals due to changes in claims experience and actuarial assumptions.

     In addition, revenues and net income in our second quarter and, occasionally, in our third quarter have in the past been, and may in the future be, adversely affected by weather conditions and year-end budgetary spending patterns of our customers.

     WE DEPEND ON A SMALL GROUP OF KEY CUSTOMERS

     Our customer base is highly concentrated. Our top five customers in fiscal 1999, 2000 and 2001 and for the quarter ended October 27, 2001 accounted in the aggregate for approximately 60%, 53%, 52% and 50%, respectively, of our total contract revenues. During fiscal 1999, 2000 and 2001 and for the quarter ended October 27, 2001 approximately 23%, 17%, 18% and 12%, respectively, of our total contract revenues were derived from BellSouth Telecommunications, Inc.; 15%, 9%, 16% and 18%, respectively, from Comcast Cable Communications, Inc.; and 10%, 13%, 4% and 4%, respectively, from AT&T Broadband, Inc. Qwest Communications International, Inc., also a top customer in fiscal 2001 and for the quarter ended October 27, 2001, accounted for approximately 7% of our total contract revenues for each of those time periods. We believe that a substantial portion of our contract revenues and operating income will continue to be derived from a concentrated group of key customers. The loss of any one key customer, if not replaced, could have a material adverse effect on our business, financial condition and results of operations.

     OUR MASTER SERVICE AGREEMENTS MAY BE TERMINATED OR MAY NOT BE RENEWED

     We derive a substantial portion of our revenues pursuant to multi-year master service agreements. We are currently a party to 75 master service agreements, which include agreements with BellSouth Telecommunications, Inc., Verizon, Sprint Corporation and Qwest. Under the terms of these agreements, our customers can typically terminate the agreement on 90 days' prior written notice. The termination of any such agreements or our failure to renew master service agreements with our customers could have a material adverse effect on our business, financial condition and results of operations.

     OUR CUSTOMERS' FUTURE REQUIREMENTS MAY BE LESS THAN OUR BACKLOG ESTIMATE

     Our backlog is comprised of the uncompleted portion of services to be performed under job-specific agreements and the estimated value of future services that we expect to provide our customers under master service agreements. Our master service agreements are generally exclusive requirements contracts with certain exceptions, including the customer's option to perform the services with its own regularly employed personnel. Accordingly, there can be no assurance as to our customers' requirements during a particular period or that our estimates of such requirements, including those used to formulate backlog, are accurate at any point in time.

     WE MAY NOT BE ABLE TO IMPLEMENT SUCCESSFULLY OUR ACQUISITION STRATEGY

     As part of our growth strategy, we may acquire companies that expand, complement or diversify our business. We regularly review various strategic acquisition opportunities and periodically engage in discussions regarding such possible acquisitions. We cannot assure you that we will be able to identify attractive acquisition candidates, enter into acceptable acquisition agreements or close any such transactions. Other than with respect to the acquisition of Arguss, we are not party to any agreements, understandings or arrangements regarding any material acquisitions. Failure to achieve our acquisition strategy could materially and adversely affect our ability to sustain growth and maintain our competitive position. In addition, increased competition for acquisition candidates could increase the cost of making acquisitions and reduce the number of attractive companies to be acquired. Although we maintain a decentralized operations structure, we may encounter difficulties in integrating acquired companies or their management teams. We may also encounter difficulties in retaining key personnel or customers. These difficulties could increase the cost of any acquisition or reduce or eliminate any expected benefit. In addition, acquisitions may have adverse effects on our results of operations caused by the amortization of acquired intangible assets or unanticipated liabilities or contingencies.

     We may be required to incur debt or issue equity to pay for any future acquisitions, and these sources of financing may not be available to us on favorable terms or at all. In addition, if we use common stock to pay for future acquisitions, the value of any Dycom shares you own may become diluted. If we cannot use common stock or borrow sufficient funds to pay for future acquisitions, our growth strategy could be limited.

     WE ARE SELF-INSURED AGAINST POTENTIAL LIABILITIES

     We are primarily self-insured, up to a limited amount, for automobile, general liability, workers' compensation and employee group health claims. A liability for unpaid claims and associated expenses, including incurred but not reported losses, is actuarially determined and reflected in our consolidated balance sheet as an accrued liability. The determination of such claims and expenses and the extent of the accrued liability are continually reviewed and updated. If we were to experience insurance claims or costs above our estimates and were unable to offset such increases with earnings, our business could be materially and adversely affected.

     WE ARE DEPENDENT ON KEY PERSONNEL

     We are highly dependent upon the continued services and experience of our senior management team, including Steven E. Nielsen, our President and Chief Executive Officer, and one or more managers of key operating subsidiaries. Any loss of the services of these individuals or other members of our senior management could have a material adverse effect on our business.

     FUTURE SALES OF OUR COMMON STOCK COULD ADVERSELY AFFECT OUR STOCK PRICE

     Future sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect the market price of our common stock. As of January 22, 2002, we had outstanding 42,926,666 shares of common stock, plus 2,293,088 shares of common stock reserved for issuance upon exercise of outstanding options, including 694,167 options that are currently exercisable. Of the outstanding shares, approximately 41,618,442 are freely tradable in the public market. The remaining 1,308,224 shares are "restricted securities" as that term is defined in Rule 144 under the Securities Act of 1933. These shares were issued in connection with various acquisitions in fiscal 2000 and 2001. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rules 144, 144(k) or 701 promulgated under the Securities Act of 1933. Of the 1,308,224 restricted shares, 871,208 shares are currently eligible for resale pursuant to a transaction complying with Rule 144 and the remaining shares will become eligible for resale during April 2002 pursuant to a transaction complying with Rule 144.

     OUR COMMON STOCK PRICE MAY BE VOLATILE

     The market price for our common stock has been, and may continue to be, highly volatile. Numerous factors could have a significant effect on the price of our common stock. Such factors include:

     - announcements of fluctuations in our operating results or the operating results of one of our competitors,

     - announcements of new contracts or customers by us or one of our competitors,

     - market conditions for telecommunications or telecommunications services company stocks in general,

     - changes in recommendations or earnings estimates by securities analysts, and

     - announcements of acquisitions by us or one of our competitors.

     In addition, the stock market has experienced significant price and volume fluctuations in recent years that have been unrelated or disproportionate to the operating performance of companies. These broad fluctuations may adversely affect the market price of our common stock.

     ANTI-TAKEOVER PROVISIONS MAY INHIBIT CHANGES OF CONTROL

     Our articles of incorporation and by-laws contain provisions which may deter, discourage or make more difficult a takeover or change of control of Dycom by another corporation. These anti-takeover provisions include:

     - the authority of our board of directors to issue up to 1,000,000 shares of preferred stock without stockholder approval on such terms and with such rights as our board of directors may determine, and

     - the requirement of a classified board of directors serving staggered three-year terms.

     We have also adopted a shareholder rights plan and have executed change of control agreements with key officers, which may make it more difficult to effect a change in control of Dycom and replace incumbent management. Lastly, we are subject to certain anti-takeover provisions of the Florida Business Corporation Act. These anti-takeover provisions could discourage or prevent a change of control even if such change of control would be beneficial to shareholders and could adversely affect the market price of our common stock.

                             DYCOM INDUSTRIES, INC.

                SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

     The following table sets forth certain selected financial data of Dycom as of and for the years ended July 28, 2001, July 29, 2000, and July 31, 1999, 1998 and 1997, which have been derived from Dycom's audited consolidated financial statements which have been audited by Deloitte & Touche LLP. The financial data as of and for the three-month periods ended October 27, 2001 and October 28, 2000 have been derived from Dycom's unaudited condensed consolidated financial statements, which include all adjustments, consisting of normal recurring accruals, that Dycom considers necessary to present fairly the results of operations and financial position of Dycom for the periods and dates presented. Results for the interim periods are not necessarily indicative of results for the entire year. This data should be read in conjunction with the respective audited and unaudited consolidated financial statements of Dycom, including notes to the financial statements, incorporated in this prospectus by reference and the "Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page 68.

     Dycom acquired Communications Construction Group, Inc. in July 1997, Cable Com Inc. and Installation Technicians, Inc. in April 1998, and Niels Fugal Sons Company in March 2000. These acquisitions were accounted for as poolings of interests and, accordingly, the consolidated financial statements for the periods presented include the accounts of Communications Construction, Cable Com, Installation Technicians and Niels Fugal. The table has been adjusted to reflect the 3-for-2 stock split effected in the form of a stock dividend and paid on January 4, 1999 and the 3-for-2 stock split effected in the form of a stock dividend and paid on February 16, 2000.

                                      THREE MONTHS ENDED                            YEAR ENDED
                                   -------------------------   ----------------------------------------------------
                                   OCTOBER 27,   OCTOBER 28,   JULY 28,   JULY 29,   JULY 31,   JULY 31,   JULY 31,
                                      2001          2000       2001(1)    2000(2)    1999(3)    1998(4)    1997(4)
                                   -----------   -----------   --------   --------   --------   --------   --------
                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATING DATA:
Total revenues...................   $167,815      $234,690     $826,746   $806,270   $501,155   $389,475   $332,882
Income before income taxes.......     13,742        36,015      104,983    109,233     66,590     37,525     26,655
Net income.......................      8,026        21,618       61,410     65,032     40,103     23,930     17,613

PER COMMON SHARE:
Basic net income.................   $   0.19      $   0.51     $   1.45   $   1.56   $   1.08   $   0.69   $   0.57
Diluted net income...............       0.19          0.51         1.44       1.54       1.06       0.68       0.56

PRO FORMA EARNINGS(5):
Income before income taxes.......                                                               $ 37,525   $ 26,655
Pro forma provision for income
  taxes..........................                                                                 14,970     10,927
Pro forma net income.............                                                                 22,555     15,728

PRO FORMA PER COMMON SHARE:
Basic pro forma net income.......                                                               $   0.65   $   0.51
Diluted pro forma net income.....                                                                   0.65       0.50

BALANCE SHEET DATA (END OF
  PERIOD):
Total assets.....................   $573,883      $528,031     $575,696   $514,000   $399,672   $178,580   $124,513
Long-term obligations(6).........     22,076        21,045       21,867     21,263     19,291     25,037     24,487
Shareholders' equity.............    476,091       402,218      468,881    377,978    297,442    104,764     48,034
Cash dividends per share.........         --            --           --         --         --         --         --

---------------
Footnotes on following page

(1) Amounts include the results and balances of Cable Connectors, Inc., Schaumburg Enterprises, Inc., Point to Point Communications, Inc., Stevens Communications, Inc., and Nichols Construction, Inc. from their respective acquisition dates until July 28, 2001.

(2) Amounts include the results and balances of Lamberts' Cable Splicing Company, C-2 Utility Contractors, Inc., Artoff Construction Co., Inc., K.H. Smith Communications, Inc., and Selzee Solutions, Inc. from their respective acquisition dates until July 29, 2000.

(3) Amounts include the results and balances of Locating, Inc., Ervin Cable Construction, Inc., Apex Digital, Inc., and Triple D Communications, Inc. from their respective acquisition dates until July 31, 1999.

(4) The results of operations for fiscal 1998 and fiscal 1997 include a $0.4 million and $0.3 million reduction in the deferred tax valuation allowance, respectively.

(5) The provision for income taxes has been adjusted to reflect a pro forma tax provision for pooled companies which were previously subchapter "S" corporations under the Code.

(6) For fiscal 1998, certain customer advances have been reclassified as current liabilities in order to present comparable periods.

                          ARGUSS COMMUNICATIONS, INC.

                SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

     The selected data presented below under the captions "Statement of Operations Data" and "Balance Sheet Data" for, and as of the end of, each of the years in the five-year period ended December 31, 2000, are derived from the consolidated financial statements of Arguss, which financial statements have been audited by KPMG LLP, independent auditors. The consolidated financial statements as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, and the report thereon, are incorporated by reference in this prospectus. The selected data presented below as of and for the nine-month periods ended September 30, 2001 and 2000 are derived from the unaudited consolidated financial statements of Arguss incorporated by reference in this prospectus, which include all adjustments, consisting of normal recurring accruals, that Arguss considers necessary to present fairly the results of operations and financial position of Arguss for the periods and dates presented. Results for the interim periods are not necessarily indicative of results for the entire year. This data should be read in conjunction with the respective audited and unaudited consolidated financial statements of Arguss, including the notes to those financial statements, incorporated in this prospectus by reference and the "Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page 68.

                                        NINE MONTHS ENDED
                                          SEPTEMBER 30,                   YEAR ENDED DECEMBER 31,
                                       -------------------   --------------------------------------------------
                                         2001       2000       2000       1999       1998      1997      1996
                                       --------   --------   --------   --------   --------   -------   -------
                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales............................  $146,688   $200,685   $270,172   $197,408   $145,017   $53,284   $15,653
Depreciation.........................     9,517      8,127     11,215      8,407      6,197     1,243       295
Goodwill amortization................     5,394      4,874      6,668      4,568      2,754       946        --
Interest expense.....................     4,577      5,036      7,037      4,435      3,113       652       236
Income (loss) before income taxes....    (5,308)    18,064     19,349     13,160      6,698     2,803       103
Net income (loss)....................    (5,341)     9,032      9,397      6,450      2,995     1,805        88
Income (loss) per share:
  Basic..............................  $  (0.37)  $   0.66   $   0.68   $   0.54   $   0.28   $  0.24   $  0.04
  Diluted............................     (0.37)      0.63       0.66       0.50       0.26      0.22      0.04
Weighted average number of shares:
  Basic..............................    14,458     13,779     13,858     12,048     10,575     7,674     2,033
  Diluted............................    14,458     14,343     14,239     13,004     11,537     8,061     2,082

BALANCE SHEET DATA (END OF PERIOD):
Total assets.........................  $230,526   $280,783   $260,399   $199,201   $152,922   $59,035   $19,107
Current portion of long-term debt....    12,970      7,357      7,322      7,340     11,429     1,632        48
Long-term debt excluding current
  portion............................     1,497     14,512     12,688     19,423     23,187     6,995     1,038
Cash dividends.......................        --         --         --         --         --        --        --

         SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

     The following selected unaudited pro forma condensed combined financial data present the effect of the pending acquisition of Arguss by Dycom, which is to be accounted for as a purchase. The unaudited pro forma condensed combined balance sheet presents the combined financial position of Dycom and Arguss as of October 27, 2001 assuming that the acquisition had occurred as of that date. The unaudited combined statements of operations for the year ended July 28, 2001 and three-month period ended October 27, 2001 give effect to the acquisition of Arguss by Dycom as if it had occurred on July 30, 2000 (the first day of Dycom's fiscal year ended July 28, 2001). Such pro forma information is based upon the historical consolidated financial information of Dycom and Arguss. Pro forma operations for the year-end and three-month periods for Dycom consist of its results of operations for the year ended July 28, 2001 and three months ended October 27, 2001, respectively. Pro forma operations for the year end and three-month periods for Arguss consist of its results of operations for the four quarters ended June 30, 2001 and three months ended September 30, 2001, respectively. The use of different closing dates is necessary as each entity has a different fiscal year end.

     The unaudited pro forma condensed combined financial statements are based on the estimates and assumptions set forth in the notes to such statements, which are preliminary and have been made solely for the purposes of developing such pro forma information. The unaudited pro forma condensed combined financial statements are not necessarily an indication of the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future.

     These selected unaudited pro forma condensed combined financial data should be read in conjunction with the unaudited pro forma condensed combined financial statements included herein and the historical consolidated financial statements and notes thereto of Dycom and Arguss and other financial information pertaining to Dycom and Arguss including "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated herein by reference to their public filings, which are incorporated herein.

     See "Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page 68.

                                                              THREE MONTHS ENDED        YEAR ENDED
                                                             OCTOBER 27, 2001(1)     JULY 28, 2001(2)
                                                             --------------------    -----------------
                                                             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT
  OF OPERATIONS:
Total revenues.............................................        $216,741             $1,071,233
Income before income taxes.................................          15,568                116,985
Net income.................................................           9,156                 68,683
Net income per common share:
  Basic....................................................        $   0.19             $     1.45
  Diluted..................................................        $   0.19             $     1.44
Weighted-average common shares outstanding:
  Basic....................................................          47,786                 47,285
  Diluted..................................................          47,861                 47,710

---------------

(1) The Arguss per share amounts for the three months ended October 27, 2001 were derived from the historical financial statements of Arguss as of and for the three-month period ended September 30, 2001.

(2) The Arguss per share amounts for the year ended July 28, 2001 were derived from the historical financial statements of Arguss as of and for the twelve-month period ended June 30, 2001.

                           COMPARATIVE PER SHARE DATA

     We have summarized below the per share information for Dycom and Arguss on a historical basis, and a pro forma combined basic and pro forma combined diluted equivalent basis for the periods and as of the dates indicated below. The pro forma information gives effect to the acquisition of Arguss accounted for as a purchase as if it had occurred on July 30, 2000, the first day of Dycom's fiscal year 2001.

     The selected unaudited pro forma condensed combined information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated as of the assumed date, nor is it necessarily indicative of future operating results or the financial position of the combined companies. The pro forma adjustments are based upon available information and certain assumptions that Dycom's management believes are reasonable.

     You should read this information in conjunction with our and Arguss' historical financial statements and related notes contained in our and Arguss' reports and other information that have been filed with the SEC and are incorporated in this prospectus by reference. See "Where You Can Find More Information About Dycom and Arguss" beginning on page 5. You should also read this information in conjunction with the unaudited pro forma condensed combined financial information. See "Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page 68.

                                                                     THREE
                                                                 MONTHS ENDED           YEAR ENDED
                                                              OCTOBER 27, 2001(1)    JULY 28, 2001(2)
                                                              -------------------    ----------------
STATEMENT OF OPERATIONS DATA:
  Income (loss) from continuing operations per basic share:
     Dycom..................................................        $ 0.19                $ 1.45
     Arguss.................................................         (0.04)                 0.02
     Dycom pro forma........................................          0.19                  1.45
     Arguss merger equivalent(3)............................          0.06                  0.48
  Income (loss) from continuing operations per diluted
     share:
     Dycom..................................................          0.19                  1.44
     Arguss.................................................         (0.04)                 0.02
     Dycom pro forma........................................          0.19                  1.44
     Arguss merger equivalent(3)............................          0.06                  0.48
BALANCE SHEET DATA (END OF PERIOD):
  Net book value per diluted share(4):
     Dycom..................................................        $11.09
     Arguss.................................................          8.81
     Dycom pro forma........................................         11.84
     Arguss merger equivalent(3)............................          3.95

---------------

(1) The Arguss per share amounts for the three months ended October 27, 2001 were derived from the historical financial statements of Arguss as of and for the three-month period ended September 30, 2001.

(2) The Arguss per share amounts for the year ended July 28, 2001 were derived from the historical financial statements of Arguss as of and for the twelve-month period ended June 30, 2001.

(3) The "Arguss merger equivalent" amounts were calculated by multiplying the "Dycom" amounts by 0.3333, the exchange ratio for the offer.

(4) The net book value per diluted share is computed by dividing the unaudited stockholders' equity by the shares outstanding at October 27, 2001 and September 30, 2001 for Dycom and Arguss, respectively. The net book value per diluted share for the Dycom pro forma amount is computed by dividing the unaudited pro forma stockholders' equity by the pro forma shares outstanding at October 27, 2001.

                      COMPARATIVE MARKET PRICE INFORMATION

     The following table sets forth the last per share sale prices of Dycom shares and Arguss shares on the New York Stock Exchange on January 4, 2002, the last trading day prior to the public announcement of the proposed merger, and on January 22, 2002, the most recent date for which prices were available prior to filing this document. The table also sets forth the value of the Dycom shares that an Arguss stockholder would have received for one Arguss share, assuming that the merger had taken place on those dates. These numbers have been calculated by multiplying the exchange ratio of 0.3333 by the last sale price per share of Dycom shares on those dates. The actual value of the Dycom shares that an Arguss stockholder will receive on the date of the merger may be higher or lower than the prices set forth below.

                                                  LAST SALE PRICE    LAST SALE PRICE     ARGUSS MERGER
                                                  OF DYCOM SHARES    OF ARGUSS SHARES     EQUIVALENT
                                                  ---------------    ----------------    -------------
January 4, 2002.................................      $17.30              $4.42              $5.77
January 22, 2002................................      $15.02              $4.93              $5.01

                                 THE COMPANIES

DYCOM INDUSTRIES, INC. AND PURCHASER

     Dycom was incorporated as a Florida corporation on August 4, 1969.

     Dycom is a leading provider of engineering, construction and maintenance services to telecommunications providers throughout the United States. Dycom's comprehensive range of telecommunications infrastructure services includes the engineering, placement and maintenance of aerial, underground, and buried fiber-optic, coaxial and copper cable systems owned by local and long distance communications carriers, competitive local exchange carriers, and cable television multiple system operators. Additionally, Dycom provides similar services related to the installation of integrated voice, data, and video local and wide area networks within office buildings and similar structures. Dycom also provides underground locating services to various utilities and provides construction and maintenance services to electrical utilities. Through its wholly owned subsidiaries, Dycom maintains relationships with many local exchange carriers, long distance providers, competitive access providers, cable television multiple system operators and electric utilities.

     Dycom's principal executive offices are located at 4440 PGA Boulevard, Suite 500, Palm Beach Gardens, Florida 33410. Dycom's telephone number is (561) 627-7171.

     Purchaser was incorporated as a Delaware corporation on January 4, 2002 and is a wholly owned subsidiary of Dycom.

     Purchaser was incorporated solely for the purposes of acquiring the Arguss shares tendered in the offer and merging with Arguss in the merger. Since its incorporation, Purchaser has not carried on any activities other than in connection with the offer and the merger. Its principal offices are located at 4440 PGA Boulevard, Suite 500, Palm Beach Gardens, Florida 33410. Purchaser's telephone number is (561) 627-7171.

     The name, citizenship, business address, business phone number, principal occupation or employment and five-year employment history for each of the directors and executive officers of Dycom and Purchaser are listed in Schedule I to this prospectus.

Recent Developments

     On September 10, 2001, as amended on November 9, 2001, Williams Communications, LLC filed suit against one of our subsidiaries, Niels Fugal Sons Company, in United States District Court for the Northern District of Oklahoma for claims which include breach of contract with respect to a fiber-optic fiber installation project that Niels Fugal was constructing for Williams Communications. Williams Communications seeks an unspecified amount of damages, including compensatory, liquidated and punitive damages. We have answered and asserted affirmative defenses to their complaint and have filed a counterclaim for unpaid amounts in excess of $6 million due under the contract. No trial date has been set and discovery has not yet commenced. We believe we have meritorious defenses against these claims and intend to defend against them vigorously. We believe that this litigation will not materially affect our financial position or future operating results, although no assurance can be given with respect to the ultimate outcome of any litigation.

     On November 20, 2001, the Compensation Committee of Dycom's board of directors approved a grant of a total of 700,000 stock options to executive officers and employees under the 1998 Incentive Stock Option Plan, including grants in the following amounts to executive officers: 75,000 to Steven E. Nielsen, President and Chief Executive Officer; 20,000 to Timothy R. Estes, Executive Vice President and Chief Operating Officer; 10,000 to Richard L. Dunn, Senior Vice President and Chief Financial Officer; 6,500 to Marc R. Tiller, General Counsel and Corporate Secretary; and 5,000 to Dennis P. O'Brien, Vice President and Director of Corporate Development. The options were granted at an exercise price of $14.34, the fair market value at the date of grant. The options vest over a four-year period.

     The backlog of Dycom as of October 27, 2001 was $915 million. Dycom expects to complete approximately 50% of this backlog during the twelve months following such date.

ARGUSS COMMUNICATIONS, INC.

     Arguss was incorporated as a Delaware corporation on June 1, 1987 as Conceptronic (U.S.) Ltd. Its name was first changed on June 19, 1987 to Conceptronic Inc. and again on May 9, 1997 to Arguss Holdings, Inc. Its present name was adopted on May 31, 2000.

     Arguss is a holding company that conducts operations through its wholly owned subsidiaries, Arguss Communications Group (formerly White Mountain Cable Construction Corp.) and Conceptronic, Inc. Arguss, through Arguss Communications Group, is engaged in the construction, reconstruction, maintenance, engineering, design, repair and expansion of communications systems, cable television systems and data systems, including providing aerial, underground, wireless and long-haul construction and splicing of both fiber-optic and coaxial cable to major telecommunications customers. Arguss is also involved in the telecommunications industry's expansion of capacity by deploying fiber-optic cable, replacing aging copper and coaxial infrastructure and upgrading the capacity of existing infrastructure.

     Through Conceptronic, Arguss also manufactures and sells highly advanced, computer-controlled equipment used in the surface mount, electronics circuit assembly industry. In December 2001, Arguss announced that it was considering a variety of strategic alternatives in connection with Conceptronic, including its possible sale.

     Arguss' principal executive offices are located at One Church Street, Suite 302, Rockville, Maryland 20850. Arguss' telephone number is (301) 315-0027.

       REASONS FOR THE ARGUSS BOARD'S RECOMMENDATION; FACTORS CONSIDERED

     In making its recommendations to the stockholders with respect to the offer and the merger, the Arguss board of directors considered a number of factors, the most material of which were the following:

          Transaction Financial Terms/Premium to Market Price. The relationship between the historical and current market prices of, and recent trading activity in, the Arguss shares and the Dycom shares, in particular the fact that the consideration to be paid by Dycom of 0.3333 Dycom shares per Arguss share in the offer and the merger represents a premium of approximately 30.5% over the closing price per share of the Arguss shares on January 4, 2002, the last trading day prior to the public announcement of the merger agreement.

          Allen & Company Analysis. The financial presentations to the Arguss board in connection with the Arguss board's consideration of the merger transactions, including the oral opinion of Allen & Company delivered to the Arguss board at its January 4, 2002 meeting, and subsequently confirmed in writing, that the consideration to be received by the holders of Arguss shares was fair, from a financial point of view, to such holders. The analyses performed by Allen & Company are described under "The
     Offer -- Opinion of Financial Advisor to Arguss" on page 44. The entire text of the written opinion dated January 7, 2002, regarding the offer and the merger, setting forth the assumptions made, matters considered and limitations in connection with such opinion, is included herewith as Annex C to this prospectus and is incorporated herein by reference. STOCKHOLDERS ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. In considering Allen & Company's fairness opinion, the Arguss board took into account the fact that Arguss had agreed to pay Allen & Company certain fees for its services as described below.

          Dycom Operating and Financial Condition. The business reputation and current and historical financial condition and results of operations of Dycom in light of industry conditions over time, which the Arguss board believed supported its conclusion that the transaction would be beneficial to the long-term interests of the holders of Arguss shares, as well as the results of financial due diligence on Dycom performed by senior management of Arguss and Arguss' financial advisors.

          Arguss Operating and Financial Condition. The Arguss board's knowledge of Arguss' business, current and historical financial condition and results of operations, current business strategy, the nature of the markets in which Arguss operates and its position in such markets, the consolidation occurring in the industry and Arguss' future growth prospects on a stand-alone basis, as well as the risks and uncertainties associated with such opportunities and Arguss' ability to take advantage of such opportunities given its size and capitalization.

          Benefits of Combination. The fact that the merger of the businesses of Dycom and Arguss is expected to lead to potential cost savings and other synergies.

          Form of Consideration. The liquidity of the Dycom shares, which will give the holders of Arguss shares the flexibility to either sell Dycom shares or continue to hold such stock and receive the benefits of retaining such stock without having to pay taxes upon the acquisition of such stock as a result of the tax-free nature of the share exchange with Dycom.

          Strategic Alternatives. Other possible alternatives to the offer and the merger, the value to Arguss stockholders of such alternatives and the timing and likelihood of achieving superior value from these alternatives, as well as the possibility that equally suitable partners for an acquisition or a business combination transaction would be available. In this regard, the Arguss board considered the fact that, despite Arguss' and Allen & Company's efforts to identify other alternative acquisition candidates, no other parties had approached Arguss with an offer for an acquisition or a business combination. The Arguss board also considered the possibility of remaining an independent company. The Arguss board concluded that the transactions contemplated by the merger agreement, including the offer and the merger, were superior to any other alternatives.

          Alternative Transactions. The fact that under the terms of the merger agreement, while Arguss is prohibited from soliciting acquisition proposals from third parties, Arguss may, after providing proper notice to Dycom, furnish information to and participate in negotiations with third parties in response to an unsolicited written acquisition proposal if the Arguss board (a) determines in its good faith judgment, after consultation with its financial advisors, that such proposal is reasonably likely to constitute a superior proposal, and (b) determines in its good faith judgment, after receiving the advice of outside legal counsel, that it is necessary to furnish information to, and participate in negotiations with, such third party in order to comply with its fiduciary duties under applicable law. Further, the Arguss board noted that it would be permitted, subject to the payment to Dycom of a $2.5 million termination fee and reimbursement of Dycom's expenses up to $1.5 million, to terminate the merger agreement if, prior to consummation of the offer, a superior proposal is received by Arguss and the Arguss board reasonably determines in good faith, after receiving the advice of outside legal counsel, that it is necessary to terminate the merger agreement and enter into a new agreement to effect the superior proposal in order to comply with its fiduciary duties under applicable law.

          Terms of the Merger Agreement. The terms and conditions of the offer, the merger and the merger agreement, including the structure of the transaction as an exchange offer for all of the Arguss shares followed by a merger where all stockholders of Arguss would receive the same consideration per Arguss share as was received by the stockholders of Arguss who validly tendered into the offer. The Arguss board also considered the fact that the merger agreement provides for the first-step offer, thereby enabling holders of Arguss shares who tender their shares to receive the merger consideration promptly following the offer's acceptance by Dycom.

     The Arguss board also considered certain countervailing factors in its deliberations concerning the merger agreement, the offer and the merger, including the requirement under the merger agreement that Arguss pay a termination fee of $2.5 million in cash and Dycom's transaction expenses up to $1.5 million if the merger agreement is terminated under certain circumstances specified in the merger agreement, including, among others, if the Arguss board exercised its right to terminate the merger agreement and enter into a superior proposal, as discussed in "-- Alternative Transactions" above. Although the Arguss board recognized that this requirement could result in significant fees being borne by Arguss, it accepted this provision as a means to obtain other terms favorable to Arguss, in particular, the right to negotiate or exchange information with potential bidders and to terminate the merger agreement under the limited circumstances discussed in "-- Alternative Transactions" above, as well as reimbursement of Arguss' expenses up to $1 million if the merger agreement is terminated under certain other limited circumstances set forth in the merger agreement.

     The foregoing discussion of factors considered by the Arguss board is not meant to be all inclusive, but includes the material factors considered by the Arguss board in approving the merger agreement and the transactions contemplated thereby and in recommending that stockholders of Arguss tender their Arguss shares pursuant to the offer. The Arguss board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered. In addition, individual members of the Arguss board may have given different weights to different factors. After weighing all these considerations, the Arguss board has determined that the merger agreement and the transactions contemplated thereby, including the offer and the merger, are fair to and in the best interests of Arguss and Arguss stockholders, has approved, adopted and declared the advisability of the merger agreement and the transactions contemplated thereby, including the offer and the merger, and recommends that Arguss stockholders accept the offer and tender their shares pursuant to the offer.

                            BACKGROUND OF THE OFFER

     Prior to entering into discussions with Arguss, Dycom had carefully followed the developments in the telecommunications infrastructure industry. In response, Dycom has, from time to time, consulted with its financial advisors, and reviewed various strategic alternatives, including the possibility of acquiring or merging with other companies involved in its industry and has, over the past several years, consummated several acquisitions.

     Similarly, from time to time, Arguss has reviewed its strategic alternatives, including remaining as an independent public company, the possibility of acquiring or merging with other companies and other transactions. Arguss' consideration of strategic alternatives intensified during 2001 in light of developments in the telecommunications and telecommunications infrastructure industries. On December 3, 2001, following the commencement by certain stockholders of a consent solicitation for control of the Arguss board of directors, Arguss retained Allen & Company as its financial advisor to assist in its review of strategic alternatives.

     On November 30, 2001, following the announcement of the commencement of the consent solicitation, a representative of Banc of America Securities LLC, one of Dycom's financial advisors, contacted Steven E. Nielsen, Dycom's Chairman, President and Chief Executive Officer, by telephone to ask if Mr. Nielsen was interested in meeting Rainer H. Bosselmann, Arguss' Chairman and Chief Executive Officer, to discuss possible strategic opportunities.

     On December 4, 2001, Mr. Nielsen discussed with his management team the possibility of a strategic transaction with Arguss. On the same day, a representative of Banc of America Securities contacted Mr. Nielsen again to ask if he would be available to meet with Mr. Bosselmann. Mr. Nielsen suggested a meeting date of December 11, 2001.

     On December 5, 2001, a representative of Banc of America Securities contacted Mr. Bosselmann to suggest a meeting between Mr. Nielsen and Mr. Bosselmann. Mr. Bosselmann discussed the merits of such a meeting with James W. Quinn, a representative of Allen & Company and a member of the board of directors of Arguss, and asked Mr. Quinn to contact Mr. Nielsen to arrange the details of the December 11, 2001 meeting.

     On December 11, 2001, Mr. Nielsen and Mr. Bosselmann, along with members of Arguss' senior management, representatives of Allen & Company and a representative from Banc of America Securities, met in Rockville, Maryland and discussed the industry in general and Mr. Bosselmann provided Mr. Nielsen with information about Arguss. The parties also discussed, on a preliminary basis, the merits of a possible transaction between Dycom and Arguss, including the potential value and strategic benefits that would be realized by the stockholders of Dycom and Arguss. Mr. Bosselmann suggested an acquisition of Arguss by Dycom could be an attractive opportunity for both companies and that Arguss would consider a transaction of this nature if structured as a share-for-share exchange. At this meeting, they also discussed the ongoing consent solicitation for control of Arguss' board. In addition, they negotiated and executed a confidentiality agreement to facilitate the exchange of information between the parties. Mr. Nielsen informed Mr. Bosselmann that he would consider the merits of a possible transaction and would wait for a representative of Allen & Company to contact him with further information. Following this meeting, Mr. Nielsen and Mr. Bosselmann briefed the members of their respective senior management teams and each management team began a more detailed review of a possible combination based on publicly available information.

     On December 12, 2001, Mr. Quinn contacted Mr. Nielsen by telephone to discuss, generally, the terms of a possible transaction, including the form of consideration, structure of the transaction and the transaction process. Mr. Nielsen informed him that Dycom would respond the following day.

     During December 2001, Dycom retained Merrill Lynch & Co. and Banc of America Securities as financial advisors and outside legal counsel to advise on the possible transaction with Arguss. Arguss, having already retained Allen & Company as their financial advisor, retained legal counsel for this purpose.

During this period, Allen & Company solicited indications of interest from other companies in connection with possible transactions with Arguss.

     On December 13, 2001, Mr. Nielsen, along with a representative of Merrill Lynch, contacted Mr. Quinn and other representatives of Allen & Company and indicated that Dycom was interested in continuing discussions with Arguss in connection with a transaction between the companies and that Dycom was interested in beginning a more detailed due diligence review of Arguss. At that time, Mr. Nielsen indicated a broad range of value that Dycom might consider. Representatives of Allen & Company reviewed this broad range of value with members of Arguss' management and discussed the other strategic alternatives available to Arguss. As a result of these discussions, Arguss' senior management decided to continue discussions with Dycom and, after further analysis by Allen & Company, respond to Dycom's proposal.

     On December 14, 2001, Mr. Bosselmann contacted Allen & Company by telephone to further discuss the proposed transaction with Dycom and possible exchange ratios. Following that discussion, Mr. Bosselmann contacted Mr. Nielsen by telephone to discuss the terms and structure of the proposed transaction. At that time, Mr. Bosselmann proposed an exchange ratio of one Dycom share for three Arguss shares. Later that same day, after discussions with members of senior management of Dycom and representatives of Merrill Lynch, Mr. Nielsen contacted Mr. Bosselmann by telephone and indicated that an exchange ratio of
0.3333 Dycom shares for each Arguss share would be considered by Dycom, subject to satisfactory completion of due diligence by Dycom and its advisors and by Arguss and its advisors.

     On December 17, 2001, Arguss and Allen & Company, along with representatives of Merrill Lynch and Dycom's outside legal counsel, participated in a conference call to discuss the types of information that would be required by senior management and financial and legal advisors in order to prepare operational, financial and legal analyses necessary for, and the process and conduct with respect to, due diligence review.

     On December 18, 2001, representatives of Dycom and Arguss met in Rockville, Maryland to, on a preliminary basis, discuss financial, business and operational information about both companies. Representatives of Dycom and representatives of Arguss each made presentations about their respective businesses. These meetings continued on December 19, 2001 with representatives of Merrill Lynch and Banc of America Securities and representatives of Allen & Company also present.

     During the period from December 20, 2001 through January 4, 2002, representatives of Dycom and Arguss continued to meet in both Rockville, Maryland and Epsom, New Hampshire to discuss financial and operational information about both companies and to continue their respective due diligence examinations. Representatives of Merrill Lynch and Banc of America Securities and Dycom's outside legal counsel and representatives of Allen & Company and Arguss' outside legal counsel were frequently present at these meetings. At these meetings, Mr. Bosselmann, other senior members of Arguss management and Arguss' outside legal counsel provided current information about the consent solicitation.

     During the period from December 21, 2001 to January 4, 2002, representatives from Dycom, Arguss, and their respective legal counsel negotiated specific terms of the merger agreement and the stockholders agreement, including the conditions to the offer, the circumstances under which termination fees would be payable, the non-solicitation provisions, the circumstances under which the parties could terminate the merger agreement and fees and expenses payable in connection with termination of the merger agreement.

     On December 21, 2001, Mr. Nielsen informed by telephone individual members of the Dycom board as to his discussions with Arguss and Allen & Company, the status of Dycom's due diligence examination of Arguss and the status of negotiations.

     During the period between December 5, 2001 and January 4, 2002, Mr. Bosselmann informed by telephone individual members of the Arguss board as to the discussions with Dycom, the status of Arguss' due diligence examination of Dycom, the status of negotiations and the status of the consent solicitation.

     On January 4, 2002, Mr. Nielsen and Mr. Bosselmann discussed terms of the transaction and, based upon discussions with their respective senior management, agreed to the exchange ratio of 0.3333 Dycom shares for each Arguss share, subject to satisfactory resolution of all other outstanding issues.

     On January 4, 2002, Arguss held a special meeting of the Arguss board to consider the proposed transaction with Dycom. At that meeting, Arguss management and representatives of Allen & Company and Arguss' outside legal counsel updated the Arguss board regarding the financial and legal aspects of the proposed transaction. Allen & Company made a presentation to the Arguss board and delivered its oral opinion to the effect that as of that date the consideration to be received by holders of Arguss shares pursuant to the offer and the merger was fair from a financial point of view.

     On January 5, 2002, Dycom held a special telephonic meeting of its board of directors. After discussion, which included updates regarding the financial and legal aspects of the proposed transaction from Dycom management and representatives of Dycom's outside legal and financial advisors, the Dycom board of directors unanimously approved the offer and the merger and unanimously approved and adopted the merger agreement and the stockholders' agreement.

     On January 7, 2002, Arguss held a special telephonic meeting of the Arguss board to further consider the proposed transaction with Dycom. After discussion, which included further updates regarding the financial and legal aspects of the proposed transaction from Allen & Company and Arguss' outside legal counsel, Allen & Company delivered its written opinion to the effect that as of that date the consideration to be received by holders of Arguss shares pursuant to the offer and the merger was fair from a financial point of view to those holders, and the Arguss board of directors approved the transaction and approved and adopted the merger agreement and the stockholders' agreement.

     Later on January 7, 2002, Dycom and Arguss executed the merger agreement and the stockholders' agreement and prior to the opening of the New York Stock Exchange on that day, Dycom and Arguss issued joint press releases announcing the transaction.

                                   THE OFFER

BASIC TERMS

     Exchange of Shares and Exchange Ratio. We are offering to exchange 0.3333 Dycom shares, including the associated preferred share purchase right, subject to the limitation described below, for each outstanding Arguss share, including the associated preferred stock purchase right, validly tendered and not properly withdrawn in accordance with the procedures described in this prospectus and the related letter of transmittal.

     You will not receive any fractional Dycom shares. Instead, you will receive cash in an amount equal to the market value of any fractional shares you would otherwise have been entitled to receive.

     The expiration date is 12:00 midnight, New York City time, on Wednesday, February 20, 2002, unless we (subject to the terms and conditions of the offer and the merger agreement, as described below) extend the period during which the offer is open, in which case the expiration date will be the latest time and date at which the offer, as so extended, will expire.

     Preferred Stock Purchase Rights. Our offer to acquire Arguss shares is also an offer to acquire the Arguss preferred stock purchase right and, when we refer to the Arguss shares, we are also referring to the associated Arguss preferred stock purchase right. In addition, all references to the Arguss rights include the benefits to holders of those rights pursuant to the Arguss rights agreement, as amended. The number of Dycom shares receivable by holders of Arguss shares in the offer and the merger includes payment for the associated Arguss rights, and under no circumstances will additional consideration be paid for the Arguss rights. Also, the Dycom shares to be issued in the offer and the merger include the associated Dycom preferred share purchase right. When we refer to Dycom shares, we are also referring to the associated right, unless we indicate otherwise.

     Transfer Charges. If you are the record holder of your shares and you tender your shares directly to the exchange agent, you will not be obligated to pay any charges or expenses of the exchange agent or any brokerage commissions. If you own your shares through a broker or other nominee, and your broker tenders the shares on your behalf, your broker may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply. Except as set forth in the instructions to the letter of transmittal, transfer taxes on the exchange of Arguss common stock pursuant to our offer will be paid by Arguss.

     Conditions to the Offer. Our obligation to exchange Dycom shares for Arguss shares pursuant to the offer is subject to several conditions referred to below under "-- Conditions to the Offer" beginning on page 39, including the minimum tender condition and regulatory approvals.

     We are making this offer in order to acquire at least a majority of the total number of outstanding Arguss shares. We intend, as soon as possible after completion of the offer, to have Purchaser merge with and into Arguss. The purpose of the merger is to acquire all Arguss shares not tendered and exchanged pursuant to the offer. In the merger, each then outstanding Arguss share, except for, if applicable, Arguss shares held in Arguss' treasury or by us or by stockholders exercising appraisal rights, would be converted into the same number of Dycom shares per Arguss share as is paid in the offer.

EXTENSION, TERMINATION AND AMENDMENT

     We expressly reserve the right, in our sole discretion (subject to the provisions of the merger agreement), at any time or from time to time, to extend the period of time during which our offer remains open (a) beyond the initial scheduled expiration date or extension of the offer if, at the scheduled or extended expiration date of the offer, any of the conditions to the offer have not been satisfied or waived, until the conditions to the offer are satisfied or waived, (b) for any period required by any rule, regulation, interpretation or position of the SEC applicable to the offer or (c) for an aggregate period of not more than ten business days beyond the latest applicable date that would otherwise be permitted under clause (a) or (b) above, if, as of the expiration date, all of the conditions to the offer have been satisfied or waived but the number of Arguss shares validly tendered and not withdrawn equals more than 50%, but less than 90%, of the outstanding Arguss shares on a fully diluted basis. We can extend our offer by giving oral or written notice of such extension to the exchange agent. If we decide to extend our offer, we will make an announcement to that effect no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We are not making any assurances that we will exercise our right to extend our offer. However, we have agreed, pursuant to the merger agreement, to extend the offer if the minimum tender condition is not met, until the minimum tender condition has been satisfied, for up to 15 business days after the initial scheduled expiration date.

     During any such extension, all Arguss shares previously tendered and not properly withdrawn will remain subject to the offer, subject to your right to withdraw your Arguss shares. You should read the discussion below under the caption "-- Withdrawal Rights" for more details.

     Subject to the SEC's applicable rules and regulations and the terms of the merger agreement, we also reserve the right in our sole discretion, at any time or from time to time, (a) to delay acceptance for exchange of, or, regardless of whether we previously accepted Arguss shares, exchange any Arguss shares pursuant to our offer or to terminate our offer and not accept for exchange, or exchange, any Arguss shares not previously accepted for exchange, or exchanged, upon the failure of any of the conditions of the offer to be satisfied on or before February 20, 2002 and (b) to waive any of the conditions to the offer and to make any change in the terms of or conditions to the offer, provided that we will not make any change in the form of consideration to be paid, decrease the consideration payable in the offer, reduce the maximum number of Arguss shares to be purchased in the offer, impose conditions to the offer in addition to those set forth in the merger agreement, or make any other change that is adverse to the holders of Arguss shares. We will give oral or written notice of any such delay, termination or amendment to the exchange agent and by making a public announcement.

     We will make a public announcement of any extension, termination, amendment or delay as promptly as practicable. In the case of an extension, any announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Subject to applicable law (including Rules 14d-4(d), 14d-6(c) and 14e-1 under the Exchange Act, which require that any material change in the information published, sent or given to Arguss stockholders in connection with the offer be promptly sent to stockholders in a manner reasonably designed to inform stockholders of the change) and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Dow Jones News Service or the PR Newswire Association, Inc.

     If we make a material change in the terms of our offer or the information concerning the offer, or if we waive a material condition of the offer, we will extend the offer to the extent required by the Exchange Act. If, prior to the expiration date, subject to the terms of the merger agreement, we change the percentage of Arguss shares being sought or the consideration we are offering, that change will apply to all holders whose Arguss shares are accepted for exchange pursuant to our offer. If at the time notice of that change is first published, sent or given to you, the offer is scheduled to expire at any time earlier than the tenth business day from and including the date that the notice is first so published, sent or given, we will extend the offer until the expiration of that ten business day period.

     For purposes of our offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

SUBSEQUENT OFFERING PERIOD

     We may, although we do not currently intend to, elect to provide a subsequent offering period of three to 20 business days after the acceptance of Arguss shares in the offer if, among other things, on the expiration date of the offer all of the conditions to our obligations to accept for exchange, and to exchange, the Arguss shares are satisfied or waived and we immediately accept for exchange, and promptly exchange, all Arguss shares validly tendered and not withdrawn prior to the expiration date. If we elect to provide a subsequent offering period, we may do so by giving oral or written notice of the subsequent offering period to the exchange agent and we will make a public announcement of the results of the exchange offer, including the approximate number and percentage of Arguss shares deposited, no later than 9:00 a.m., New York City time, on the next business day after the expiration date of the initial offering period and immediately begin the subsequent offering period. YOU WILL NOT HAVE THE RIGHT TO WITHDRAW ARGUSS SHARES THAT YOU TENDER IN THE SUBSEQUENT OFFERING PERIOD, IF ANY.

EXCHANGE OF ARGUSS SHARES; DELIVERY OF DYCOM SHARES

     Upon the terms and subject to the conditions of our offer, including, if the offer is extended or amended, the terms and conditions of the extension or amendment, we will accept for exchange, and will exchange, Arguss shares validly tendered, and not properly withdrawn prior to the expiration date, as promptly as practicable after the expiration date. Notwithstanding the immediately preceding sentence, subject to applicable rules of the SEC and the terms of the merger agreement, we expressly reserve the right to delay acceptance for exchange, or the exchange of, Arguss shares in order to comply with any applicable law or obtain any governmental or regulatory approvals.

     If we decide to include a subsequent offering period, we will accept for exchange, and promptly exchange, all validly tendered Arguss shares as they are received during the subsequent offering period. See "-- Extension, Termination and Amendment."

     In all cases (including during any subsequent offering period), exchange of Arguss shares tendered and accepted for exchange pursuant to the offer will be made only after timely receipt by the exchange agent of (a) certificates for those Arguss shares, or a confirmation of a book-entry transfer of those Arguss shares in the exchange agent's account at The Depository Trust Company, or DTC, pursuant to the procedures outlined in the section below entitled "-- Procedure for Tendering," (b) a properly completed and duly executed letter of transmittal (or a manually signed facsimile of that document), with any required signature guarantees or an agent's message, in the case of a book-entry transfer, as described below under "-- Procedure for Tendering" and (c) any other required documents.

     For purposes of the offer, including during any subsequent offering period, we will be deemed to have accepted for exchange, and thereby exchanged, Arguss shares validly tendered and not properly withdrawn as of, if and when we notify the exchange agent of our acceptance of the tenders of those Arguss shares pursuant to the offer. The exchange agent will deliver Dycom shares in exchange for Arguss shares pursuant to the offer and cash instead of fractional Dycom shares as soon as practicable after receipt of our notice. The exchange agent will act as agent for tendering stockholders for the purpose of receiving Dycom shares and any cash to be paid instead of fractional Dycom shares and transmitting the stock and cash, if any, to you. YOU WILL NOT RECEIVE ANY INTEREST ON ANY CASH THAT WE PAY YOU, EVEN IF THERE IS A DELAY IN MAKING THE EXCHANGE.

     If we do not accept any tendered Arguss shares for exchange pursuant to the terms and conditions of the offer for any reason, or if certificates are submitted for more Arguss shares than are tendered, we will return certificates for the unexchanged Arguss shares, without expense, to the tendering stockholder or, in the case of Arguss shares tendered by book-entry transfer of unexchanged Arguss shares into the exchange agent's account at DTC pursuant to the procedures outlined under the section below entitled "-- Procedure for Tendering," those Arguss shares will be credited to an account maintained within DTC, as soon as practicable following expiration or termination of the offer.

     We reserve the right to transfer or assign, from time to time, in whole or in part, to one or more of our affiliates, the right to purchase all or any of the Arguss shares tendered pursuant to the offer, but any such transfer or assignment will not relieve us of our obligations under the offer and will not prejudice your rights to receive Dycom shares and cash instead of fractional Dycom shares for Arguss shares validly tendered and accepted for exchange pursuant to the offer.

CASH INSTEAD OF FRACTIONAL DYCOM SHARES

     We will not issue certificates representing fractional shares pursuant to the offer. Instead, each tendering stockholder who would otherwise be entitled to a fractional Dycom share will receive cash in an amount equal to that fraction multiplied by the average of the per share closing prices of our shares on the New York Stock Exchange on the first date on which we accept shares for exchange in the offer. A stockholder who receives cash instead of fractional Dycom shares will recognize gain or loss on the receipt of the cash to the extent that the cash received exceeds the tax basis that would have been allocated to that stockholder's fractional shares. You are urged to carefully read the discussion under "The Offer -- Material United States Federal Income Tax Consequences" beginning on page 36, and to consult your tax advisor on the consequences to you of the offer and/or merger.

WITHDRAWAL RIGHTS

     Arguss shares tendered pursuant to the offer may be withdrawn at any time prior to the acceptance date, and, unless we have previously accepted them pursuant to the offer, may also be withdrawn at any time after March 23, 2002. Once we accept Arguss shares for exchange pursuant to the offer, your tender is irrevocable. IF WE ELECT TO PROVIDE A SUBSEQUENT OFFERING PERIOD UNDER EXCHANGE ACT RULE 14D-11, YOU WILL NOT HAVE THE RIGHT TO WITHDRAW ARGUSS SHARES THAT YOU TENDER IN THE SUBSEQUENT OFFERING PERIOD.

     For your withdrawal to be effective, the exchange agent must receive from you a written, telex or facsimile transmission notice of withdrawal at one of its addresses set forth on the back cover of this prospectus, and your notice must include your name, address, social security number, the certificate number or numbers and the number of Arguss shares to be withdrawn as well as the name of the registered holder, if it is different from that of the person who tendered those Arguss shares.

     A financial institution must guarantee all signatures on the notice of withdrawal, unless those Arguss shares have been tendered for the account of an eligible institution. If physical certificates have been delivered or otherwise identified to the exchange agent, the name of the registered holder and the serial numbers of the particular certificates evidencing the Arguss shares withdrawn must also be furnished to the exchange agent, as stated above, prior to the physical release of the certificates. If Arguss shares have been tendered pursuant to the procedures for book-entry tender discussed under the section entitled "-- Procedure for Tendering," any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Arguss shares and must otherwise comply with DTC's procedures.

     WE WILL DECIDE ALL QUESTIONS AS TO THE FORM AND VALIDITY (INCLUDING TIME OF RECEIPT) OF ANY NOTICE OF WITHDRAWAL, IN OUR SOLE DISCRETION, AND OUR DECISION WILL BE FINAL AND BINDING. NEITHER WE, THE EXCHANGE AGENT, THE INFORMATION AGENT, THE DEALER MANAGER NOR ANY OTHER PERSON WILL BE UNDER ANY DUTY TO GIVE NOTIFICATION OF ANY DEFECTS OR IRREGULARITIES IN ANY NOTICE OF WITHDRAWAL OR WILL INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY NOTIFICATION.

     Any Arguss shares properly withdrawn will be deemed not to have been validly tendered for purposes of our offer. However, you may retender withdrawn Arguss shares by following one of the procedures discussed under the caption below entitled "-- Procedure for Tendering" at any time prior to the expiration date.

PROCEDURE FOR TENDERING

     Arguss has provided us with its stockholder list and security positions listing, including the most recent list of names, addresses and security positions of non-objecting beneficial owners in the possession of Arguss shares, for the purpose of disseminating the offer to Arguss' stockholders. We will mail this offer and the related letter of transmittal to record holders of Arguss' shares whose names appear on this stockholder list and we will furnish this offer and the related letter of transmittal for subsequent transmittal to beneficial owners of Arguss shares, to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the stockholder list or, if applicable, who are listed on or are participants in a clearing agency's security position listing.

     For you to validly tender Arguss shares pursuant to the offer you must either (a) properly complete and duly execute a letter of transmittal (or a manually executed facsimile of that document), along with any required signature guarantees or an agent's message in connection with a book-entry transfer, and any other required documents, all of which must be transmitted to and received by the exchange agent at one of its addresses set forth on the back cover of this prospectus, and certificates for tendered Arguss shares must be received by the exchange agent at such address or those Arguss shares must be tendered pursuant to the procedures for book-entry transfer set forth below (a tender by book-entry transfer will be completed upon receipt by the exchange agent of a confirmation, which we refer to as a book-entry confirmation) or (b) if your certificates are not immediately available or you cannot complete the procedure for book-entry transfer on a timely basis, comply with the guaranteed delivery procedures outlined below in the section entitled "-- Guaranteed Delivery."

     The term "agent's message" means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the Arguss shares which are the subject of the book-entry confirmation, that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce that agreement against the participant.

     Book-Entry Transfer. The exchange agent will establish accounts with respect to the Arguss shares at DTC for purposes of the offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC may make book-entry delivery of the Arguss shares by causing DTC to transfer such Arguss shares into the exchange agent's account at DTC in accordance with DTC's procedure for the transfer. However, although delivery of Arguss shares may be effected through book-entry at DTC, you must transmit to the exchange agent at one of its addresses set forth on the back cover page of this prospectus, the letter of transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an agent's message, and any other required documents, or you must follow the guaranteed delivery procedures described below. A tender by book-entry transfer will be completed upon receipt by the exchange agent prior to the expiration date or the expiration of the subsequent offering period, if any, of all such documents and of a book-entry confirmation from DTC. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     Signature Guarantees. Signatures on all letters of transmittal must be guaranteed by an eligible institution, except in cases in which Arguss shares are tendered either by a registered holder of Arguss shares who has not completed the box entitled "Special Issuance Instructions" on the letter of transmittal, or for the account of an eligible institution.

     If the certificates for Arguss shares are registered in the name of a person other than the person who signs the letter of transmittal, or if certificates for unexchanged Arguss shares are to be issued to a person other than the registered holder or holders, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificates, with the signature or signatures on the certificates or stock powers guaranteed by an eligible institution.

     The method of delivery of Arguss share certificates and all other required documents, including delivery through DTC, is at your option and risk, and the delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured. In all cases, you should allow sufficient time to ensure timely delivery.

     IN ORDER TO PREVENT UNITED STATES FEDERAL INCOME TAX BACKUP WITHHOLDING WITH RESPECT TO CASH RECEIVED PURSUANT TO OUR OFFER IN LIEU OF FRACTIONAL SHARES, YOU MUST PROVIDE THE EXCHANGE AGENT WITH YOUR CORRECT TAXPAYER IDENTIFICATION NUMBER AND CERTIFY THAT YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING OF UNITED STATES FEDERAL INCOME TAX BY COMPLETING THE SUBSTITUTE FORM W-9 INCLUDED IN THE LETTER OF TRANSMITTAL. SOME ARGUSS STOCKHOLDERS (INCLUDING, AMONG OTHERS, ALL CORPORATIONS AND SOME FOREIGN

INDIVIDUALS) ARE EXEMPT FROM THESE BACKUP WITHHOLDING REQUIREMENTS. IN ORDER FOR A FOREIGN INDIVIDUAL STOCKHOLDER TO QUALIFY AS AN EXEMPT RECIPIENT, THE STOCKHOLDER MUST SUBMIT AN APPLICABLE INTERNAL REVENUE SERVICE FORM W-8, SIGNED UNDER PENALTIES OF PERJURY, ATTESTING TO THAT INDIVIDUAL'S EXEMPT STATUS.

     Guaranteed Delivery. If you wish to tender your Arguss shares pursuant to our offer and your certificates are not immediately available or you cannot deliver the certificates and all other required documents to the exchange agent prior to the expiration date, or cannot complete the procedure for book-entry transfer on a timely basis, you may still tender your Arguss shares so long as all of the following conditions are satisfied:

     - you make your tender by or through an eligible institution,

     - a properly completed and duly executed notice of guaranteed delivery, substantially in the form made available by us, is received by the exchange agent as provided below on or prior to the expiration date or the expiration of the subsequent offering period, and

     - the certificates for all tendered Arguss shares (or a confirmation of a book-entry transfer of such shares into the exchange agent's account at DTC as described above), in proper form for transfer, together with a properly completed and duly executed letter of transmittal (or a manually signed facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer, an agent's message) and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of such notice of guaranteed delivery.

     You may deliver the notice of guaranteed delivery by hand or transmit it by facsimile transmission or mail to the exchange agent and you must include a signature guarantee by an eligible institution in the form outlined in that notice.

     In all cases (including during any subsequent offering period), we will exchange Arguss shares tendered and accepted for exchange pursuant to our offer only after timely receipt by the exchange agent of (a) certificates for Arguss shares (or timely confirmation of a book-entry transfer of such securities into the exchange agent's account at DTC as described above), (b) properly completed and duly executed letter or letters of transmittal (or a manually signed facsimile thereof), along with any required signature guarantees or an agent's message in connection with a book-entry transfer and (c) any other required documents.

     A tender of Arguss shares pursuant to any of the procedures described above will constitute your acceptance of the terms and conditions of our offer as well as your representation and warranty to us that:

     - you have the full power and authority to tender, sell, assign and transfer the tendered shares (and any and all other Arguss shares or other securities issued or issuable in respect of such shares) and

     - when the same are accepted for exchange, we will acquire good and unencumbered title to such shares, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims.

     Appointment of Attorneys-In-Fact and Proxies. By executing a letter of transmittal, you irrevocably appoint our designees as your attorneys-in-fact and proxies, each with full power of substitution, to the full extent of your rights with respect to your Arguss shares tendered and accepted for exchange by us and with respect to any and all other Arguss shares and other securities issued or issuable in respect of those Arguss shares on or after January 7, 2002. That appointment is effective, and voting rights will be affected, when and only to the extent that we deposit the Dycom shares payable as consideration for the Arguss shares that you have tendered with the exchange agent. All such proxies will be considered coupled with an interest in the tendered Arguss shares and therefore will not be revocable. Upon the effectiveness of such appointment, all prior proxies that you have given will be revoked, and you may not give any subsequent proxies (and, if given, they will not be deemed effective). Our designees will, with respect to the Arguss shares for which the appointment is effective, be empowered, among other things, to exercise all of your voting and other rights as they, in their sole discretion, deem proper at any annual, special or adjourned meeting of Arguss' stockholders or otherwise. We reserve the right to require that, in order for Arguss shares to be deemed validly tendered, immediately upon our exchange of those Arguss shares, we be able to exercise full voting rights with respect to such Arguss shares.

     We will determine questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Arguss shares, in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any and all tenders of Arguss shares that we determine are not in proper form or the acceptance of or exchange for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of our offer and to make any change in the terms of or conditions to the offer, provided that we will not make any change in the form of consideration to be paid, decrease the consideration payable in the offer, reduce the maximum number of Arguss shares to be purchased in the offer, impose conditions to the offer in addition to those set forth in the merger agreement, or make any other change that is adverse to the holders of Arguss shares. We will give oral or written notice of any such delay, termination or amendment to the exchange agent and by making a public announcement. No tender of Arguss shares will be deemed to have been validly made until all defects and irregularities in tenders of Arguss shares have been cured or waived. Neither we, the exchange agent, the information agent, the dealer manager nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any Arguss shares or will incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of our offer (including the letter of transmittal and instructions thereto) will be final and binding.

     The tender of Arguss shares pursuant to any of the procedures described above will constitute a binding agreement between us and you upon the terms and subject to the conditions of the offer.

     THE METHOD OF DELIVERY OF ARGUSS SHARE CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

     Any applicable stock transfer taxes, if any, in connection with the offer, the merger and the merger agreement will be paid by Arguss and will not be a liability of any holder of Arguss shares.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of the material United States federal income tax consequences to Arguss stockholders that exchange Arguss shares for Dycom shares pursuant to the offer and the merger. This discussion is based on provisions of the Code, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date of this prospectus and all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of United States federal income taxation that may be applicable to Arguss stockholders in light of their particular circumstances or to Arguss stockholders subject to special treatment under United States federal income tax law (including, without limitation, individuals who are neither United States citizens nor residents, certain financial institutions, insurance companies, tax-exempt entities, dealers in securities, traders in securities that elect to apply a mark-to-market method of accounting, certain United States expatriates, persons that hold Arguss shares as part of a straddle, hedge, conversion transaction or other integrated investment, Arguss stockholders whose functional currency is not the United States dollar and Arguss stockholders who acquired Arguss shares through the exercise of employee stock options or otherwise as compensation). This discussion is limited to Arguss stockholders that hold their Arguss shares, and will hold their Dycom shares, as capital assets (generally, property held for investment), and it does not consider the United States federal income tax treatment of Arguss stockholders that hold Arguss shares through a partnership or other pass-through entity. Furthermore, this summary does not discuss any aspect of United States federal tax law other than income taxation, and does not discuss any state, local or foreign tax consequences of the offer and the merger.

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

     Consummation of the merger is conditioned upon the receipt by Dycom of the opinion of Shearman & Sterling, counsel to Dycom, and the receipt by Arguss of the opinion of Gibson, Dunn & Crutcher LLP, special counsel to Arguss, substantially to the effect that, under current United States federal income tax law, (a) the offer and the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and (b) each of Dycom, Purchaser and Arguss will be a party to that reorganization within the meaning of Section 368(b) of the Code. The tax opinions will be based on and subject to certain assumptions and limitations as well as factual representations made by Dycom, Purchaser and Arguss. No ruling will be sought from the Internal Revenue Service as to the United States federal income tax consequences of the offer and the merger, and the opinions of counsel will not be binding upon the Internal Revenue Service or any court. Accordingly, there can be no assurances that the Internal Revenue Service will not contest the conclusions expressed in the opinions or that a court will not sustain any contest.

     Assuming that the offer and the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, the United States federal income tax consequences of the offer and the merger can be summarized as follows:

     - A holder of Arguss shares will not recognize any gain or loss upon exchange of its Arguss shares solely for Dycom shares in the offer or the merger.

     - If a holder of Arguss shares receives cash instead of a fractional Dycom share, the holder will be required to recognize gain or loss, measured by the difference between the amount of cash received instead of that fractional Dycom share and the portion of the tax basis of that holder's Arguss shares allocable to that fractional share. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the Arguss shares that would otherwise have been exchanged for that fractional Dycom share were held for more than one year.

     - A holder of Arguss shares will have a tax basis in the Dycom shares received in the offer and the merger equal to (a) the tax basis of the Arguss shares surrendered by that holder pursuant to the offer or in the merger, less (b) any tax basis of the Arguss shares surrendered that is allocable to any fractional Dycom share for which cash is received.

     - The holding period for Dycom shares received in exchange for Arguss shares in the offer and the merger will include the holding period for Arguss shares surrendered in the offer and the merger.

     - If an Arguss stockholder, pursuant to the exercise of its right to seek an appraisal, exchanges all of its Arguss shares solely for cash, such holder generally will recognize capital gain or loss equal to the difference between the amount of cash received and its adjusted tax basis in the Arguss shares surrendered. Such gain or loss generally will be long-term capital gain or loss if the holder held the Arguss shares surrendered for more than one year as of the date of the exchange.

     As noted earlier, one of the conditions to the consummation of the merger is the receipt by Dycom and Arguss of tax opinions from their respective counsel with respect to the offer and the merger qualifying as a tax-free reorganization under the Code. Such tax opinions are subject to the truth and accuracy of certain representations made by Dycom, Purchaser, and Arguss, as well as certain assumptions relating to, among other things, the minimum tender condition for the offer being satisfied, and the consummation of the merger promptly after the offer, in accordance with the current terms of the merger agreement and applicable state law. There can be no assurance that the merger will be completed or that other factual assumptions will be satisfied. If such assumptions are not satisfied, an Arguss stockholder's exchange of Arguss shares for Dycom shares in the offer or the merger could be a taxable transaction, depending on the surrounding facts. Arguss stockholders are urged to consult their tax advisors concerning the United States federal income and other tax consequences of participation in the offer and/or the merger.

     The foregoing discussion is intended only as a summary and does not purport to be a complete analysis or listing of all potential United States federal income tax consequences of the offer and the merger. Arguss stockholders are urged to consult their tax advisors concerning the United States federal, state, local and foreign tax consequences of participation in the offer and/or the merger to them.

PURPOSE OF THE OFFER

     We are making the offer in order to acquire at least a majority of the total outstanding Arguss shares. We intend, as soon as practicable after completion of the offer, to have Purchaser merge with Arguss. The purpose of the merger is to acquire all Arguss shares not tendered and exchanged pursuant to the offer. In the merger, each then outstanding Arguss share (except for Arguss shares tendered, held by Arguss as treasury shares or Arguss shares owned by Dycom, Purchaser or any of Dycom's or Purchaser's subsidiaries or by stockholders of Arguss who perfect their appraisal rights, if any) would be converted into the right to receive the same number of Dycom shares as is paid per Arguss share in the offer subject to appraisal rights, if any, as may be exercised under the Delaware General Corporation Law, or DGCL.

THE MERGER

     Approval of the Merger. Under Section 251 of the DGCL, the approval of the board of directors of a company and the affirmative vote of the holders of a majority of its outstanding shares are required to approve and adopt a merger agreement. The Arguss board of directors has previously approved the merger. If we complete the offer and the minimum tender condition has been satisfied, we would have a sufficient number of Arguss shares to approve the merger without the affirmative vote of any other holder of Arguss shares. Therefore, unless the merger is consummated in accordance with the short-form merger provisions under the DGCL (described below), the only remaining required corporate action of Arguss will be the approval and adoption of the merger agreement by the affirmative vote of a majority of the outstanding Arguss shares, which will require a longer period of time to effect than would be the case with a short-form merger. This is referred to as a long-form merger.

     Possible Short-Form Merger. Section 253 of the DGCL would permit the merger to occur without a vote of Arguss' stockholders in a short-form merger if Dycom were to acquire at least 90% of the outstanding Arguss shares in the offer or otherwise (including as a result of purchases by Dycom during any subsequent offering period). No action by the stockholders of Arguss, other than by Dycom acting as the 90% stockholder, will be required to consummate the merger.

     Arguss has advised Purchaser that as of January 22, 2002, 14,519,944 Arguss shares were issued and outstanding, and 3,426,767 shares were reserved for issuance pursuant to outstanding employee stock options and no shares were held in Arguss' treasury. As a result, as of that date, the minimum tender condition would be satisfied if Purchaser acquired 8,973,356 Arguss shares. Also, as of such date, Purchaser could cause the merger to become effective in accordance with Delaware Law, without a meeting of Arguss' stockholders, if Purchaser acquired 13,067,950 Arguss shares.

APPRAISAL RIGHTS

     Arguss stockholders do not have appraisal rights in connection with the offer. If we complete the offer but less than 90% of the outstanding Arguss shares are validly tendered and not properly withdrawn in the offer, we intend to effect a long-form merger (as described above) as permitted under Section 251 of the DGCL. Arguss stockholders who have not exchanged their Arguss shares in the offer will not have appraisal rights in connection with a long-form merger.

     However, if at least 90% of the outstanding Arguss shares are validly tendered and not properly withdrawn in the offer, we intend to effect a short-form merger, and Arguss stockholders at the time of a short-form merger will have the right under Section 262 of the DGCL to dissent and demand appraisal of their Arguss shares. Under Section 262 of the DGCL, dissenting stockholders who comply with the applicable statutory procedures will be entitled to receive a judicial determination of the fair value of their Arguss shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, and to receive payment of this fair value in cash, together with a fair rate of interest, if any. We cannot assure you as to the methodology a court would use to determine fair value or how a court would select which of the elements of value are to be included in such a determination.

     The foregoing discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by the summary of procedures for seeking appraisal rights, which is set out in Annex D to this prospectus and incorporated herein by reference, and the full text of Section 262 of the DGCL, which is reprinted in its entirety after the summary in Annex D to this prospectus and incorporated herein by reference.

CONDITIONS TO THE OFFER

     The offer is subject to a number of conditions, which are described below:

          Minimum Tender Condition. There must be validly tendered and not properly withdrawn prior to the expiration of the offer the number of Arguss shares that, together with the Arguss shares then owned by Dycom and Purchaser, will constitute at least a majority of the total number of outstanding Arguss shares on a fully diluted basis (as though all options exercisable for Arguss shares had been converted, exercised or exchanged) as of the date that we accept the Arguss shares pursuant to our offer. Based on information supplied by Arguss, the number of Arguss shares needed to satisfy the minimum tender condition would have been 8,973,356 as of January 22, 2002.

          Antitrust Approvals. All applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or HSR Act, must have expired or been terminated and any required consents and clearances must have been obtained.

          Registration Statement Effectiveness. The registration statement on Form S-4, of which this prospectus is a part, must have been declared effective under the Securities Act of 1933 and must not be the subject of any stop order or proceedings seeking a stop order.

          New York Stock Exchange Listing. The Dycom shares issuable to Arguss stockholders in the offer and the merger must have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

          Other Conditions of the Offer. The offer is also subject to the condition that, at the time of acceptance for exchange of Arguss shares pursuant to the offer, there will not be existing and continuing any of the following events or circumstances:

             (1) there will have been instituted or pending any litigation, suit, claim, action or proceeding before any federal or state court of the United States (other than (a) any such action in which a motion for a temporary restraining order, a preliminary injunction or a permanent injunction will have been denied or will have expired, or a judicial order granting any such temporary restraining order, preliminary injunction or permanent injunction will have been reversed on appeal and not reinstated, (b) any such action or proceeding in which the United States Department of Justice, or the Federal Trade Commission or any applicable state authority does not file within 10 business days after commencement of such action a motion seeking injunctive relief of the type referred to in clauses (i) through (iii) of this paragraph (1), or
        (c) an action filed with consent of Purchaser) by any United States federal government or governmental authority or agency or any of the several states of the United States or any attorney general thereof (i) challenging or seeking to make illegal, materially delay, or otherwise, directly or indirectly, restrain or prohibit or make materially more costly, the making of the offer, the acceptance for exchange of any Arguss shares by Dycom, Purchaser or any other affiliate of Dycom, or the consummation of any other transaction contemplated by the merger agreement; (ii) seeking an order of divestiture that, if complied with, would, in Dycom's reasonable judgment, be expected to have a material adverse effect on the business, results of operations or financial condition of Dycom, Arguss and their subsidiaries, taken as a whole, after giving effect to the offer and the merger; or (iii) seeking to impose or confirm any limitation on the ability of Dycom, Purchaser or any other subsidiary of Dycom to exercise effectively full rights of ownership of any Arguss shares on all matters properly presented to the Arguss' stockholders, including, without limitation, the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement;

             (2) there will have been (a) any law enacted, promulgated, amended, issued or deemed applicable to (i) Dycom, Arguss or any of their respective subsidiaries or (ii) any transaction contemplated by the merger agreement or (b) entered, promulgated or enforced by any court or governmental authority, any order of any kind which prohibits, restrains, restricts or enjoins the consummation of the offer or has the effect of making the offer illegal, in each case, by any legislative body or governmental authority that would result, directly or indirectly, in any of the consequences referred to in clauses (i) through (iii) of paragraph (1) above;

             (3) there will have occurred and be continuing (a) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange (other than a shortening of trading hours or any coordinated trading halt triggered solely as a result of a specified increase or decrease in a market index), (b) a decline, measured from the date hereof, in the Standard & Poor's 500 Index in excess of 25%,
        (c) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (d) any new and material limitation (whether or not mandatory) by any United States government or governmental authority (as defined in the merger agreement), on the extension of credit by United States banks or other lending institutions, (e) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States not existing on the date of the merger agreement (the announced "War on Terrorism" resulting from the September 11, 2001 terrorist attacks will be deemed existing on the date of the merger agreement) or (f) in the case of any of the foregoing existing on the date of the merger agreement, including, without limitation, the announced War on Terrorism, a material acceleration or worsening thereof, it being understood that any air strike against, or special operations involving a limited number of ground troops in, the countries of Somalia or Yemen will not be considered a material acceleration or worsening of the War on Terrorism;

             (4) other than with respect to any order that is the subject of paragraph (1) or (2) above, there will have been enacted, entered, promulgated or enforced by any court or governmental authority any order which prohibits, restrains, restricts or enjoins the consummation of the offer or has the effect of making the offer illegal;

             (5) (a) Arguss will have breached or failed to perform in any material respect its obligations, covenants or agreements under the merger agreement, (b) the representations and warranties of Arguss contained in the merger agreement that are qualified by reference to materiality or an Arguss material adverse effect (as defined in the merger agreement) will not have been true and correct in all respects when made or at any time prior to the consummation of the offer as if made at and as of such time (other than representations and warranties which by their terms address matters only as of another specified date, which will be true and correct in all respects only as of such date), or
        (c) the representations and warranties of Arguss contained in the merger agreement that are not so qualified will not have been true and correct when made or at any time prior to the consummation of the offer as if made at and as of such time (other than representations and warranties which by their terms address matters only as of another specified date, which will be true and correct only as of such date), except, in the case of clause (c) only, for such failures to be true and correct as are not reasonably likely to, individually or in the aggregate, result in a material adverse effect (as defined in the merger agreement) on Arguss;

             (6)(a) it will have been publicly disclosed, or Dycom will have otherwise learned, that beneficial ownership (determined for the purposes of this paragraph as set forth in Rule 13d-3 of the Exchange
        Act) of 20% or more of the then-outstanding Arguss shares have been acquired by any person, other than Dycom or any of its affiliates, or
        (b) (i) the Arguss board of directors, or any committee thereof, will have withdrawn or modified, in a manner adverse to Dycom or Purchaser including by amending the Schedule 14D-9, the approval or recommendation of the offer, the merger, the merger agreement, or approved or recommended any superior proposal or any other acquisition of Arguss common stock other than the offer and the merger or (ii) the Arguss board, or any committee thereof, will have resolved to do any of the foregoing;

             (7) the merger agreement will have been terminated in accordance with its terms; and

             (8) the Amendment to Forbearance and Modification Agreement and Waiver, dated as of December 26, 2001, among Arguss and certain of its lenders will not have been amended to extend the forbearance period until the earlier of the effective time of the merger or the termination of the merger agreement;

     which, in the reasonable judgment of Dycom in any such case, and regardless of the circumstances (including any action or inaction by Dycom or any of its affiliates) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for payment.

     The foregoing conditions are for the sole benefit of Purchaser and Dycom and may be asserted by Purchaser or Dycom regardless of the circumstances giving rise to any such condition or may be waived by Purchaser or Dycom in whole or in part at any time and from time to time in their sole discretion. The failure by Dycom or Purchaser at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances; and each such right will be deemed an ongoing right that may be asserted at any time and from time to time.

REGULATORY APPROVALS

     Based upon our examination of publicly available information with respect to Arguss and review of certain information furnished by Arguss, and discussions between our representatives and representatives of Arguss during our investigation of Arguss, see "Background of the Offer" beginning on page 27, except as included in this prospectus, we are not aware of any licenses or regulatory permits that appear to be material to the business of Arguss and its subsidiaries, taken as a whole, and that might be adversely affected by our acquisition of Arguss shares in the offer. In addition, except as outlined in this prospectus, we are not aware of any filings, approvals or other actions by or with any governmental authority or administrative or regulatory agency that would be required for our acquisition or ownership of Arguss shares. Should any such approval or other action be required, we expect to seek such approval or action, except as described under "-- State Takeover Laws." Should any such approval or other action be required, we cannot be certain that we would be able to obtain any such approval or action without substantial conditions or that adverse consequences might not result to Arguss' or its subsidiaries' businesses, or that certain parts of Arguss', Dycom's or any of their respective subsidiaries' businesses might not have to be disposed of or held separate in order to obtain such approval or action. In that event, we may not be required to purchase any Arguss shares in the offer.

     State Takeover Laws. Arguss is incorporated under the laws of the State of Delaware. In general, Section 203 of the DGCL prevents an "interested stockholder", generally a person, or an affiliate or associate of the person, who owns or has the right to acquire 15% or more of a corporation's outstanding voting stock, from engaging in a business combination, which includes mergers and certain other transactions, with a Delaware corporation for a period of three years following the date such person became an interested stockholder unless, among other things, prior to such date the board of directors of the corporation approved either the business combination or the transaction in which the interested stockholder became an interested stockholder. On January 7, 2002, prior to the execution of the merger agreement and the stockholders' agreement, the Arguss board approved the merger agreement and the stockholders' agreement and determined that each of the offer and the merger is fair to, and in the best interests of, the stockholders of Arguss. Accordingly, Section 203 is inapplicable to the offer and the merger.

     A number of states have adopted takeover laws and regulations that purport to apply to attempts to acquire securities of corporations that are incorporated in those states or that have substantial assets, shareholders, principal executive offices or principal places of business in those states. To the extent that these state takeover statutes purport to apply to the offer or the merger, we believe that those laws conflict with U.S. federal law and are an unconstitutional burden on interstate commerce. In 1982, the Supreme Court of the United States, in Edgar v. Mite Corp., invalidated on constitutional grounds the Illinois Business Takeovers Statute, which, as a matter of state securities law, made takeovers of corporations meeting certain requirements more difficult. The reasoning in that decision is likely to apply to certain other state takeover statutes. In 1987, however, in CTS Corp. v. Dynamics Corp. of America, the Supreme Court of the United States held that the State of Indiana could as a matter of corporate law and, in particular, those aspects of corporate law concerning corporate governance, constitutionally disqualify a potential acquiror from voting on the affairs of a target corporation without the prior approval of the remaining shareholders, as long as those laws were applicable only under certain conditions. Subsequently, in TLX Acquisition Corp. v. Telex Corp., a federal district court in Oklahoma ruled that the Oklahoma statutes were unconstitutional insofar as they apply to corporations incorporated outside Oklahoma, because they would subject those corporations to inconsistent regulations. Similarly, in Tyson Foods, Inc. v. McReynolds, a federal district court in Tennessee ruled that four Tennessee takeover statutes were unconstitutional as applied to corporations incorporated outside Tennessee. This decision was affirmed by the United States Court of Appeals for the Sixth Circuit. In December 1988, a federal district court in Florida held, in Grand Metropolitan Plc v. Butterworth, that the provisions of the Florida Affiliated Transactions Act and Florida Control Share Acquisition Act were unconstitutional as applied to corporations incorporated outside of Florida.

     Arguss, directly or through its subsidiaries, conducts business in a number of states throughout the United States, some of which have enacted takeover laws. Dycom and Purchaser do not know whether any of these laws will, by their terms, apply to the offer or the merger and have not complied with any such laws. Should any person seek to apply any state takeover law, Purchaser will take such action as then appears desirable, which may include challenging the validity or applicability of any such statute in appropriate court proceedings. In the event it is asserted that one or more state takeover laws is applicable to the offer or the merger, and an appropriate court does not determine that it is inapplicable or invalid as applied to the offer, Purchaser might be required to file certain information with, or receive approvals from, the relevant state authorities. In addition, if enjoined, Purchaser might be unable to accept for exchange any Arguss shares tendered pursuant to the offer, or be delayed in continuing or consummating the offer and the merger. In such case, Purchaser may not be obligated to accept for payment any Arguss shares tendered. See
"-- Conditions to the Offer."

     Antitrust. Under the HSR Act and the rules that have been promulgated thereunder by the Federal Trade Commission, or FTC, certain acquisition transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the Department of Justice, referred to herein as the Antitrust Division and the FTC and certain waiting period requirements have been satisfied. The exchange of Arguss shares for Dycom shares pursuant to the offer is subject to such requirements.

     Pursuant to the requirements of the HSR Act, Dycom filed a Premerger Notification and Report Form with respect to the offer with the Antitrust Division and the FTC on January 16, 2002. The HSR filing on behalf of Arguss was made on January 17, 2002.

     Under the provisions of the HSR Act applicable to our offer, we may not accept for exchange Arguss shares until the expiration of a 30 calendar day waiting period following the filing by Dycom.

     Accordingly, the waiting period under the HSR Act applicable to the exchange of Arguss shares pursuant to the offer will expire at 11:59 p.m., New York City time, on February 15, 2002, unless the waiting period is earlier terminated by the FTC and the Antitrust Division or extended by a request from the FTC or the Antitrust Division for additional information and documentary material prior to the expiration of the waiting period. Pursuant to the HSR Act, we have requested early termination of the waiting period applicable to the offer. There can be no assurance, however, that the 30th calendar day

HSR Act waiting period will be terminated early. If either the FTC or the Antitrust Division were to request additional information and documentary material from Dycom with respect to the offer, the waiting period with respect to the offer would expire at 11:59 p.m., New York City time, on the 30th calendar day after the date of substantial compliance with such requests. If the acquisition of Arguss shares is delayed pursuant to a request by the FTC or the Antitrust Division for additional information and documentary material pursuant to the HSR Act, we may, but need not, extend the offer and, in any event, the purchase of and payment for Arguss shares will be deferred until at least 30 days after the request is substantially complied with, unless the waiting period is sooner terminated by the FTC and the Antitrust Division. Only one extension of such waiting period pursuant to a request for additional information is authorized by the HSR Act and the rules promulgated thereunder. Thereafter, the consummation of the offer and the merger could be enjoined preliminarily or permanently by a court order on antitrust or competition grounds, or temporarily by the consent of Dycom and Arguss. Any such extension of the waiting period, entry of a court injunction, or decision by Dycom and Arguss to postpone temporarily consummation of the exchange of Arguss shares will not give rise to any withdrawal rights not otherwise provided for by applicable law and outlined in this prospectus. See "-- Withdrawal Rights." It is a condition to the offer that all waiting periods applicable under the HSR Act to the offer expire or be terminated. See "-- Conditions to the Offer."

     The FTC and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions such as our proposed acquisition of Arguss shares pursuant to the offer. At any time before or after the exchange of Arguss shares pursuant to the offer, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the purchase of Arguss shares pursuant to the offer or seeking the divestiture of Arguss shares purchased by Dycom or the divestiture of substantial assets of Dycom, Arguss or their respective subsidiaries. Private parties and state attorneys general may also bring legal action under federal or state antitrust laws under certain circumstances. Based upon an examination of information available to us relating to the businesses in which Dycom, Arguss and their respective subsidiaries are engaged, we believe that the offer will not violate the antitrust laws. Nevertheless, there can be no assurance that a challenge to the offer on antitrust grounds will not be made or, if such a challenge is made, what the result would be. See "-- Conditions to the Offer" for certain conditions to the offer, including conditions with respect to litigation.

CERTAIN EFFECTS OF THE OFFER

     Reduced Liquidity; New York Stock Exchange Listing; Possible
Delisting. The tender of Arguss shares pursuant to the offer will reduce the number of holders of Arguss shares, and the number of Arguss shares that might otherwise trade publicly, and could adversely affect the liquidity and market value of the remaining Arguss shares held by the public. Shares of Arguss common stock are listed and principally traded on the New York Stock Exchange. Depending upon the number of Arguss shares purchased pursuant to the offer, the Arguss shares may no longer meet the requirements of the New York Stock Exchange for continued listing and may be delisted from the New York Stock Exchange. According to the New York Stock Exchange's published guidelines, the New York Stock Exchange would consider delisting the Arguss shares if, among other things, the number of record holders of at least 100 Arguss shares should fall below 1,200, the number of publicly held Arguss shares (exclusive of holdings of officers, directors and their families and other concentrated holdings of 10% or more) should fall below 600,000 or the aggregate market value of publicly held Arguss shares should fall below $5 million.

     If the New York Stock Exchange were to delist the Arguss shares, including after the exchange of shares in the offer but prior to the merger, the market for them could be adversely affected. It is possible that the Arguss shares would continue to trade on another securities exchange or in the over-the-counter market and that price or other quotations would be reported by such exchange or through the Nasdaq National Market or other sources. The extent of the public market and the availability of such quotations would depend, however, upon such factors as the number of stockholders and/or the aggregate market value of the stock remaining at such time, the interest in maintaining a market in the Arguss common stock on the part of securities firms, the possible termination of registration under the Exchange Act as described below, and other factors. We cannot predict whether the reduction in the number of Arguss shares that might otherwise trade publicly would have an adverse or beneficial effect on the market price for, or marketability of, the Arguss common stock.

     Dycom intends to cause the delisting of Arguss common stock from the New York Stock Exchange following consummation of the offer and the merger.

     Arguss has advised us that, as of January 22, 2002, there were 14,519,944 Arguss shares outstanding, held by approximately 111 holders of record.

     Status as "Margin Securities." The Arguss shares are presently "margin securities" under the regulations of the Federal Reserve System, which, among other things, allows brokers to extend credit on the collateral of Arguss shares. Depending on the factors similar to those described above with respect to listing and market quotations, following consummation of the offer, the Arguss shares may no longer constitute "margin securities" for the purposes of the Federal Reserve Board's margin regulations, in which event the Arguss shares would be ineligible as collateral for margin loans made by brokers.

     Going Private Transactions. The SEC has adopted Rule 13e-3 under the Exchange Act which is applicable to certain "going private" transactions and which may under certain circumstances apply to the merger or another business combination following the purchase of Arguss shares pursuant to the offer, in which we seek to acquire the remaining Arguss shares not held by us. We believe that Rule 13e-3 will not apply to the merger. Rule 13e-3 would require, among other things, that certain financial information concerning Arguss and certain information relating to the fairness of the proposed transaction and the consideration offered to minority shareholders in such transaction be filed with the SEC and disclosed to shareholders prior to consummation of the merger or other business combination.

     Registration Under the Exchange Act. Arguss shares are currently registered under the Exchange Act. Arguss can terminate that registration upon application to the SEC if the outstanding shares are not listed on a national securities exchange and if there are fewer than 300 holders of record of Arguss shares. Termination of registration of the Arguss shares under the Exchange Act would reduce the information that Arguss must furnish to its stockholders and to the SEC and would make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b), the requirement of furnishing a proxy statement in connection with stockholder meetings pursuant to
Section 14(a), and the related requirement of furnishing an annual report to stockholders, no longer applicable with respect to all Arguss shares. In addition, if Arguss shares are no longer registered under the Exchange Act, the requirements of Rule 13e-3 under the Exchange Act with respect to "going-private" transactions would no longer be applicable to Arguss. Furthermore, the ability of "affiliates" of Arguss and persons holding "restricted securities" of Arguss to dispose of such securities pursuant to Rule 144 under the Securities Act of 1933 may be impaired or eliminated. If registration of the Arguss shares under the Exchange Act were terminated, they would no longer be eligible for New York Stock Exchange listing or for continued inclusion on the Federal Reserve Board's list of "margin securities."

OPINION OF FINANCIAL ADVISOR TO ARGUSS

     Arguss engaged Allen & Company to act as its exclusive financial advisor in connection with the offer and the merger. In connection with this engagement, Arguss requested that Allen & Company evaluate the fairness, from a financial point of view, to the holders of Arguss shares of the consideration to be received in the offer and the merger. On January 4, 2002, at a meeting of the Arguss board held to consider the offer and the merger, in accordance with the Arguss board's instructions, Allen & Company rendered an oral opinion, which opinion was confirmed by delivery to the Arguss board of a written opinion dated January 7, 2002, to the effect that, as of that date and based on and subject to the matters described in its opinion, the consideration to be received was fair, from a financial point of view, to holders of Arguss shares. James W. Quinn, a member of the Arguss board, is also a Vice President and a director of Allen & Company.

     The full text of Allen & Company's written opinion dated January 7, 2002, which describes the assumptions made, matters considered and limitations on the review undertaken, is attached to this prospectus as Annex C. Allen & Company's opinion is addressed to the Arguss board and relates only to the fairness, from a financial point of view, of the consideration to be received as provided for in the offer and the merger. The opinion does not address any other aspect of the offer or the merger or any related transaction and does not constitute a recommendation to any holder of Arguss shares as to whether such stockholder should exchange Arguss shares in the offer or how such stockholder should vote or act with respect to any matters relating to the offer or the merger. THE SUMMARY OF ALLEN & COMPANY'S OPINION DESCRIBED BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. YOU ARE ENCOURAGED TO READ THE OPINION, WHICH IS ATTACHED TO THIS PROSPECTUS AS ANNEX C, CAREFULLY IN ITS ENTIRETY. In arriving at its opinion, Allen & Company:

     - reviewed and analyzed a draft of the merger agreement and drafts of the agreements ancillary thereto;

     - reviewed and analyzed historical publicly available business information and financial results of Arguss and Dycom, including SEC filings of each of Arguss and Dycom;

     - reviewed and analyzed non-public operating and financial information of Arguss and Dycom provided by the managements of Arguss and Dycom;

     - reviewed and analyzed information regarding the past and current operations and financial conditions and the business prospects of Arguss and Dycom;

     - held discussions with senior executives of Arguss and Dycom relating to strategic, financial and operational benefits anticipated from the merger;

     - reviewed and analyzed historical market prices and trading volumes for the Arguss shares and the Dycom shares;

     - reviewed and analyzed projections as to the future operating and financial performance of Arguss as provided by the management of Arguss;

     - reviewed and analyzed financial and operating data for selected publicly traded companies Allen & Company deemed comparable to Arguss and Dycom;

     - reviewed and analyzed publicly available financial information relating to selected comparable merger and acquisition transactions;

     - reviewed and analyzed publicly available transaction information for selected comparable exchange offers and tender offers;

     - reviewed and analyzed research reports relating to each of Arguss and Dycom and companies that Allen & Company deemed comparable to Arguss and Dycom;

     - performed discounted cash flow analyses of Arguss, Dycom and a combined entity consisting of Arguss and Dycom;

     - reviewed and analyzed certain other information concerning the infrastructure services industry and the telecommunications industry;

     - considered possible strategic alternatives for Arguss; and

     - performed such other analyses and reviewed such other information as Allen & Company deemed appropriate, including trends prevailing in relevant industries and financial markets.

     In rendering its opinion, Allen & Company relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information that Arguss, Dycom and their respective employees, representatives and affiliates provided to, or discussed with, Allen & Company. With respect to the financial projections provided to it, Allen & Company assumed, at the direction of the management of Arguss, without independent verification or investigation, that the forecasts were reasonably prepared in good faith reflecting the best currently available estimates and judgments of Arguss as to the future operating and financial performance of Arguss. Allen & Company assumed, with Arguss' consent, that the offer and the merger would be treated as an integrated transaction and as a tax-free reorganization for federal income tax purposes. Allen & Company also assumed, with Arguss' consent, that the offer and the merger would be consummated in all material respects in accordance with their terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party consents and approvals for the offer and the merger, no limitations, restrictions or conditions would be imposed that would have a material adverse effect on Arguss, Dycom or the contemplated benefits of the offer and the merger. Allen & Company relied, at the direction of the senior management of Arguss and Dycom, without independent verification or investigation, upon the assessments of the management of Dycom as to the anticipated financial and operational benefits of the offer and the merger and the risks associated therewith.

     Allen & Company did not (i) make or obtain any independent evaluations or appraisals of the assets or liabilities, contingent or otherwise, of Arguss or Dycom, (ii) perform due diligence on Arguss' or Dycom's physical properties and facilities, sales, marketing or service organizations, or (iii) express any opinion as to the underlying valuation, future performance or long-term viability of Arguss or Dycom, the price at which Arguss shares would trade after announcement or upon consummation of the Offer or the Merger, or the price at which Dycom shares would trade at any time in the future. Allen & Company expressed no view as to, and Allen & Company's opinion does not address, the underlying business decision of Arguss to effect the offer or the merger, and the opinion does not constitute a recommendation of the offer and the merger over any alternative business strategy that may be available to Arguss. Allen & Company's opinion was necessarily based on the information available to Allen & Company and general economic, financial and stock market conditions and circumstances as they existed and could be evaluated by Allen & Company as of the date of its opinion. Although subsequent developments may affect its opinion, Allen & Company does not have any obligation to update, revise or reaffirm its opinion. Arguss imposed no other instructions or limitations on Allen & Company with respect to the investigations made or the procedures followed by Allen & Company in rendering its opinion.

     This summary is not a complete description of Allen & Company's opinion to the Arguss board or the financial analyses performed and factors considered by Allen & Company in connection with its opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. Allen & Company believes that its analyses and this summary must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Allen & Company's analyses and opinion.

     In performing its analyses, Allen & Company considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Arguss and Dycom. No company or business used in the analyses as a comparison is identical to Arguss or Dycom, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies or business segments analyzed.

     The estimates contained in Allen & Company's analysis and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Allen & Company's analyses and estimates are inherently subject to substantial uncertainty.

     The type and amount of consideration payable in the offer and the merger was determined through negotiation between Arguss and Dycom and the decision to enter into the offer and the merger was solely that of the Arguss board. Allen & Company's opinion and financial analyses were only one of many factors considered by the Arguss board in its evaluation of the offer and the merger and should not be viewed as determinative of the views of the Arguss board or Arguss' management with respect to the offer and the merger or the consideration to be received by the holders of Arguss shares as provided for in the offer and the merger.

     Each of the analyses conducted by Allen & Company was carried out to provide a different perspective on the offer and the merger and to enhance the total mix of information. Allen & Company did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to the fairness to holders of Arguss shares, from a financial point of view, of the consideration to be received. Allen & Company did not place any specific reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination.

     Selected Companies Analysis. Allen & Company reviewed and compared certain financial, operating and stock market information related to Arguss with publicly held companies in the telecommunications infrastructure services industry (the "Comparable Companies"), including Dycom, International Fibercom, Inc., Mastec, Inc., Quanta Services, Inc. and Lexent, Inc.

     Allen & Company analyzed enterprise values, calculated as equity value, plus debt, less cash, as a multiple of latest 12 months, or LTM, and of estimated calendar year 2002 sales and earnings before interest, taxes, depreciation and amortization or EBITDA. All multiples were based on closing stock prices on January 4, 2002. Estimated financial data for the Comparable Companies was based on publicly available research analysts' estimates. Estimated financial data for Arguss were based on (i) information received from the senior management of Arguss ("Case A"), and (ii) publicly available research analysts' estimates ("Case B"). This analysis indicated the following multiples:

                                                                       MULTIPLES     MULTIPLES
                                               LOW    HIGH   MEDIAN    OF OFFER*     OF OFFER**
                                               ----   ----   ------   -----------   ------------
Enterprise Value as a Multiple of:
  LTM Revenues...............................  0.36   0.79    0.60       0.71           0.71
  Projected 2002 Revenues....................  0.36   1.30    0.66       0.82           0.83
  LTM EBITDA.................................   4.4   12.7     5.2        7.0            7.0
  Projected 2002 EBITDA......................   5.0    9.7     7.2        5.1            7.4

---------------
 * Case A
** Case B

     Based on the median multiples for the above ratios in Case A, this analysis indicated an equity value range for Arguss shares between $3.01 and $10.11 per share. Based on the median multiples for the above ratios in Case B, this analysis indicated an equity value range for Arguss shares between $3.01 and $5.48 per share. The equity value of Arguss shares at the agreed upon exchange ratio of 0.3333 Dycom shares for each Arguss share (based on the Dycom share price of $17.30 per share on January 4, 2002) is $5.77 per share, which is above the equity value range according to the Comparable Companies in Case B and within the equity value range according to the Comparable Companies in Case A.

     Mergers and Acquisitions by Comparable Companies Analysis. Using publicly available information, Allen & Company reviewed and compared the purchase prices (including net debt) and implied transaction value multiples paid in the following ten selected transactions in the telecommunications infrastructure industry, as well as other engineering service and infrastructure transactions deemed appropriate by Allen & Company. The transactions were:

TARGET                                                      ACQUIROR
------                                                      --------
Northern Line Layers.............................  Quanta Services, Inc.
The Ryan Company.................................  Quanta Services, Inc.
Ervin Cable Construction.........................  Dycom Industries, Inc.
AmeriLink Corporation............................  Tandy Corporation
Dames & Moore Group..............................  URS Corporation
MYR Group, Inc...................................  GPU Inc.
Niels Fugal Sons Company.........................  Dycom Industries, Inc.
U.S. Communications..............................  Arguss Communications, Inc.
UTILX Corporation................................  Infrastrux Group, Inc.
Able Telecom Holding.............................  Bracknell Corporation

     Allen & Company compared the transaction values implied by the purchase prices in these selected transactions as multiples of LTM sales and EBITDA, and operating earnings before interest and taxes or EBIT, as well as the equity value of the purchase price (excluding net debt) multiple of net income. All multiples were based on financial information available at the closing date of the relevant transaction. The analysis indicated the following multiples:

                                                     LOW    HIGH   MEDIAN   MULTIPLES OF OFFER
                                                     ----   ----   ------   ------------------
Transaction Value as a Multiple of:
  LTM Revenues.....................................  0.44   1.92    0.78           0.70
  LTM EBITDA.......................................   4.6   11.1     8.2            6.8
  LTM EBIT.........................................   5.1   21.9    10.8             NM
Equity Value as a Multiple of:
  LTM Net Income...................................   6.8   28.5    15.2             NM

     Based on the range of multiples for LTM revenues and LTM EBITDA, this analysis indicated an equity value range for Arguss shares between $1.76 and $23.82 per share, with a median range for Arguss shares between $6.81 and $7.56 per share. The equity value of Arguss shares at the agreed upon exchange ratio (based on the Dycom share price of $17.30 per share on January 4, 2002) is $5.77 per share, which is within the equity value range and below the medians according to comparable mergers and acquisition transactions.

     Since LTM EBIT was only marginally positive and LTM Net Income was negative for Arguss, a comparison based on these multiples was not meaningful.

     Transaction Premiums Analysis. Allen & Company analyzed over 100 tender offers and exchange offers involving target companies in industry sectors including construction firms, electric, gas and water distribution firms, and telecommunication service firms, from January 1999 to date. Allen & Company did this analysis to determine premiums paid in these transactions over the applicable stock price of the target company one day, one week and four weeks prior to announcement of the acquisition offer. The premiums one day prior to announcement averaged 25.5%; the premiums one week prior to announcement averaged 30.2%; and the premiums four weeks prior to announcement averaged 38.3%. Based on closing stock prices on January 4, 2002, the premium one day before the announcement of the offer and merger was 30.5%; the premium one week before announcement was 47.7%; and the premium four weeks prior to announcement was 64.8%.

     Based on the range of premiums, this analysis produced equity values of Arguss shares ranging from $4.84 to $5.55 per share. The equity value of Arguss shares at the agreed upon exchange ratio (based on the Dycom share price of $17.30 per share on January 4, 2002) is $5.77 per share, which is above the range of values according to the transaction premiums analysis.

     Historical Stock Price and Exchange Ratios. Allen & Company compared the ratio of the Arguss shares closing prices to the Dycom shares closing prices, and the exchange ratio of 3:1 for the offer and the merger, for time periods ranging from January 4, 2002, to two years prior to that date. The following table summarizes the results of this analysis:

                                                         AVERAGE MARKET    MERGER EXCHANGE
                                                         EXCHANGE RATIO     RATIO PREMIUM
                                                         --------------    ---------------
As of January 4, 2002..................................       3.91              30.3%
One Week Ended January 4, 2002.........................       4.17              39.0%
One Month Ended January 4, 2002........................       4.57              52.3%
Three Months Ended January 4, 2002.....................       5.07              69.0%
Six Months Ended January 4, 2002.......................       4.87              62.3%
One Year Ended January 4, 2002.........................       3.82              27.3%
Two Years Ended January 4, 2002........................       3.27               9.0%
                                                              ----              ----
Averages:                                                     4.24              41.3%

     Based on the range of market exchange ratios, this analysis produced values of Arguss shares ranging from $3.50 to $5.43 per share. The equity value of Arguss shares at the agreed upon exchange ratio of 0.3333 Dycom shares for each Arguss share (based on the Dycom share price of $17.30 per share on January 4, 2002) is $5.77 per share, which is above the range of values according to the historical stock price and exchange ratios analysis.

     Discounted Cash Flow Analysis. Allen & Company performed a discounted cash flow analysis on the projected financial information of Arguss and a combined entity consisting of Arguss and Dycom on a pro forma basis (the "Combined Entity") for the calendar years 2002 through 2006. This analysis was based upon
(i) operating and financial assumptions that were determined to be reasonable by the managements of Arguss and Dycom, (ii) other information, including potential synergies and financial benefits of the merger, provided to Allen & Company by the managements of Dycom and Arguss, and (iii) research analyst estimates for future financial performance of Dycom, as well as two cases for Arguss: (a) using Arguss management's projections through 2003 in conjunction with research analysts' projections for future periods ("Case A"); and (b) using research analysts' projections ("Case B"). Using this information, Allen & Company discounted to present value the projected stream of after-tax free cash flows (net income plus depreciation and amortization less capital expenditures and working capital changes). To estimate the residual value of Arguss and the Combined Entity at the end of the forecast period (the "Terminal Value"), Allen & Company applied a multiple of 5.2x to projected fiscal 2006 EBITDA. Allen & Company used discount rates ranging from 15% to 25% for Arguss and 10% to 20% for the Combined Entity.

     Based on these discount rates, Allen & Company calculated that the implied equity value per share of Arguss shares ranges from $4.31 to $8.08 per share in Case A and from $3.18 to $6.34 per share in Case B. Based on the agreed upon exchange ratio and Case A, Allen & Company calculated that the implied equity value per share of Arguss shares in the Combined Entity ranges from $6.05 per share to $8.58 per share, resulting in a range of premiums above Arguss stand-alone from 6.3% to 40.3%. Based on the agreed upon exchange ratio and Case B, Allen & Company calculated that the implied equity value per share of Arguss shares in the Combined Entity ranges from $5.91 per share to $8.35 per share, resulting in a range of premiums above Arguss stand-alone from 31.8% to 85.5%.

     Pro Forma Accretion/(Dilution) Analysis. Allen & Company reviewed and analyzed the potential pro forma effect of the merger on the future earnings per share, or EPS, of Dycom. For purposes of this analysis, Allen & Company analyzed information from 2002 through 2006 based upon research analyst estimates for future financial performance of Dycom, as well as two cases for Arguss: (a) using Arguss management's projections through 2003 in conjunction with research analysts' projections for later periods ("Case A"); and (b) using research analysts' projections ("Case B"). Further, based on information received from the senior management of Arguss and Dycom, Allen & Company assumed certain synergies, including cost savings and additional revenue growth potential from the Combined Entity ranging from 0% to 2% in 2002 and 2% to 4% from 2003 to 2006. The transaction was assumed to have closed on December 31, 2001 and the pro forma analysis excluded any one-time charges. This analysis resulted in the following impact on the future EPS of Dycom:

                                                         PRO FORMA EPS ACCRETION/(DILUTION)
                                                                      FOR DYCOM
                                                         -----------------------------------
YEAR                                                         CASE A              CASE B
----                                                     --------------      ---------------
2002...................................................    18% to 45%          (9%) to 31%
2003...................................................    41% to 63%           20% to 53%
2004...................................................    38% to 57%           20% to 49%
2005...................................................    35% to 53%           20% to 47%
2006...................................................    34% to 50%           20% to 45%

     The financial forecasts that underlie this analysis are subject to substantial uncertainty, and accordingly, actual results may be substantially different.

     Miscellaneous. Arguss selected Allen & Company as its exclusive financial advisor in connection with the offer and the merger based on Allen & Company's reputation, expertise and familiarity with Arguss and its business. Allen & Company is an internationally recognized investment banking firm and, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and related financings, bankruptcy reorganizations and similar recapitalizations, negotiated underwritings, secondary distributions of listed and unlisted securities, and valuations for corporate and other purposes.

     Pursuant to an engagement letter dated December 3, 2001, as supplemented and amended on January 3, 2002, Allen & Company provided financial advisory services and an opinion as to the fairness of the consideration to be received by the stockholders of Arguss in connection with the offer and the merger. The terms of this engagement include payment to Allen & Company of (i) a retainer fee of $100,000, (ii) a fee upon successful completion of a transaction equal to 1% of the aggregate transaction value of the offer and the merger up to $100 million and 1.5% of any excess over $100 million of the aggregate transaction value of the offer and the merger, and (iii) a fee for the fairness opinion of $250,000. The retainer fee and $150,000 of the opinion fee are creditable against the success fee. Arguss has also agreed to reimburse Allen & Company for its expenses incurred in performing its services. In addition, Arguss has agreed to indemnify Allen & Company and its affiliates, controlling persons, officers, agents and employees against certain liabilities and expenses, related to or arising out of Allen & Company's engagements and any related transactions.

ACCOUNTING TREATMENT OF THE MERGER

     Dycom will account for the merger as a "purchase," as this term is used under generally accepted accounting principles, commonly referred to as GAAP, for accounting and financial reporting purposes. Therefore, the total merger consideration paid by Dycom in connection with the merger, together with the direct costs of the merger, will be allocated to Arguss' assets and liabilities based on their fair market values, with any excess being treated as goodwill, or an intangible asset. During the first quarter of fiscal 2002, Dycom adopted Statement of Financial Accounting Standards No. 142, which eliminates amortization of goodwill and instead sets forth methods to periodically evaluate goodwill for impairment.

     Dycom has prepared the unaudited pro forma financial information contained in this prospectus using the purchase accounting method to account for the offer and the merger. See "Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page 68.

FEES AND EXPENSES

     Dycom has retained Merrill Lynch to act as dealer manager in connection with the offer and to provide financial advisory services to Dycom in connection with the offer and the merger. Merrill Lynch will receive customary compensation for these services, a significant portion of which is contingent upon the consummation of the offer and the merger, and will be reimbursed for out-of-pocket expenses, including reasonable expenses of counsel and other advisors. We have agreed to indemnify Merrill Lynch and related persons against certain liabilities and expenses in connection with their services, including certain liabilities and expenses under the federal securities laws. Merrill Lynch is currently engaged by Dycom and has in the past provided, and may in the future provide, financial advisory or financing services to Dycom and has received, and may receive, fees for rendering these services. In the ordinary course of Merrill Lynch's business, Merrill Lynch and its affiliates may actively trade securities of Dycom and Arguss for their own account and for the accounts of their customers and, accordingly, may at any time hold a long or short position in these securities.

     We have retained Georgeson Shareholder Communications Inc. as information agent in connection with the offer. The information agent may contact holders of Arguss shares by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominee stockholders to forward material relating to the offer to beneficial owners of Arguss shares. We will pay the information agent reasonable and customary compensation for these services in addition to reimbursing the information agent for its reasonable out-of-pocket expenses. We have agreed to indemnify the information agent against certain liabilities and expenses in connection with the offer, including certain liabilities under the U.S. federal securities laws.

     In addition, we have retained First Union National Bank as the exchange agent. We will pay the exchange agent reasonable and customary compensation for its services in connection with the offer, will reimburse the exchange agent for its reasonable out-of-pocket expenses and will indemnify the exchange agent against certain liabilities and expenses, including certain liabilities under the U.S. federal securities laws.

     Except as set forth above, we will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Arguss shares pursuant to the offer. We will reimburse brokers, dealers, commercial banks and trust companies and other nominees, upon request, for customary clerical and mailing expenses incurred by them in forwarding offering materials to their customers.

STOCK EXCHANGE LISTING

     Our common stock is listed on the New York Stock Exchange under the symbol "DY." We will make an application to list on the New York Stock Exchange the Dycom shares that we will issue pursuant to the offer and the merger.

                              THE MERGER AGREEMENT

     The following is a summary description of the material provisions of the merger agreement. This summary is qualified in its entirety by reference to the complete text of the merger agreement, which is attached as Annex A to this prospectus and incorporated herein by reference. All Arguss stockholders are urged to read the merger agreement in its entirety because it is the legal document that governs the offer and the merger.

THE OFFER

     Terms of the Offer. The merger agreement provides for the commencement by Purchaser of this offer as soon as practicable after the initial public announcement of the execution of the merger agreement. The obligation of Purchaser and Dycom to exchange 0.3333 Dycom shares, subject to the limitations described below, for each outstanding share of Arguss common stock that is validly tendered and not properly withdrawn is subject to the satisfaction of the minimum tender condition and certain other conditions that are described in "The Offer -- Conditions to the Offer" beginning on page 39. The merger agreement prohibits Purchaser from amending the offer to change the form of consideration to be paid, decreasing the consideration payable per Arguss share or the number of Arguss shares sought in the offer, imposing additional conditions to the offer or making any other change which is adverse to the holders of the Arguss shares.

     Mandatory Extensions to the Offer. If a majority of the outstanding Arguss shares on a fully diluted basis has not been tendered by the initial expiration date, Purchaser must extend the offer on one or more occasions until a majority of the Arguss shares has been tendered, except that Purchaser will not be required to extend the offer for more than 15 business days after the initial expiration date.

     Optional Extensions to the Offer. Purchaser will have the right to extend the offer (a) beyond the initial scheduled expiration date or any extension of the expiration date if, at the scheduled or extended expiration date of the offer, any of the conditions to the offer have not been satisfied or waived, until the conditions to the offer are satisfied or waived, (b) for any period required by any rule, regulation, interpretation or position of the SEC or its staff applicable to the offer or any period required by applicable law or (c) for an aggregate period of not more than ten business days beyond the latest applicable date that would otherwise be permitted under clause (a) or (b) above, if, as of the expiration date, all of the conditions to the offer have been satisfied or waived but the number of Arguss shares validly tendered and not withdrawn equals more than 50%, but less than 90%, of the outstanding Arguss shares on a fully diluted basis.

     Prompt Exchange of Arguss Shares After the Closing of the Offer. Subject to the conditions of the offer, Purchaser will accept for exchange and exchange, as promptly as practicable after the expiration of the offer, all Arguss shares validly tendered and not properly withdrawn pursuant to the offer.

THE MERGER

     Terms of the Merger. The merger agreement provides that Purchaser will be merged with and into Arguss as soon as practicable following the satisfaction or waiver of the conditions to the merger set forth in the merger agreement. Under the terms of the merger agreement, at the effective time of the merger, each Arguss share not tendered in the offer will be canceled and converted into the right to receive from Purchaser the same per share consideration received by holders of Arguss shares who exchanged their Arguss shares in the offer and each share of Purchaser common stock will be converted into and exchanged for one share of common stock of the surviving corporation. Notwithstanding the foregoing, the merger consideration will not be payable in respect of Arguss shares held by Arguss as treasury shares or by Dycom, Purchaser or any of Dycom's or Purchaser's subsidiaries or by stockholders of Arguss who perfect their appraisal rights, if any.

     Effective Time of the Merger. The merger will become effective upon the filing of a certificate of merger or certificate of ownership and merger with the Secretary of State of the State of Delaware or such later time as is agreed by Arguss and Dycom and specified in the certificate of merger or certificate of ownership and merger. The filing of the certificate of merger or certificate of ownership and merger will take place as soon as practicable after satisfaction or waiver of the conditions described below under "-- Conditions to the Merger."

     Certificate of Incorporation; By-Laws; Directors and Officers. The certificate of incorporation of Purchaser in effect at the effective time will be the certificate of incorporation of the surviving corporation until thereafter amended in accordance with the provisions of the certificate of incorporation and as provided under Delaware law, except that the certificate of incorporation will be amended to provide that the name of the surviving corporation will be the name of Arguss. The by-laws of Purchaser in effect at the effective time will be the by-laws of the surviving corporation until thereafter amended in accordance with the provisions of the by-laws, the certificate of incorporation of the surviving corporation and applicable Delaware law.

     From and after the effective time and until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the surviving corporation's certificate of incorporation and by-laws, the directors of Purchaser at the effective time will be the directors of the surviving corporation and the officers of Arguss at the effective time will be the officers of the surviving corporation.

ARGUSS BOARD OF DIRECTORS

     Upon the acceptance for exchange of Arguss shares pursuant to the offer, Dycom will be entitled to designate a number of directors (rounded up to the next whole number) on Arguss' board of directors that equals the product of (a) the total number of directors on Arguss' board of directors (giving effect to the election of any additional directors pursuant to this provision) and (b) the percentage that the number of shares beneficially owned by Dycom and Purchaser (including Arguss shares accepted for exchange) bears to the total number of outstanding Arguss shares. Arguss will take all action necessary to cause Dycom's designees to be elected or appointed to the Arguss board of directors, including increasing the number of directors and seeking and accepting resignations of incumbent directors. At the same time, Arguss will use its best efforts to cause individuals designated by Dycom to constitute the number of members (rounded up to the next whole number) on each committee of Arguss' board of directors as well as on each board of directors (and each committee thereof) of each subsidiary of Arguss identified by Dycom that represents the same percentage as such individuals represent on the Arguss board, in each case, only to the extent permitted by applicable law. Until the merger has become effective, Arguss and Dycom will use their best efforts to cause Arguss' board of directors to consist of at least two members who were directors of Arguss on January 7, 2002. The merger agreement provides that, prior to the effective time of the merger, the affirmative vote of a majority of those directors not designated by Dycom will be required to:

     - terminate the merger agreement on behalf of Arguss,

     - amend the merger agreement when the amendment requires approval of Arguss' board of directors,

     - extend the time for performance of Dycom's or Purchaser's obligations under the merger agreement,

     - waive compliance with any agreement or condition contained in the merger agreement for the benefit of Arguss, or

     - approve any other action of Arguss which adversely affects the holders (other than Dycom or Purchaser) of Arguss shares.

TREATMENT OF ARGUSS STOCK OPTIONS

     The merger agreement provides that each outstanding option to purchase Arguss shares, whether or not vested or exercisable, that is not exercised prior to the effective time of the merger, will be converted into an option to purchase that whole number of Dycom shares (rounded to the nearest whole share) equal to the number of shares subject to the Arguss stock option immediately prior to the effective time multiplied by 0.3333, the exchange ratio in the offer, at a price per Dycom share (rounded down to the nearest whole cent) equal to the option price per share subject to such Arguss stock option in effect immediately prior to the effective time divided by the exchange ratio. Each Arguss stock option converted into a Dycom stock option will be exercisable upon the same terms and conditions as those under the applicable Arguss stock option plan.

     Dycom will, at or prior to the effective time, reserve for issuance a sufficient number of Dycom shares for delivery upon exercise of the options to purchase Dycom shares and agrees to file a registration statement on Form S-8 relating to such options and shares with the SEC.

COVENANTS AND REPRESENTATIONS AND WARRANTIES

     Access to Information. Until the effective time of the merger, each of Arguss and Dycom and each of their respective subsidiaries will, upon prior notice, afford the other and its representatives access at reasonable times to its and its subsidiaries' employees, properties, books and records in order that Arguss or Dycom may have an opportunity to make reasonable investigations.

     Conduct of Business of Arguss Pending Merger. The merger agreement obligates Arguss and its subsidiaries, among other things, until the effective time of the merger, unless Dycom otherwise consents, to conduct their business in the ordinary course of business and in a manner consistent with past practice. The merger agreement also expressly restricts the ability of Arguss to engage in certain material transactions, such as certain purchases and sales of assets or the sale or redemption of outstanding securities of Arguss, without the prior written consent of Dycom.

     Conduct of Business of Dycom Pending Merger. The merger agreement obligates Dycom, until the effective time of the merger, not to take any action, without the consent of Arguss, which would cause its representations and warranties to be untrue in any material respect. The merger agreement also expressly restricts the ability of Dycom to take any action that would reasonably be likely to materially delay the consummation of the offer or the merger.

     No Solicitation of Alternative Transactions. The merger agreement provides that, except in the circumstances described below, Arguss will not and will instruct its representatives not to directly or indirectly solicit, initiate or encourage, or take any other action to facilitate, any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any competing transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a competing transaction, or agree to or endorse any competing transaction, or authorize or permit any of its representatives to take such action.

     However, the merger agreement provides that the Arguss board of directors may furnish information to, enter into discussion or negotiations with, and maintain or continue such discussions or negotiations with, a person who has made an unsolicited, written, bona fide proposal or offer regarding a competing transaction if the Arguss board has (a) determined, in its good faith judgment (after advice from its financial advisor), that such proposal or offer is reasonably likely to constitute a superior proposal (as defined below), (b) determined, in its good faith judgment after consultation with independent legal counsel, that it is necessary to take such actions in order to comply with its fiduciary duties under applicable law and (c) provided written notice to Dycom of its intent to furnish information or to hold discussions or negotiations with such person at least two business days prior to taking any such action.

     Obligation to Recommend the Offer and the Merger. The merger agreement provides that, unless the Arguss board of directors otherwise determines (based upon a majority vote thereof in its good faith judgment) that such other action is necessary to comply with its fiduciary duty to stockholders under applicable law after receiving advice from outside legal counsel, prior to approval by the stockholders of Arguss, (a) the Arguss board of directors will recommend approval of the merger agreement by Arguss' stockholders, (b) neither the Arguss board of directors nor any of its committees will amend, modify or withdraw such recommendation in a manner adverse to Dycom or take any action or make any statement inconsistent with such recommendation and (c) Arguss will take all lawful action reasonably necessary to secure any required Arguss stockholder approval of the merger agreement. In the event that the Arguss board has recommended that Arguss stockholders approve the merger agreement but, before approval by the Arguss stockholders, subsequently determines (based on a majority vote of the Arguss board) in good faith that some other action is necessary to comply with its fiduciary duties to its stockholders under applicable law after receiving advice from outside counsel, Dycom and Purchaser will cooperate with Arguss in making modifications to the disclosure regarding the Arguss board's recommendation in the proxy statement/prospectus relating to the stockholder vote to accurately reflect that determination. The merger agreement also provides that prior to the closing of the offer Arguss may take any of such actions in connection with the termination of the merger agreement as described below under "-- Termination of the Merger Agreement -- Termination by Arguss" if a third party makes a superior proposal.

     "Competing transaction" means any of the following transactions (except to the extent the transaction involves Conceptronic, Arguss' wholly owned subsidiary): (a) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving Arguss or any material subsidiaries, (b) any sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of Arguss or any material subsidiaries, (c) any sale, exchange, transfer or other disposition of 20% or more of any class of equity securities of Arguss or any material subsidiaries, (d) any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 20% or more of any class of equity securities of Arguss or any material subsidiaries, (e) any solicitation in opposition to approval and adoption of the merger agreement by the Arguss stockholders, or (f) any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay any of the transactions contemplated by the merger agreement or the stockholders' agreement.

     "Superior proposal" means an unsolicited written bona fide offer made by a third party to consummate any of the following transactions: (a) a merger, consolidation, share exchange, business combination or other similar transaction involving Arguss pursuant to which the stockholders of Arguss immediately preceding such transaction would hold less than 50% of the equity interest in the surviving or resulting entity of such transaction, (b) any sale, lease, exchange, transfer or other disposition of all or a substantial part of the assets of Arguss, (c) the acquisition by any person or group, directly or indirectly, of ownership of 100% of the then outstanding shares of stock of Arguss or (d) any substantially equivalent transaction, on terms that the Arguss board determines, in its good faith judgment (after having received the advice of a financial advisor of internationally recognized reputation), to be more favorable to Arguss stockholders than the merger, is reasonably capable of being consummated and for which financing, to the extent required, is likely to be obtained on a timely basis.

     Further Action; Reasonable Best Efforts. Dycom and Arguss will promptly after the execution of the merger agreement (a) make their respective filings, and thereafter make any other required submissions, under the HSR Act with respect to the transactions and (b) use their reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws or otherwise to consummate and make effective the transactions, including, without limitation, using their reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with Arguss and its subsidiaries as are necessary for the consummation of the transactions and to fulfill the conditions to the merger. However, neither Purchaser nor Dycom will be required to take any action, including entering into any consent decree, hold separate orders or other arrangements, that (1) requires the divestiture of any assets of any of Purchaser, Dycom, Arguss or any of their respective subsidiaries or (2) limits Dycom's freedom of action with respect to, or its ability to retain, Arguss and its subsidiaries or any portion thereof or any of Dycom's or its affiliates' other assets or businesses. In case, at any time after the effective time, any further action is necessary or desirable to carry out the purposes of the merger agreement, the proper officers and directors of each party to the merger agreement will use their reasonable best efforts to take all such action.

     Directors' and Officers' Indemnification and Insurance. See "Interests of Certain Persons" beginning on page 63.

     Employee Benefits. The merger agreement provides that, from and after the effective time, Dycom will cause the surviving corporation and its subsidiaries to honor, in accordance with their terms, all contracts, agreements, arrangements, policies, plans and commitments as in effect immediately prior to the effective time that are applicable to any current or former employees or directors of Arguss or any of its subsidiaries. Employees of Arguss and its subsidiaries will receive credit for purposes of eligibility to participate and vesting (but not for benefit accruals) under any employee benefit plan, program or arrangement established or maintained by the surviving corporation or any of its subsidiaries for service accrued or deemed accrued prior to the effective time with Arguss or its subsidiaries. However, the crediting of service may not duplicate any benefit or the funding of any benefit. In addition, Dycom will waive, or cause to be waived, any limitations on benefits relating to any pre-existing conditions to the same extent such limitations are waived under any comparable plan of Dycom or its subsidiaries and recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by employees of Arguss and its subsidiaries in the calendar year in which the effective time occurs.

     Representations and Warranties. The merger agreement contains a number of customary representations and warranties relating to each of the parties and their ability to consummate the offer and the merger. Among others, Arguss makes representations and warranties to Dycom and Purchaser regarding:

     - organization and qualification to do business;

     - subsidiaries;

     - capitalization;

     - corporate authority to enter into the merger agreement and the stockholders' agreement;

     - SEC filings and financial statements;

     - absence of certain changes or events;

     - absence of litigation;

     - employee benefit plans;

     - labor and employment matters;

     - intellectual property;

     - taxes;

     - environmental matters;

     - material contracts;

     - board approval and required vote;

     - opinion of Arguss' financial advisor; and

     - brokers.

     Among others, Dycom and Purchaser make representations and warranties to Arguss regarding:

     - corporate organization;

     - capitalization;

     - corporate authority to enter into the merger agreement and the stockholders' agreement;

     - SEC filings and financial statements;

     - absence of certain changes or events;

     - absence of litigation;

     - operations of Purchaser;

     - taxes; and

     - brokers.

     All representations and warranties of each party expire at the effective time of the merger.

CONDITIONS TO THE OFFER

     See "The Offer -- Conditions to the Offer" beginning on page 39.

CONDITIONS TO THE MERGER

     The obligations of Dycom, Purchaser and Arguss to consummate the merger are subject to the satisfaction of the following conditions:

     - the registration statement on Form S-4 relating to the merger will have been declared effective by the SEC under the Securities Act of 1933 and not be the subject of any stop order or proceedings seeking a stop order,

     - to the extent required by the DGCL, the merger agreement will have been approved and adopted by the Arguss stockholders,

     - no provision of any applicable law or regulation and no order, judgment or decree will prohibit the consummation of the merger,

     - any waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act will have expired or been terminated,

     - Dycom shares to be issued in the merger will have been authorized for listing on the New York Stock Exchange, subject to official notice of issuance, and

     - Purchaser will have accepted for exchange and exchanged all Arguss shares tendered pursuant to the offer.

     The obligations of Dycom and Purchaser to consummate the merger are subject to the satisfaction or waiver (when permissible) of the following additional conditions:

     - the representations and warranties of Arguss set forth in the merger agreement will be true and correct unless the failure of the representations and warranties to be true and correct would not reasonably be expected to result in a material adverse effect (as defined in the merger agreement) on Arguss;

     - Arguss will have performed or complied in all material respects with all agreements and covenants that the merger agreement requires Arguss to perform or comply with on or prior to the effective time of the merger;

     - Arguss will have delivered to Dycom at the closing a certificate certifying as to the satisfaction of the two preceding conditions;

     - all consents and approvals required to consummate the merger will have been obtained;

     - there will not have been a material adverse effect on Arguss since the date of the merger agreement; and

     - Dycom will have received an opinion from its counsel to the effect that, for United States federal income tax purposes, the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and that each of Dycom, Purchaser and Arguss will be a party to the reorganization within the meaning of Section 368(b) of the Code, and the opinion will not have been withdrawn or modified in any material respect.

     The obligations of Arguss to consummate the merger are subject to the satisfaction or waiver (when permissible) of the following additional conditions:

     - the representations and warranties of Dycom set forth in the merger agreement will be true and correct unless the failure of the representations and warranties to be true and correct would not reasonably be expected to result in a material adverse effect (as defined in the merger agreement) on Dycom;

     - Dycom and Purchaser will have performed or complied in all material respects with all agreements and covenants that the merger agreement requires them to perform or comply with on or prior to the effective time of the merger;

     - Dycom will have delivered to Arguss at the closing a certificate certifying as to the satisfaction of the two preceding conditions;

     - there will not have been a material adverse effect on Dycom since the date of the merger agreement; and

     - Arguss will have received an opinion from its counsel to the effect that, for United States federal income tax purposes, the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and that each of Arguss, Purchaser and Dycom will be a party to the reorganization within the meaning of Section 368(b) of the Code, and the opinion will not have been withdrawn or modified in any material respect.

TERMINATION OF THE MERGER AGREEMENT

     Termination by Mutual Agreement. The merger agreement may be terminated at any time prior to the effective time of the merger by the mutual written consent of Dycom and Arguss.

     Termination by Either Dycom or Arguss. The merger agreement may be terminated at any time prior to the effective time of the merger by either Dycom or Arguss if:

          (1) the offer has not been consummated on or before July 31, 2002 unless the failure to consummate the offer is the result of a material breach or failure to fulfill a material obligation of the merger agreement by the party seeking termination, or

          (2) if any court of competent jurisdiction or any governmental authority has issued an order, judgment or decree or taken any other action permanently restricting, enjoining, restraining or otherwise prohibiting acceptance for payment of, and exchange of, Arguss shares pursuant to the offer or consummation of the merger, and such order, judgment or decree or other action has become final and nonappealable.

     Termination by Dycom. The merger agreement may be terminated at any time prior to the effective time of the merger by Dycom if:

          (1) at any time prior to the date Purchaser accepts Arguss shares in the offer, referred to as the acceptance date, Arguss breaches or fails to perform in any material respect any of its obligations, covenants or agreements or its representations and warranties are not true and correct unless the failure of the representations and warranties to be true and correct would not reasonably be expected to result in a material adverse effect (as defined in the merger agreement) on Arguss which cannot be or has not been cured prior to the earlier of 30 days following receipt by Arguss of written notice from Dycom of such breach or misrepresentation and July 31, 2002 and which has not been waived by Dycom pursuant to the provisions of the merger agreement, or

          (2) at any time prior to the acceptance date, (a) Arguss, or its board of directors, as the case may be, has (i) entered into any agreement with respect to any competing transaction other than the offer or the merger and other than a confidentiality agreement, (ii) failed to make, withdrawn or modified, in a manner adverse to Dycom or Purchaser, its approval and recommendation of the offer, the merger and the merger agreement, or (iii) approved or recommended any competing transaction other than the offer or the merger, or (b) Arguss or Arguss' board of directors or any of its committees has resolved to do any of the foregoing, or

          (3) at any time prior to the acceptance date Arguss breaches in any material respect any of its obligations under "-- Covenants and Representations and Warranties -- No Solicitation of Alternative Transactions" or under paragraph (2) of "-- Termination by Arguss", below, or

          (4) the offer has been extended on at least three occasions for an aggregate period of at least 15 business days beyond the initial expiration date, and on such extended date of expiration, the minimum tender condition has not been satisfied.

     Termination by Arguss. The merger agreement may be terminated at any time prior to the effective time of the merger by Arguss if:

     (1) at any time prior to the acceptance date, Dycom breaches or fails to perform in any material respect any of its obligations, covenants or agreements or its representations and warranties are not true and correct unless the failure of the representations and warranties to be true and correct would not reasonably be expected to result in a material adverse effect (as defined in the merger agreement) on Dycom which cannot be or has not been cured prior to the earlier of 30 days following receipt by Dycom of written notice from Arguss of such breach or failure to perform and July 31, 2002, and which has not been waived by Arguss pursuant to the provisions of the merger agreement, or

     (2) at any time prior to the effective time Dycom has not acquired at least a majority of the outstanding Arguss shares pursuant to the offer or otherwise, a superior proposal is received by Arguss and the board of directors of Arguss reasonably determines in good faith (after receiving the advice of outside legal counsel) that it is necessary to terminate the merger agreement and enter into an agreement to effect the superior proposal to comply with its fiduciary duties under applicable law; provided that Arguss may not terminate the merger agreement pursuant to the rights described in this paragraph unless and until
(a) two business days have elapsed following delivery to Dycom of a written notice of such determination by the Arguss board and during such two business day period Arguss has fully cooperated with Dycom, including, without limitation, informing Dycom of the terms and conditions of such superior proposal, and the identity of the person making such superior proposal, with the intent of enabling the parties to the merger agreement to agree to a modification of the terms and conditions of the merger agreement so that the transactions contemplated by the merger agreement may be effected; (b) at the end of such two business day period the competing transaction continues in the judgment of the Arguss board to constitute a superior proposal and the Arguss board confirms its determination (after receiving the advice of outside legal counsel) that it is necessary to terminate the merger agreement and enter into an agreement to effect the superior proposal to comply with its fiduciary duties under applicable law; and (c) (x) at or prior to such termination, Dycom has received all amounts due under the merger agreement by wire transfer in same day funds and (y) promptly following such termination Arguss enters into a definitive acquisition, merger or similar agreement to effect the superior proposal.

TERMINATION FEES

     Termination Fees Payable by Arguss to Dycom. In the event that the merger agreement is terminated by (a) Dycom as described under paragraph (2) under "-- Termination of the Merger Agreement -- Termination by Dycom" above or (b) Arguss as described under paragraph (2) under "-- Termination of the Merger Agreement -- Termination by Arguss" above, then Arguss is required to pay to Dycom in immediately available funds a termination fee in an amount equal to $2,500,000 and all of Dycom's expenses, up to a maximum of $1,500,000.

     If the merger agreement is terminated by Dycom as described under paragraph
(1) or paragraph (3) under "-- Termination by Dycom" then Arguss is required to pay Dycom within five days after submission of statements, all of Dycom's expenses up to a maximum of $1,500,000.

     If the merger agreement is terminated by Dycom or Arguss as described under paragraphs (1) or (3) under "-- Termination by Dycom" or paragraph (1) under "-- Termination by Either Dycom or Arguss" (unless the reason the offer has not been consummated on or prior to July 31, 2002 is the result of a material breach of the merger agreement by Dycom or Purchaser) and a proposal or offer for a competing transaction has been made and publicly announced or communicated to Arguss' stockholders after the date of the merger agreement and prior to the termination date, and concurrently with or within 12 months of the date of such termination a third party acquisition event (as defined below) occurs, then Arguss is required to pay Dycom within five business days of the occurrence of such event, a termination fee in the amount of $2,500,000 and, if the termination is because the offer has not been consummated by July 31, 2002, Arguss is required to pay Dycom its expenses, up to a maximum of $1,500,000.

     "Third party acquisition event" means the earlier of the consummation of a competing transaction involving the purchase of a majority of either the equity securities of Arguss or of the consolidated assets of Arguss and its subsidiaries, taken as a whole, or any such transaction that, taken as a whole, if it had been proposed prior to the termination of the merger agreement, would have constituted a competing transaction, or the entering into by Arguss or any of its subsidiaries of a definitive agreement with respect to any such transaction.

     If the merger agreement is terminated by Dycom under paragraph (4) under "-- Termination by Dycom" and a proposal or offer for a competing transaction has been made and publicly announced or communicated to Arguss' stockholders after the date of the merger agreement and prior to the date of such termination, and concurrently with or within twelve months of the date of such termination a third party acquisition event occurs, then Arguss is required to pay Dycom, within five business days of the occurrence of such third party acquisition event, all of its expenses up to a maximum of $1,500,000, and a termination fee of $2,500,000.

     Termination Fees Payable by Dycom to Arguss. If the merger agreement is terminated by Arguss under paragraph (1) under "-- Termination by Arguss", Dycom is required to pay Arguss, within five business days, Arguss' expenses up to $1,000,000.

                          THE STOCKHOLDERS' AGREEMENT

     The following is a summary description of the material provisions of the stockholders' agreement. This summary is qualified in its entirety by reference to the complete text of the stockholders' agreement, which is attached as Annex B to this prospectus and incorporated by reference into this prospectus. All Arguss stockholders are urged to read the stockholders' agreement in its entirety.

     Concurrently with the execution of the merger agreement, in order to induce Dycom to enter into the merger agreement, the current directors and certain executive officers of Arguss entered into a stockholders' agreement with Dycom, Purchaser and Arguss.

     Covenants. The stockholders' agreement provides, among other things, that all of the persons that are subject to the terms of the stockholders' agreement will:

     - tender all of their outstanding Arguss shares into the offer promptly after commencement of the offer and will not withdraw such shares from the offer;

     - vote all of their outstanding Arguss shares at any meeting of Arguss stockholders and in any action by written consent in favor of the merger agreement and any other matter that could reasonably be expected to facilitate the consummation of the merger and any other transactions contemplated by the merger agreement;

     - vote all of their outstanding Arguss shares at any meeting of Arguss stockholders and in any action by written consent against any competing transaction or any merger, consolidation, sale of assets, recapitalization or other business combination or any other action or agreement that could reasonably be expected to cause Arguss not to be able to meet the conditions to the merger or fulfill its obligations under the merger agreement;

     - grant an irrevocable proxy to Dycom to vote all of their Arguss shares at any meeting of Arguss stockholders and in any action by written consent, allowing Dycom to vote to approve the merger agreement and any other matter that could reasonably be expected to facilitate the consummation of the merger and any other transactions contemplated by the merger agreement and against any competing transaction;

     - covenant that all written information relating to such stockholder, and such stockholder's affiliates, provided by or on behalf of such stockholder for inclusion in this prospectus or any other document that is filed with the SEC in connection with the offer and the merger will not contain any untrue statements of material fact or omit to state a material fact;

     - agree to not, directly or indirectly, sell, assign, transfer (including by operation of law), pledge, dispose of or otherwise encumber any Arguss shares, grant a proxy or enter into a voting agreement inconsistent with the stockholders' agreement with respect to Arguss shares, enter into any contract with respect to the disposition of any Arguss shares or take any action that would make any representation or warranty of such stockholder materially untrue or incorrect or that would prevent the stockholder from performing his obligations under the stockholders' agreement unless the merger agreement is terminated in accordance with its terms;

     - not instruct his representatives, which include officers, directors, employees, subsidiaries, agents, investment bankers, attorneys, accountants or any other representatives, to solicit, initiate or encourage (which includes furnishing nonpublic information) or take any other action to facilitate any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, a competing transaction unless required by such stockholder's fiduciary duties as directors or executive officers of Arguss;

     - not enter into or maintain or continue discussions or negotiate with any person or entity that makes inquiries regarding a competing transaction or to obtain a competing transaction, unless required by such stockholders' fiduciary duties as a director or executive officer of Arguss;

     - not endorse any competing transaction unless required by such stockholder's fiduciary duties as a director or executive officer of Arguss; and

     - promptly notify Dycom if any person makes a proposal or inquiry or contacts the stockholder relating to a competing transaction.

     Dycom agreed to use its reasonable best efforts to have declared effective a "shelf" registration statement that registers the resale by all of the Arguss directors and/or officers subject to the stockholders' agreement (and any other Arguss stockholder agreed to by Dycom), on a continuous basis for a six-month period, of all the Dycom shares received by such persons pursuant to the offer and the merger, including any securities issued as a dividend or distribution on such shares. As promptly as reasonably practicable, Dycom and each director and/or officer subject to the stockholders' agreement will enter into a registration rights agreement providing for the foregoing and containing other customary provisions.

     Representations and Warranties. The stockholders' agreement contains a number of customary representations of the stockholders relating to each stockholder's ability to enter into the stockholders' agreement and the ownership of each stockholder's Arguss shares, including:

     - authorization,

     - no conflict and required filings and consents,

     - litigation, and

     - ownership of shares.

     Termination. The obligations of the stockholders under the stockholders' agreement terminate upon the earlier of the effective date of the merger or 12 months following the termination of the merger agreement.

     On January 7, 2002, the stockholders subject to the stockholders' agreement owned (either beneficially or of record) 972,839 Arguss shares, constituting approximately 6.7% of the outstanding shares of Arguss as of January 22, 2002 (or approximately 5.4% of the outstanding shares of Arguss on a fully diluted basis).

                          INTERESTS OF CERTAIN PERSONS

     Some directors and executive officers of Arguss may have interests in the offer and the merger that are different from or in addition to your interests. Information about these interests is more fully set forth in Arguss' Solicitation/Recommendation Statement on Schedule 14D-9, including the Information Statement attached as Annex A to the Schedule 14D-9, dated January 23, 2002, which is being mailed to Arguss stockholders with this preliminary prospectus and which is incorporated into this prospectus by reference. Each material agreement, arrangement or understanding and any actual or potential conflict of interest between Arguss or its affiliates and Arguss, its executive officers, directors or affiliates, or between Arguss or its affiliates and Dycom or Purchaser or their respective executive officers, directors or affiliates, is incorporated into this prospectus by reference as a result of the previous sentence.

     Furthermore, except as outlined in this prospectus, neither we nor, to the best of our knowledge, any of our directors, executive officers or other affiliates has any contract, arrangement, understanding or relationship with any other person with respect to any securities of Arguss, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies. Except as described in this prospectus, there have been no contacts, negotiations or transactions since January 1, 1999, between us or, to the best of our knowledge, any of our directors, executive officers or other affiliates on the one hand, and Arguss or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, a tender offer or other acquisition of securities, an election of directors, or a sale or other transfer of a material amount of assets. Neither we, nor, to the best of our knowledge, any of our directors, executive officers or other affiliates has since January 1, 1999 had any transaction with Arguss or any of its executive officers, directors or affiliates that would require disclosure under the rules and regulations of the SEC applicable to the offer.

     Except as described in this prospectus, neither we nor, to the best of our knowledge, any of our directors, executive officers or other affiliates beneficially owns or has any right to acquire, directly or indirectly, any Arguss shares and neither we nor, to the best of our knowledge, any of our directors, executive officers or other affiliates, has effected any transaction in the Arguss shares during the past 60 days.

     During each of our current fiscal year and our last fiscal year, Joseph M. Schell, one of our directors, was employed as the Chairman of Global Technology, Investment Banking, of Merrill Lynch & Co., one of our financial advisors in connection with the merger. Mr. Schell resigned his position with Merrill Lynch, effective as of November 30, 2001. However, pursuant to the terms of his employment agreement with Merrill Lynch, Mr. Schell may continue to be considered an employee of Merrill Lynch until February 22, 2002. During our last fiscal year, Merrill Lynch was engaged as one of our financial advisors in connection with other matters, including the adoption of our shareholders' rights plan. During the current fiscal year, we may engage Merrill Lynch as one of our financial advisors to perform services in addition to those performed in connection with the offer and the merger.

EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL PROVISIONS

     On November 7, 2001, Arguss entered into written employment agreements with each of: Rainer H. Bosselmann, the Chairman, President and Chief Executive Officer of Arguss; H. Haywood Miller III, Executive Vice President and Secretary of Arguss; and Arthur F. Trudel, Vice President, Chief Financial Officer and Treasurer of Arguss. Messrs. Bosselmann, Trudel and Miller did not have employment agreements with Arguss prior to November 7, 2001. The employment agreements provide for an initial term of one year, beginning on November 1, 2001 and ending on November 1, 2002, and will be renewed automatically for additional one-year terms upon expiration of the initial term, unless either party to an employment agreement provides written notice to the other party of that party's intention not to renew the employment agreement at least 90 days prior to the expiration of the then-current term. Under these agreements, Mr. Bosselmann will be paid an annual salary of $180,000 and each of Messrs. Miller and Trudel will receive annual salaries of $150,000, which are the same salaries they were being paid immediately prior to the execution of these agreements. Bonuses are payable in the reasonable discretion of the Arguss board of directors subject to the satisfaction of reasonable performance criteria.

     The employment agreements also provide for payments to each of Messrs. Bosselmann, Miller and Trudel in the event of a change in control of Arguss. Under the terms of the employment agreements, a change in control will occur upon consummation of the offer. If Messrs. Bosselmann, Miller and Trudel do not agree to separate employment agreements with Arguss within 90 days following a change in control, each is entitled to receive a lump-sum payment, in an amount equal to two times his annual salary at the time the change in control occurs, to be paid within the greater of 30 days after the change in control or ten days after notification to Arguss of the intention to decline further employment with Arguss. Each of Messrs. Bosselmann, Miller and Trudel is also entitled to the continuation of all benefits, including executive fringe benefits, medical and health coverage, and life insurance and long term disability coverage, for a period of 12 months from the date of the change in control.

ARGUSS STOCK OPTIONS

     Arguss established a stock option plan in July 1991 pursuant to which the board of directors of Arguss may grant stock options to officers and key employees. The plan, as amended, authorizes the grant of options to purchase up to 5,000,000 shares of Arguss common stock. Stock options granted under the plan may be "incentive stock options", or ISOs, or "non-qualified stock options", or NSOs. ISOs may be granted only to employees of Arguss, while NSOs may be issued to non-employee directors, consultants and others, as well as to employees of Arguss.

     At or immediately prior to the effective time of the merger, each option to purchase Arguss shares whether or not vested or exercisable, that has not been exercised prior to the effective time will, by virtue of the merger and without any further action on the part of the holder, be assumed by Dycom and deemed to constitute an option to acquire, on the same terms and conditions applicable to Arguss' options, the same number of Dycom shares as the holder of Arguss' options would have been entitled to receive under the merger agreement had such options to purchase Arguss shares been exercised in full immediately prior to the effective time (rounded to the nearest whole number), at a price per share (rounded down to the nearest whole cent) equal to (1) the aggregate exercise price for the Arguss shares otherwise purchasable pursuant to any options granted by Arguss divided by (2) the number of whole Dycom shares purchasable pursuant to each option to purchase Dycom shares in accordance with the foregoing. The other terms of Arguss' stock options, and the plan, will continue to apply in accordance with their terms. As of January 22, 2002, there were options outstanding to purchase an aggregate of 3,426,767 Arguss shares.

     In the event of a sale or acquisition of substantially all of Arguss' stock or assets, Arguss must give 30 days notice of the proposed transaction to all holders of NSOs so that such holders may exercise up to 100% of their options before the transaction takes place. In addition, in connection with the offer and the merger, the Arguss board has accelerated, effective upon the date Dycom accepts the Arguss shares tendered for exchange, NSOs to purchase 50,000 Arguss shares granted in the year ended December 31, 2001 to each of Messrs. Bosselmann, Miller and Trudel, executive officers of Arguss. Therefore, upon Dycom accepting for exchange the Arguss shares tendered pursuant to the offer, otherwise unvested and unexercisable NSOs granted to Messrs. Bosselmann, Miller and Trudel will become exercisable and, upon the effectiveness of the merger, will become options to purchase Dycom shares. Except as specifically approved by the Arguss board of directors with respect to ISOs to purchase an aggregate of 15,000 Arguss shares held by two employees who are not executive officers, the vesting of ISOs granted by Arguss under the plan will not accelerate as a result of the merger.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Pursuant to the merger agreement, the certificate of incorporation of the surviving corporation of the merger will contain provisions with respect to indemnification that are no less favorable than those set forth in Arguss' certificate of incorporation and bylaws on January 7, 2002. These provisions will not be amended, repealed or otherwise modified for a period of six years from the effective time in any manner that would adversely affect the rights of individuals who were directors, officers, employees, fiduciaries or agents of Arguss at or prior to the effective time, unless the modification is required by law. From and after the effective time, Dycom will, and will cause the surviving corporation to, fulfill and honor Arguss' obligations under any indemnification agreements that Arguss has with its directors and officers as of the effective time and any indemnification provisions under Arguss' certificate of incorporation and bylaws as in effect on January 7, 2002.

     The surviving corporation will use its reasonable best efforts to maintain in effect for six years from the effective time, the current directors' and officers' liability insurance policies maintained by Arguss with respect to matters occurring prior to the effective time, unless Dycom, in its sole discretion, includes the current directors and officers of Arguss under its existing directors and officers liability insurance policies for not less than six years from the effective time or causes the surviving corporation to substitute liability insurance policies of at least the same coverage and containing terms and conditions that are not materially less favorable than the current directors' and officers' liability insurance policies maintained by Arguss. However, in no event will the surviving corporation be required to expend an annual premium for this coverage in excess of 225% of the current annual premiums paid by Arguss for its insurance. We have been advised by Arguss that its current annual premiums are approximately $113,166.

               COMPARATIVE STOCK PRICES AND DIVIDEND INFORMATION

     Dycom shares are listed and traded on the New York Stock Exchange under the symbol "DY." Arguss shares are listed and traded on the New York Stock Exchange under the symbol "ACX."

     The following tables outline, for the periods indicated, the intraday high and low sales prices per Dycom share and Arguss share. As Dycom reports its financial results based on a fiscal year ended on the last Saturday in July and Arguss reports its financial results based on a year ended on December 31, we have presented stock prices for Dycom shares and Arguss shares for each of the fiscal quarters in 2000, 2001 and 2002, based on both Dycom's and Arguss' quarterly fiscal periods.

                                                     DYCOM                ARGUSS
                                               -----------------     -----------------
DYCOM'S FISCAL YEAR                             HIGH       LOW        HIGH       LOW
-------------------                            ------     ------     ------     ------
2000
Quarter ended October 30, 1999...............  $31.63     $19.96     $17.08     $11.50
Quarter ended January 29, 2000...............   36.00      20.67      15.00      11.63
Quarter ended April 29, 2000.................   59.25      26.04      23.88      11.88
Quarter ended July 29, 2000..................   57.88      40.06      22.13      16.00

2001
Quarter ended October 28, 2000...............   56.00      36.75      21.94      12.25
Quarter ended January 27, 2001...............   49.38      20.50      15.44       8.25
Quarter ended April 28, 2001.................   23.37      10.50      10.88       5.10
Quarter ended July 28, 2001..................   23.57      15.90       6.03       4.52

2002
Quarter ended October 27, 2001...............   22.25      10.52       4.65       1.92
Quarter ended January 26, 2002 (through
  January 22, 2002)..........................   17.78      10.75       5.74       2.16

                                                     DYCOM                ARGUSS
                                               -----------------     -----------------
ARGUSS' FISCAL YEAR                             HIGH       LOW        HIGH       LOW
-------------------                            ------     ------     ------     ------
2000
Quarter ended March 31.......................  $52.50     $26.04     $23.88     $11.75
Quarter ended June 30........................   59.25      41.75      23.00      15.44
Quarter ended September 30...................   56.00      40.06      21.94      15.50
Quarter ended December 31....................   49.38      31.44      20.88       8.56

2001
Quarter ended March 31.......................   37.56      12.50      11.63       5.40
Quarter ended June 30........................   23.00      10.50       6.03       4.52
Quarter ended September 30...................   23.57      10.52       5.15       2.30
Quarter ended December 31....................   17.50      10.75       4.08       1.92

2002
Quarter ended March 31 (through January
  22)........................................   17.78      15.00       5.74       3.95

     On January 4, 2002, the last trading day prior to the announcement of the execution of the merger agreement and of our intention to commence the offer, the closing price of Arguss common stock was $4.42 per share and the closing price of Dycom common stock was $17.30 per share. On January 22, 2002, the last full trading day prior to the printing of this prospectus, the closing price of Arguss shares was $4.93 per share and the closing price of Dycom shares was $15.02 per share.

     The market prices of Arguss shares and Dycom shares are subject to fluctuation. As a result, Arguss and Dycom shareholders are urged to obtain current market quotations.

     According to Arguss, on January 22, 2002, there were approximately 14,519,944 Arguss shares outstanding, held by 111 holders of record.

     As of January 22, 2002, approximately 42,926,666 Dycom shares were outstanding (not including 81,700 Dycom treasury shares held by Deutsche Bank), held by 670 holders of record.

DYCOM DIVIDEND POLICY

     The holders of Dycom shares have not received cash dividends since 1982. Our dividend policy after completion of the merger will depend upon our board's consideration of business conditions, operating results, capital and reserve requirements and other relevant factors; however we expect to continue not to pay dividends for the foreseeable future.

ARGUSS DIVIDEND POLICY

     Arguss has never paid dividends to its stockholders.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined financial statements present the effect of the pending acquisition of Arguss by Dycom, which is to be accounted for as a purchase. The unaudited pro forma condensed combined balance sheet presents the combined financial position of Dycom and Arguss as of October 27, 2001 assuming that the acquisition had occurred as of that date. Such pro forma information is based upon the historical consolidated balance sheet data of Dycom as of October 27, 2001 and Arguss as of September 30, 2001. The unaudited pro forma condensed combined statements of operations for the year ended July 28, 2001 and three month period ended October 27, 2001 give effect to the acquisition of Arguss by Dycom as if such acquisition had occurred on July 30, 2000, the first day of Dycom's fiscal year 2001. Pro forma operations for the year-end and three-month periods for Dycom consist of its results of operations for the year ended July 28, 2001 and three months ended October 27, 2001, respectively. Pro forma operations for the twelve-month and three-month periods for Arguss consist of its results of operations for the twelve months ended June 30, 2001 and three months ended September 30, 2001, respectively. The use of different closing dates is necessary as each entity has different fiscal year ends.

     The unaudited pro forma condensed combined financial statements are based on the estimates and assumptions set forth in the notes to such statements. The pro forma adjustments are preliminary and have been made solely for purposes of developing such pro forma statements. The unaudited pro forma condensed combined financial statements are not necessarily an indication of the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future.

                                DYCOM AND ARGUSS

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JULY 28, 2001

                                               HISTORICAL FISCAL YEAR
                                                        ENDED
                                               -----------------------
                                                 DYCOM        ARGUSS
                                                JULY 28,     JUNE 30,     PRO FORMA      PRO FORMA
                                                  2001       2001(1)     ADJUSTMENTS      COMBINED
                                               ----------   ----------   -----------   --------------
                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES.....................................   $826,746     $245,456      $  (969)a   $    1,071,233
                                                --------     --------      -------     --------------
EXPENSES:
  Costs of earned revenues, excluding
     depreciation............................    615,239      188,620         (737)a          803,122
  General and administrative.................     73,576       25,229                          98,805
  Depreciation and amortization..............     40,117       19,715       (7,178)b           52,654
                                                --------     --------      -------     --------------
  Total......................................    728,932      233,564       (7,915)           954,581
  Interest income (expense), net.............      4,496       (6,836)                         (2,340)
  Other income, net..........................      2,673                                        2,673
                                                --------     --------      -------     --------------
INCOME BEFORE INCOME TAXES...................    104,983        5,056        6,946            116,985
                                                --------     --------      -------     --------------
PROVISION FOR INCOME TAXES...................     43,573        4,822          (93)c           48,302
                                                --------     --------      -------     --------------
NET INCOME...................................   $ 61,410     $    234      $ 7,039     $       68,683
                                                ========     ========      =======     ==============
EARNINGS PER COMMON SHARE:
  Basic......................................   $   1.45     $   0.02                  $         1.45d
                                                ========     ========                  ==============
  Diluted....................................   $   1.44     $   0.02                  $         1.44d
                                                ========     ========                  ==============
SHARES USED IN COMPUTING EARNINGS PER COMMON
  SHARE:
  Basic......................................     42,445       14,374                          47,285d
                                                ========     ========                  ==============
  Diluted....................................     42,770       14,676                          47,710d
                                                ========     ========                  ==============

---------------

(1) The Arguss per share amounts for the year ended June 30, 2001 were derived from the historical financial statements of Arguss as of and for the twelve-month period ended June 30, 2001.

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                                DYCOM AND ARGUSS

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  FOR THE THREE MONTHS ENDED OCTOBER 27, 2001

                                                   HISTORICAL THREE MONTHS
                                                            ENDED
                                                 ---------------------------
                                                    DYCOM         ARGUSS
                                                 OCTOBER 27,   SEPTEMBER 30,    PRO FORMA    PRO FORMA
                                                    2001           2001        ADJUSTMENTS   COMBINED
                                                 -----------   -------------   -----------   ---------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES.......................................   $167,815        $49,251        $  (325)a   $216,741
                                                  --------        -------        -------     --------
EXPENSES:
  Costs of earned revenues, excluding
     depreciation..............................    130,224         36,972           (216)a    166,980
  General and administrative...................     16,081          5,861                      21,942
  Depreciation and amortization................      9,041          4,883         (1,798)b     12,126
                                                  --------        -------        -------     --------
  Total........................................    155,346         47,716         (2,014)     201,048
  Interest income (expense), net...............        926         (1,398)                       (472)
  Other income, net............................        347                                        347
                                                  --------        -------        -------     --------
INCOME BEFORE INCOME TAXES.....................     13,742            137          1,689       15,568
PROVISION FOR INCOME TAXES.....................      5,716            740            (44)c      6,412
                                                  --------        -------        -------     --------
NET INCOME (LOSS)..............................   $  8,026        $  (603)       $ 1,733     $  9,156
                                                  ========        =======        =======     ========
EARNINGS (LOSS) PER COMMON SHARE:
  Basic........................................   $   0.19        $ (0.04)                   $  0.19d
                                                  ========        =======                    ========
  Diluted......................................   $   0.19        $ (0.04)                   $  0.19d
                                                  ========        =======                    ========
SHARES USED IN COMPUTING EARNINGS PER COMMON
  SHARE:
  Basic........................................     42,947         14,489                     47,786d
                                                  ========        =======                    ========
  Diluted......................................     43,014         14,489                     47,861d
                                                  ========        =======                    ========

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                                DYCOM AND ARGUSS

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             AS OF OCTOBER 27, 2001

                                           HISTORICAL      HISTORICAL
                                              DYCOM          ARGUSS
                                           OCTOBER 27,    SEPTEMBER 30,     PRO FORMA       PRO FORMA
                                              2001            2001         ADJUSTMENTS      COMBINED
                                           -----------    -------------    -----------      ---------
                                                                 (IN THOUSANDS)
ASSETS
  Current Assets
  Cash and equivalents...................  $  147,924       $  4,340        $    (500)a     $152,264
  Accounts receivable, net...............     106,695         45,811             (137)b      151,869
  Costs and estimated earnings in excess
     of billings.........................      40,246         11,773                          52,019
  Other current assets...................      19,708          5,900           (2,685)a       23,197
                                                                                  274c
                                           ----------       --------        ---------       --------
  Total current assets...................     314,573         67,824           (3,048)       379,349
                                           ----------       --------        ---------       --------
PROPERTY AND EQUIPMENT, NET..............     102,348         40,703           (7,400)d      135,651
                                           ----------       --------        ---------       --------
OTHER ASSETS:
  Goodwill, net..........................     154,614        121,999         (121,999)e      249,443
                                                                               94,829f
  Intangible assets, net.................         263                                            263
  Other..................................       2,085                                          2,085
                                           ----------       --------        ---------       --------
  Total other assets.....................     156,962        121,999          (27,170)       251,791
                                           ----------       --------        ---------       --------
TOTAL....................................  $  573,883       $230,526        $ (37,618)      $766,791
                                           ==========       ========        =========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
  Current Liabilities
     Accounts payable....................  $   25,286       $ 11,051        $    (137)b     $ 36,200
     Current portion of long term debt
       and notes payable.................       2,216         72,970                          75,186
     Other current liabilities...........      48,214         12,710            3,683g        64,876
                                                                                1,060h
                                                                                 (791)c
                                           ----------       --------        ---------       --------
     Total current liabilities...........      75,716         96,731            3,815        176,262
                                           ----------       --------        ---------       --------
NOTES PAYABLE............................       5,781          1,497                           7,278
OTHER LIABILITIES........................      16,295          4,488           (2,960)c       17,823
                                           ----------       --------        ---------       --------
TOTAL LIABILITIES........................      97,792        102,716              855        201,363
                                           ----------       --------        ---------       --------
STOCKHOLDERS' EQUITY:
  Common stock and additional paid-in-
     capital, net........................     265,387        114,378         (114,378)i      354,841
                                                                               86,018j
                                                                                3,436k
  Retained earnings......................     211,854         13,942          (13,942)i      211,854
  Deferred compensation..................                                        (117)l         (117)
  Common stock subscribed................                       (279)             279m
  Accumulated comprehensive loss.........                       (231)             231n
  Treasury stock, at cost: 81,700
     shares..............................      (1,150)                                        (1,150)
                                           ----------       --------        ---------       --------
TOTAL STOCKHOLDERS' EQUITY...............     476,091        127,810          (38,473)       565,428
                                           ----------       --------        ---------       --------
TOTAL....................................  $  573,883       $230,526        $ (37,618)      $766,791
                                           ==========       ========        =========       ========

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 -- BASIS OF PRESENTATION

     On January 7, 2002, Dycom entered into the merger agreement to acquire all the outstanding Arguss shares. The acquisition of Arguss is to be accounted for under the purchase method of accounting. Accordingly, the purchase price will be allocated to the tangible and intangible assets acquired and the liabilities assumed on the basis of their respective fair values on the acquisition date. As of January 18, 2002, there were 14,519,944 Arguss shares outstanding and 3,426,767 shares issuable upon exercise of outstanding options and warrants. Based on this and the exchange ratio of 0.3333 Dycom shares for each Arguss share, Arguss' stockholders will receive a total of 4,839,497 Dycom shares and holders of Arguss options will have the right to receive 1,142,141 Dycom shares. The purchase price of the Arguss acquisition is approximately $89.5 million, including the value of the Dycom shares to be issued for Arguss shares, the estimated value of the Arguss options (reduced by the intrinsic value component of the unvested options, which is recorded as deferred compensation) and estimated transaction costs. These estimates are preliminary and the actual number of Dycom shares issued will depend on the actual number of Arguss shares outstanding as of the date of consummation of the merger. The fair value of the Dycom shares used in determining the purchase price was $17.26 per share, based on the average closing market price of Dycom's shares for the five trading days ended on January 9, 2002. The fair value of Arguss common stock options to be assumed was estimated using the Black-Scholes option pricing model with the following weighted assumptions: risk free return from 1.72% to 5.09%, expected life equal to the lesser of the remaining term of the option grant or six years, expected dividend rate of 0% and volatility of 42.5% for months one through six, 37% for month seven through year five and 32% for over five years. Estimated direct transaction costs of Dycom consist primarily of fees for investment bankers, attorneys, accountants, SEC filing fees, and printing.

     The purchase consideration is estimated as follows (in thousands):

Dycom common stock to be issued.............................  $83,530
Assumption of Arguss' options...............................    2,488
Estimated transaction costs of Dycom........................    3,436
                                                              -------
                                                              $89,454
                                                              =======

     The allocation of the purchase price as of October 27, 2001 is summarized below (in thousands):

ASSETS
Cash and marketable securities..............................  $  4,340
Accounts receivable.........................................    45,174
Costs and estimated earnings in excess of billings..........    11,773
Other current assets........................................     3,489
Property and equipment......................................    33,303
Deferred compensation.......................................       117
Goodwill....................................................    94,829
                                                              --------
     Total assets...........................................  $193,025
                                                              --------

LIABILITIES
Accounts payable...................................................................  $   10,914
Current portion of long term debt and notes payable................................      72,970
Other current liabilities..........................................................      16,662
Notes payable......................................................................       1,497
Other liabilities..................................................................       1,528
                                                                                     ----------
     Total liabilities.............................................................     103,571
                                                                                     ----------
Net assets acquired................................................................  $   89,454
                                                                                     ==========

     The above purchase price allocation is preliminary. The final determination of the allocation of purchase price will be determined based on the fair value of assets acquired and the fair value of liabilities assumed as of the date that the acquisition is consummated. At this time no intangible assets have been identified which would be valued apart from goodwill. The purchase price allocation will remain preliminary until Dycom is able to (a) complete a third party valuation of property, plant and equipment acquired, (b) conduct a detailed review of the value of deferred tax assets and liabilities of Arguss, and (c) evaluate the fair value of other assets, including intangibles and liabilities acquired. The final determination of the purchase price is expected to be completed shortly after the consummation of the merger. The actual amounts allocated to assets and liabilities could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.

NOTE 2 -- PRO FORMA ADJUSTMENTS:

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

     The following adjustments are reflected in the pro forma condensed combined statements of operations to reflect the estimated impact of the merger on the historical combined results of Dycom and Arguss. No adjustment has been made to Arguss' historical interest expense as no decision has been reached regarding the future refinancing of Arguss' debt.

     (a) To eliminate revenue and cost of sales for transactions between Dycom and Arguss.

     (b) To remove amortization of historical goodwill previously reported by Arguss.

     (c) To adjust historical income tax expense for the impact of certain pro-forma adjustments. This adjustment was calculated based on an estimated statutory tax rate of 40%.

     (d) Pro forma basic and diluted earnings per common share are computed by dividing the pro forma net income attributable to common shareholders by the pro forma weighted-average number of common shares outstanding. Potentially dilutive securities are not taken into account when their effects would be anti-dilutive. A reconciliation of shares used to compute historical basic and diluted earnings per common share to shares used to compute pro forma basic and diluted earnings per common share is as follows:

                                                        THREE MONTHS ENDED     YEAR ENDED
                                                         OCTOBER 27, 2001     JULY 28, 2001
                                                        ------------------    -------------
Shares used to compute Dycom historical basic earnings
  per common share....................................      42,946,969         42,445,242
Shares issued in acquisition..........................       4,839,497          4,839,497
                                                            ----------         ----------
Shares used to compute pro forma basic earnings per
  common share........................................      47,786,466         47,284,739
                                                            ==========         ==========

                                                        THREE MONTHS ENDED     YEAR ENDED
                                                         OCTOBER 27, 2001     JULY 28, 2001
                                                        ------------------    -------------
Shares used to compute Dycom historical diluted
  earnings per common share...........................      43,014,474         42,770,042
Shares issued in acquisition..........................       4,839,497          4,839,497
Effect of Dycom options issued in exchange for
  outstanding Arguss options..........................           6,642            100,671
                                                            ----------         ----------
Shares used to compute pro forma diluted earnings per
  common share........................................      47,860,613         47,710,210
                                                            ==========         ==========

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

     The following adjustments reflected in the unaudited pro forma condensed combined balance sheet reflect the estimated impact of events that are directly attributable to the merger of Dycom and Arguss.

     (a)  To adjust the value of assets held for sale.

     (b) To eliminate accounts receivable and accounts payable balances between Dycom and Arguss.

     (c) To record current and deferred taxes attributable to the tax effect of pro forma adjustments.

     (d) To adjust certain tangible assets to their estimated fair market value.

     (e) To eliminate Arguss' historical goodwill, as the unaudited pro forma condensed combined balance sheet, which assumes the merger of Dycom and Arguss had taken place October 27, 2001, should reflect the re-valued goodwill and identifiable intangible assets resulting from the acquisition of Arguss by Dycom.

     (f)  To record goodwill arising from the transaction.

     (g) To record the liability for Arguss' estimated transaction costs of $3.7 million consisting primarily of fees for investment bankers, attorneys, and accountants.

     (h) To record severance payments of $1.1 million to be paid immediately prior to or on the effective date of the merger pursuant to certain Arguss employment agreements.

     (i) To eliminate Arguss' historical common stock, additional paid-in-capital and retained earnings.

     (j) To record the issuance of Dycom common stock, and the assumption of options as part of the purchase price.

     (k) To record Dycom's estimated transaction costs of $3.4 million, consisting primarily of fees for investment bankers, attorneys, accountants, SEC filing fees, and printing.

     (l) To record the deferred compensation associated with the purchase of Arguss. Deferred compensation represents a portion of the estimated intrinsic value of unvested Argus stock options assumed by Dycom in the merger to the extent that service is required after the closing date of the merger. No adjustment has been made to the pro forma results of operations as the calculated amount of $117,000 is deemed to be immaterial.

     (m) To eliminate Arguss' historical common stock subscribed.

     (n)  To eliminate Arguss' historical accumulated comprehensive loss.

                       DESCRIPTION OF DYCOM CAPITAL STOCK

     Outlined below is a description of Dycom's capital stock. The following statements are summaries of, and are subject to, Dycom's articles of incorporation and by-laws and the relevant provisions of the Florida Business Corporation Act, or the FBCA.

     Dycom is currently authorized to issue up to 150,000,000 shares of common stock, par value $0.33 1/3 per share. Dycom is also authorized to issue up to 1,000,000 shares of preferred stock, par value $1.00 per share, 100,000 of which are designated Series A Preferred Stock. Dycom has not issued any of this preferred stock. If preferred stock is issued, Dycom's board of directors may fix the designations, relative rights, preferences and limitations of the shares of each series.

     Dividends may be paid on Dycom shares out of funds legally available for the dividends, when and if declared by Dycom's board of directors.

     Holders of Dycom shares are entitled to share ratably in any dividends and in any assets available for distribution on liquidation, dissolution or winding-up, subject, if preferred stock of Dycom is then outstanding, to any preferential rights of such preferred stock. Each Dycom share entitles the holder thereof to one vote at all meetings of shareholders, and the votes are noncumulative. The Dycom common stock is not redeemable, has no subscription or conversion rights and does not entitle the holder thereof to any preemptive rights. Each Dycom share has a preferred share purchase right associated with it.

TRANSFER AGENT AND REGISTRAR

     First Union National Bank is the transfer agent and registrar for the Dycom common stock.

                        COMPARISON OF STOCKHOLDER RIGHTS

     Dycom is incorporated under the laws of the State of Florida, whereas Arguss is incorporated under the laws of the State of Delaware. If the offer is completed, Arguss stockholders exchanging their shares in the offer, whose rights are currently governed by the laws of the State of Delaware, the certificate of incorporation of Arguss, as amended, and the bylaws of Arguss, as amended, will, upon completion of the offer, become shareholders of Dycom, and their rights as such will be governed by Florida law, Dycom's articles of incorporation, as amended, and Dycom's by-laws, as amended. The material differences between the rights of holders of Arguss shares and the rights of holders of Dycom shares, resulting from the differences in their governing documents, are summarized below.

     The following summary does not purport to be a complete statement of the rights of holders of Dycom shares under the applicable provisions of Florida law, Dycom's articles of incorporation, as amended, and Dycom's by-laws, as amended, or the rights of the holders of Arguss shares under the applicable provisions of the laws of the state of Delaware, Arguss' certificate of incorporation, as amended, and Arguss' bylaws, as amended, or a complete description of the specific provisions referred to herein. This summary contains a list of the material differences but is not meant to be relied upon as an exhaustive list or a detailed description of the provisions discussed, and is qualified in its entirety by reference to the Delaware and Florida laws and the governing documents of Dycom and Arguss, to which the holders of Arguss shares are referred. Copies of these governing documents are available, without charge, to any person, including any beneficial owner to whom this prospectus is delivered, by following the instructions listed under "Where You Can Find More Information About Dycom and Arguss" beginning on page 5.

   SUMMARY OF MATERIAL DIFFERENCES BETWEEN THE RIGHTS OF ARGUSS STOCKHOLDERS
                      AND THE RIGHTS OF DYCOM SHAREHOLDERS

                                       ARGUSS                                DYCOM
                                 STOCKHOLDER RIGHTS                   SHAREHOLDER RIGHTS
AUTHORIZED                The authorized capital stock of      The authorized capital stock of
CAPITAL STOCK:            Arguss consists of 30,000,000        Dycom consists of 150,000,000
                          shares of common stock, $.01 par     shares of common stock, $0.33 1/3
                          value per share, of which            par value per share, of which
                          14,519,944 were outstanding at       42,926,666 were outstanding at
                          the close of business on January     the close of business on January
                          22, 2002, and 1,000,000 shares of    22, 2002, and 1,000,000 shares of
                          preferred stock, $.01 par value      preferred stock, $1.00 par value
                          per share, none of which was         per share (100,000 of which have
                          outstanding at the close of          been designated as Series A
                          business on January 22, 2002.        Preferred Stock), none of which
                                                               was outstanding at the close of
                                                               business on January 22, 2002.
VOTING RIGHTS:            The holders of Arguss shares are     The holders of Dycom shares are
                          entitled to one vote per share of    entitled to one vote per share of
                          common stock.                        common stock.
DIVIDENDS:                Under sec.170(a) of the DGCL,        Under sec.607.06401 of the FBCA,
                          Arguss may declare and pay           Dycom may, subject to limitations
                          dividends, subject to limitations    in its articles of incorporation,
                          in its certificate of                as amended, make distributions to
                          incorporation, either out of its     its shareholders unless, after
                          surplus or if there is no            giving effect to such
                          surplus, out of its net profits      distributions, Dycom would not be
                          for the fiscal year in which the     able to pay its debts as they
                          dividend is declared and/or the      become due in the usual course of
                          preceding year. If the capital of    business, or Dycom's total assets
                          Arguss has been diminished to an

                                       ARGUSS                                DYCOM
                                 STOCKHOLDER RIGHTS                   SHAREHOLDER RIGHTS
                          amount less than the aggregate       would be less than the sum of its
                          amount of the capital represented    total liabilities plus (unless
                          by the issued and outstanding        the articles of incorporation
                          stock of all classes having a        permits otherwise) the amount
                          preference upon the distribution     that would be needed, if Dycom
                          of assets, the directors may not     were to be dissolved at the time
                          declare and pay any dividend out     of the distribution, to satisfy
                          of net profits until the             the preferential rights upon
                          deficiency in Arguss' capital as     dissolution of shareholders whose
                          to classes of stock having a         preferential rights are superior
                          preference upon distribution of      to those receiving the
                          assets has been repaired.            distribution.
NUMBER OF DIRECTORS:      Delaware law requires that a         Florida law requires that a board
                          board of directors consist of one    of directors consist of one or
                          or more members, with the number     more individuals, with the number
                          fixed by or in the manner            specified in or fixed in
                          provided in the bylaws, unless       accordance with the articles of
                          the certificate of incorporation     incorporation or the by- laws.
                          fixes the number of directors.       Dycom's by-laws, as amended,
                          Arguss' bylaws provide that the      provide that the number of
                          number of directors will be          directors will be determined from
                          determined by the board of           time to time by the board of
                          directors. The Arguss board of       directors. Dycom's board is
                          directors currently consists of      divided into three classes, each
                          six directors, with each director    of which will be as nearly equal
                          elected to a one-year term.          in number as possible. The Dycom
                                                               board of directors currently
                                                               consists of five directors,
                                                               divided into three classes with
                                                               three-year terms.
REMOVAL OF DIRECTORS:     Arguss directors may be removed      Dycom's directors may be removed
                          with or without cause by a           by its shareholders only for
                          majority of the votes of             cause. Cause for removal will be
                          stockholders entitled to vote for    construed to exist only if the
                          removal.                             director whose removal is
                                                               proposed has been convicted of a
                                                               felony by a court of competent
                                                               jurisdiction and such conviction
                                                               is no longer subject to direct
                                                               appeal, or has been adjudged by a
                                                               court of competent jurisdiction
                                                               to be liable for negligence or
                                                               misconduct in the performance of
                                                               his duty to Dycom in a matter of
                                                               substantial importance to Dycom,
                                                               and such adjudication is no
                                                               longer subject to direct appeal.
VACANCIES:                If any vacancies occur on Arguss'    Any vacancy occurring on Dycom's
                          board, or if any new                 board, including any vacancy
                          directorships are created, they      created by reason of an increase
                          may be filled by a majority vote     in the number of directors, may
                          of the directors then in office,     be filled by the affirmative vote
                          although less than a quorum, or      of a majority of the remaining
                          by a sole remaining director.        directors, though less than a
                          Each director so chosen will hold    quorum, and any director so
                          office until the next annual         chosen will hold office until the
                          meeting of stockholders and until    next annual election and until
                          his successor is                     his successor

                                       ARGUSS                                DYCOM
                                 STOCKHOLDER RIGHTS                   SHAREHOLDER RIGHTS
                          duly elected and will qualify.       has been duly elected and has
                                                               qualified.
ANNUAL MEETING:           The annual meeting of Arguss'        The annual meeting of Dycom's
                          stockholders will be held on the     shareholders will be held on the
                          third Wednesday in May if not a      third Thursday of November, if
                          legal holiday, or, if a legal        not a legal holiday, and if a
                          holiday, then on the next secular    legal holiday, then on the next
                          day following, at 10:00 a.m., or     secular day following, at 10:00
                          at such other date and time as       a.m., or at such other date and
                          will be designated from time to      hour as will be designated from
                          time by the board of directors       time to time by the board of
                          and stated in the notice of the      directors, in the City of Palm
                          meeting.                             Beach Gardens, State of Florida,
                                                               or at such place as may be fixed
                                                               from time to time by the board of
                                                               directors.
CALLING A SPECIAL         Special meetings of Arguss'          Special meetings of Dycom's
MEETING OF SHAREHOLDERS:  stockholders may be called by the    shareholders may be called at any
                          Chairman, the President, or at       time by the chairman of the board
                          the request, in writing, of a        and will be called by the
                          majority of the board of             chairman of the board or the
                          directors or of the holders of at    secretary at the request in
                          least 50% of the shares of           writing of a majority of the
                          outstanding capital stock            board of directors or the holders
                          entitled to vote. Any such           of not less than one-tenth of all
                          request will state the purpose of    the shares entitled to vote at
                          the meeting.                         the meeting. Any such request
                                                               will state the purpose or
                                                               purposes of the proposed meeting.
                                                               Only such business will be
                                                               conducted as will have been
                                                               brought before the meeting by or
                                                               at the direction of the presiding
                                                               officer.
SHAREHOLDER ACTION BY     Arguss' stockholders may take        Dycom's shareholders may take
WRITTEN CONSENT:          action without a meeting by          action without a meeting by
                          written consent, setting forth       written consent, setting forth
                          the action taken, with the           the action taken, with the
                          minimum number of votes that         minimum number of votes that
                          would be necessary to authorize      would be necessary to authorize
                          the action at a meeting              the action at a meeting
                          represented by proxy and voted.      represented by proxy and voted.
SHAREHOLDER RIGHTS PLAN:  Arguss has a stockholder rights      On April 4, 2001, Dycom adopted a
                          agreement. Arguss' stockholder       new shareholders' rights plan.
                          rights agreement, was amended on     The rights plan is designed to
                          January 7, 2002, to provide that     deter coercive takeover tactics
                          it does not apply to the offer       and to prevent an acquiror from
                          and the merger.                      gaining control of Dycom without
                                                               offering fair value to its
                                                               shareholders.
AMENDMENT OF CHARTER:     Under the DGCL, Arguss' board        Amendments to Dycom's articles of
                          must declare the advisability of     incorporation, as amended, are
                          an amendment to the certificate      governed by Florida law, which
                          of incorporation and the             generally requires approval by a
                          amendment must be approved by the    majority of directors and by
                          holders of a majority of the         holders of a majority of the
                          outstanding stock                    shares entitled to

                                       ARGUSS                                DYCOM
                                 STOCKHOLDER RIGHTS                   SHAREHOLDER RIGHTS
                          entitled to vote upon the            vote on the amendment. In
                          proposed amendment, unless a         addition to the vote required by
                          higher vote is required by           law, except with respect to
                          Arguss' certificate of               amendments to Dycom's articles of
                          incorporation.                       incorporation, as amended,
                                                               related to the provisions
                                                               governing preferred stock or the
                                                               number of votes required to amend
                                                               those provisions (which require
                                                               approval by at least a majority
                                                               of such preferred stock, voting
                                                               separately as a class), any
                                                               proposal to amend the provisions
                                                               of the articles of incorporation
                                                               concerning (i) the number of
                                                               board members, (ii) voting
                                                               requirements for board members,
                                                               (iii) removal of board members,
                                                               (iv) business combinations and
                                                               (v) written consent of
                                                               shareholders requires the
                                                               affirmative vote of at least 80%
                                                               of the voting power of all the
                                                               shares of capital stock entitled
                                                               to vote in the election of
                                                               directors, voting together as a
                                                               single class.
AMENDMENT OF BYLAWS:      Under sec.109 of the DGCL, Arguss    Under FBCA sec.607.1020,
                          stockholders have the power to       shareholders may amend or repeal
                          amend or repeal bylaws, even         Dycom's by-laws even though the
                          though the board may also be         by-laws may also be amended or
                          delegated the power.                 repealed by its board of
                                                               directors.
                          Arguss' bylaws may be altered,
                          amended or repealed, or new          Dycom's by-laws, as amended, may
                          bylaws may be adopted by an          be altered, amended or repealed
                          affirmative vote of a majority of    or new by-laws may be adopted, by
                          the whole board, provided that       the affirmative vote of a
                          the notice of the proposal to        majority of the board at any
                          alter or repeal the bylaws or to     regular or special meeting of the
                          adopt new bylaws must be included    board.
                          in the notice of the meeting of
                          the board at which such action
                          takes place.
LIMITATION OF PERSONAL    Section 102(b)(7) of the DGCL        Under FBCA sec.607.0831, a
LIABILITY OF DIRECTORS    provides that a corporation may      director is not personally liable
AND OFFICERS:             include in its certificate of        for monetary damages to the
                          incorporation a provision            corporation or any other person
                          limiting or eliminating the          for any statement, vote,
                          liability of its directors to the    decision, or failure to act,
                          corporation and its stockholders     regarding corporate management or
                          for monetary damages arising from    policy, by a director, unless:
                          a breach of fiduciary duty,          (1) the director breached or
                          except for: (1) a breach of the      failed to perform his duties as
                          duty of loyalty to the               director and such breach or
                          corporation or its stockholders;     failure to perform constitutes:
                          (2) acts or omissions not in good    (A) a violation of criminal law,
                          faith                                unless the

                                       ARGUSS                                DYCOM
                                 STOCKHOLDER RIGHTS                   SHAREHOLDER RIGHTS
                          or which involve intentional         director had reasonable cause to
                          misconduct or a knowing violation    believe his or her conduct was
                          or law; (3) payment of a dividend    lawful or had no reasonable cause
                          or the repurchase or redemption      to believe his or her conduct was
                          of stock in violation of Delaware    unlawful; (B) a transaction in
                          law; (4) or any transaction from     which he or she derived improper
                          which the director derived an        personal benefit; (C) an unlawful
                          improper personal benefit.           distribution; (D) in a derivative
                                                               suit, conscious disregard for the
                          Arguss' certificate of               best interests of the
                          incorporation limits the personal    corporation, or willful
                          liability of its directors and       misconduct; or (E) in a suit
                          officers to the full extent          other than a derivative suit,
                          allowed under Delaware law.          recklessness or an act or
                                                               omission which was committed in
                                                               bad faith with malicious purpose
                                                               or in a manner exhibiting wanton
                                                               and willful disregard of human
                                                               rights, safety, or property.
                                                               Dycom's articles of
                                                               incorporation, as amended, and
                                                               by-laws, as amended, are silent
                                                               with respect to limitation of
                                                               personal liability of directors
                                                               and officers.
INDEMNIFICATION OF        Under sec.145 of the DGCL, a         Under FBCA sec.607.0850, a
DIRECTORS AND OFFICERS:   corporation may indemnify            corporation has the power to
                          directors and officers (1) for       indemnify directors and officers
                          actions taken in good faith and      (1) for actions taken in good
                          in a manner they reasonably          faith and in a manner they
                          believed to be in, or not opposed    reasonably believed to be in, or
                          to, the best interest of the         not opposed to, the best interest
                          corporation; and (2) with respect    of the corporation; and (2) with
                          to any criminal proceeding where     respect to any criminal
                          they had no reasonable cause to      proceeding where they had no
                          believe that their conduct was       reasonable cause to believe that
                          unlawful.                            their conduct was unlawful.
                          In addition, sec.145 of the DGCL     In addition, FBCA sec. 607.0850
                          provides that a corporation may      provides that a corporation may
                          advance to a director or officer     advance to a director or officer
                          expenses incurred in defending       expenses incurred in defending
                          any action upon receipt of an        any action upon receipt of an
                          undertaking by the director or       undertaking by or on behalf of
                          officer to repay the amount          such director or officer to repay
                          advanced if it is ultimately         such amount if he or she is
                          determined that he or she is not     ultimately found not to be
                          entitled to indemnification.         entitled to indemnification.
                          Arguss' bylaws provide for           Dycom's by-laws, as amended,
                          indemnification of its directors     provide for indemnification of
                          and officers to the full extent      its directors, officers,
                          permitted by the DGCL.               employees and agents to the full
                                                               extent permitted by the FBCA.
SUPER-MAJORITY VOTING     Except as provided by its            In addition to provisions in its
REQUIREMENTS:             stockholder rights agreement,        shareholder rights plan, Dycom
                          Arguss does not have any             requires an affirmative vote of
                          super-majority voting                at least
                          requirements.

                                       ARGUSS                                DYCOM
                                 STOCKHOLDER RIGHTS                   SHAREHOLDER RIGHTS
                                                               80% of the voting power of all
                                                               the shares of capital stock in
                                                               order to amend the provisions of
                                                               the articles of incorporation, as
                                                               amended, concerning the number of
                                                               board members, voting
                                                               requirements for board members,
                                                               removal of board members,
                                                               business combinations and written
                                                               consents of shareholders.
BUSINESS COMBINATIONS:    Under sec.203 of the DGCL, the       Under sec.607.0901 of the FBCA,
                          business combination statute of      certain transactions, including,
                          the DGCL, a corporation is           without limitation, a merger,
                          prohibited from engaging in any      consolidation, certain sales of
                          business combination with an         assets, certain sales of shares,
                          interested stockholder who,          a liquidation or a dissolution,
                          together with affiliates or          involving a corporation and a 10%
                          associates, owns, or who became      shareholder (an interested
                          an affiliate or associate of the     shareholder) generally must be
                          corporation and within a three       approved by two-thirds of the
                          year period did own, 15% or more     outstanding shares other than
                          of the corporation's voting stock    those shares owned by the 10%
                          for a three year period following    shareholder. These requirements
                          the time the stockholder became      do not apply if: (a) the business
                          an interested stockholder, except    combination has been approved by
                          under specified circumstances.       a majority of the disinterested
                                                               directors; or (b) the 10%
                          The provisions of sec.203 of the     shareholder has been the
                          DGCL do not apply to a               beneficial owner of at least 80%
                          corporation if, subject to           of the outstanding shares for at
                          specified requirements, the          least five years before the
                          certificate of incorporation or      announcement date; or (c) the 10%
                          bylaws of the corporation contain    shareholder is the owner of at
                          a provision expressly electing       least 90% of the voting shares,
                          not to be governed by the            excluding any acquired through a
                          provisions of the statute or the     transaction not approved by a
                          corporation does not have voting     majority of the disinterested
                          stock listed on a national           directors; or (d) the
                          securities exchange, authorized      consideration paid to the holders
                          for quotation on an inter-dealer     of acquired shares is at least
                          quotation system of a registered     equal to certain fair price
                          national securities association      criteria.
                          or held of record by more than
                          2,000 stockholders.                  A corporation may opt out of
                                                               these provisions through a
                          Arguss has not opted out of this     charter amendment adopted before
                          Delaware law provision in its        January 1, 1989, or a charter or
                          certificate of incorporation or      bylaw amendment approved by a
                          bylaws.                              majority of the outstanding
                                                               shares not owned by the 10%
                                                               shareholder. A shareholder-
                                                               approved amendment will not be
                                                               effective for 18 months after its
                                                               passage. If a corporation has
                                                               opted out, it may opt back in
                                                               with the approval of two-thirds
                                                               of the outstanding shares not
                                                               held by the

                                       ARGUSS                                DYCOM
                                 STOCKHOLDER RIGHTS                   SHAREHOLDER RIGHTS
                                                               10% shareholder.
                                                               Dycom has not opted out of this
                                                               provision.
APPRAISAL RIGHTS:         Section 262 of the DGCL provides     Section 607.1302 of the FBCA
                          for appraisal rights under           provides for dissenters' rights,
                          certain circumstances, as            with certain exceptions, in the
                          outlined in Annex D of this          event of certain extraordinary
                          prospectus.                          transactions. Florida law
                                                               specifically provides that,
                                                               unless a corporation's articles
                                                               of incorporation otherwise
                                                               provide, which Dycom's articles
                                                               of incorporation, as amended, do
                                                               not, a shareholder shall not have
                                                               dissenters' rights if the shares
                                                               held by the shareholder are
                                                               registered on a national
                                                               securities exchange. Dycom's
                                                               shares are registered on the New
                                                               York Stock Exchange and,
                                                               accordingly, dissenters' rights
                                                               are not currently available under
                                                               Florida law.

                                 LEGAL MATTERS

     The validity of the Dycom shares offered by this prospectus will be passed upon for Dycom by Marc R. Tiller, Esq., the General Counsel and Corporate Secretary of Dycom. Shearman & Sterling, counsel to Dycom, will deliver an opinion concerning the United States federal income tax consequences of the offer and the merger.

                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference from Dycom's Annual Report on Form 10-K for its fiscal year ended July 28, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements and schedule of Arguss as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, including information included or incorporated by reference in this document, contains certain forward-looking statements concerning the financial condition, results of operations and business of Dycom following the consummation of its proposed acquisition of Arguss, the anticipated financial and other benefits of the proposed acquisition and Dycom's plans and objectives following the proposed acquisition, including, without limitation, statements relating to the cost savings expected to result from the proposed acquisition, anticipated results of operations of the combined company following the proposed acquisition, projected earnings per share of the combined company following the proposed acquisition and the restructuring charges estimated to be incurred in connection with the proposed acquisition. Generally, the words "will," "may," "should," "continue," "believes," "expects," "intends," "anticipates" or similar expressions identify forward-looking statements.

     These forward-looking statements involve certain risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, the following factors:

     - costs or difficulties related to the integration of the technologies, businesses and employees of Dycom and Arguss may be greater than expected,

     - operating results following the proposed acquisition may be lower than expected,

     - changing relationships with customers, suppliers or strategic partners,

     - competition among companies in our industry may increase significantly,

     - general economic conditions, whether nationally or in the market areas in which Dycom and Arguss conduct business, may be less favorable than expected,

     - legislation or regulatory changes may adversely affect the businesses in which Dycom and Arguss are engaged,

     - adverse changes may occur in the securities markets,

     - unanticipated expenditures, or

     - cost savings expected to result from the proposed acquisition may not be fully realized or realized within the expected time frame.

     See "Where You Can Find More Information About Dycom and Arguss" beginning on page 5.

                                                                      SCHEDULE I
                      DIRECTORS AND EXECUTIVE OFFICERS OF

                              DYCOM AND PURCHASER

DIRECTORS AND EXECUTIVE OFFICERS OF DYCOM INDUSTRIES, INC.

     Listed in the table below are the name and the present principal occupations or employment and the name, principal business and address of any corporation or other organization in which such occupation or employment is conducted, and the five-year employment history of each of the directors and executive officers of Dycom. Each person identified below is a United States citizen. The principal business address of Dycom and the business address of each person identified below is Dycom Industries, Inc., Suite 500, 4440 PGA Boulevard, Palm Beach Gardens, Florida 33410.

                                    DYCOM INDUSTRIES, INC. DIRECTORS: PRESENT PRINCIPAL OCCUPATION OR
NAME                          AGE     EMPLOYMENT; MATERIAL POSITION HELD DURING THE PAST FIVE YEARS
----                          ---   -----------------------------------------------------------------
Steven E. Nielsen...........  38    Director of Dycom since 1996. Chairman of Dycom since November
                                    27, 2000. President and Chief Executive Officer of Dycom since
                                    March 1999 and Vice President from February 26, 1996 to August
                                    26, 1996. Director of SBA Communications Corporation (operator of wireless communications infrastructure) since November 2001.

Joseph M. Schell............  55    Director of Dycom since April 1999. Independent business
                                    consultant since December 17, 2001. Chairman of Global
                                    Technology, Investment Banking, Merrill Lynch & Co. (financial management and advisory company) from February 3, 2000 to
                                    November 30, 2001 (although he may be considered an employee until February 2002). Consultant to Banc of America Securities
                                    LLC (formerly Nationsbanc Montgomery Securities LLC) (full service investment bank and brokerage firm with principal offices in San Francisco, New York and Charlotte) from March 1999 to
                                    January 2000 and Senior Managing Director and Director of
                                    Investment Banking from May 1985 to March 1999. Director of Good
                                    Guys, Inc. (specialty retailer of consumer entertainment
                                    electronics), July 1999 to September 2001. Director of
                                    Sanmina-SCI Corporation (contract manufacturer serving a segment of the electronic manufacturing services market), October 1999 to present.

Anthony G. Werner...........  45    Director of Dycom since January 2001. Senior Vice President and
                                    Chief Technology Officer, Liberty Media Corporation (corporation that provides, acquires, and distributes entertainment and informational programming services, as well as electronic
                                    retailing services, through subsidiaries and affiliates) since
                                    September 2001. Executive Vice President, Strategic Technologies
                                    of Qwest Services Corporation (internet-based data, voice, image and multimedia communications corporation) from June 2001 to
                                    September 2001. Director and Chief Executive Officer, Aurora
                                    Networks (manufacturer of advanced, next-generation optical transport systems for broadband networks that support the
                                    convergence of digital broadband, voice, video, and data
                                    applications) from October 2000 to June 2001. Executive Vice
                                    President and Chief Technical Officer, AT&T Broadband (formerly
                                    TCI) (provider of broadband services and deliverer of high speed cable, internet digital cable and digital phone services) from
                                    July 1994 to October 2000. Director of Navic Networks (technology service provider of data collection and distribution services to network operators) since December 2000. Director of Net2phone
                                    (internet protocol (IP) telephony company that develops and markets technology and services for IP voice and e-commerce solutions for IP networks) since December 2000. Director of
                                    Pacific Broadband Communications, Inc. (developer of cable-modem termination systems and chips for such termination systems) from
                                    December 2000 to January 1, 2002. Director of Diversinet
                                    (security software product company that develops, markets and distributes PKI security solutions that provide for the secure transmission of data over wireless networks and devices) since
                                    November 1998.

                                    DYCOM INDUSTRIES, INC. DIRECTORS: PRESENT PRINCIPAL OCCUPATION OR
NAME                          AGE     EMPLOYMENT; MATERIAL POSITION HELD DURING THE PAST FIVE YEARS
----                          ---   -----------------------------------------------------------------
Ronald P. Younkin...........  59    Director of Dycom since November 1975. President and Chief
                                    Executive Officer of Greenlawn Mobile Home Sales, Inc. (company engaged in sales and service of manufactured homes) since July
                                    1959.

Kristina J. Johnson.........  44    Director of Dycom since November 2001. Dean and Professor, School of Engineering, Department of Electrical and Computer
                                    Engineering, Duke University since July 1999. Chief Technical
                                    Officer and Founder, ColorLink, Incorporated (privately held company based in Boulder, Colorado that develops and markets color modulation and color control optical technology for high resolution electronic projection systems) from April 1995 to July
                                    1999. Professor, Electrical and Computer Engineering Department,
                                    University of Colorado, Boulder from May 1994 to June 1999.
                                    Director of Mineral Technologies (resource and technology based organization that develops and provides performance enhancing minerals for the paper, steel, polymer, health care, and other manufacturing industries on a worldwide basis) since May 2000.
                                    Director, ColorLink, Incorporated since April 1995.

                                    DYCOM INDUSTRIES, INC. EXECUTIVE OFFICERS: PRESENT PRINCIPAL OCCUPATION OR
NAME                          AGE         EMPLOYMENT; MATERIAL POSITION HELD DURING THE PAST FIVE YEARS
----                          ---   --------------------------------------------------------------------------
Richard L. Dunn.............  52    Senior Vice President and Chief Financial Officer of Dycom since January
                                    2000. Vice President of Finance and Chief Financial Officer of Avborne,
                                    Inc. (privately held company engaged in commercial aviation maintenance), from April 1994 to April 1998. Vice President of Finance and Chief
                                    Financial Officer, Perry Ellis International (international marketer of apparel) from April 1994 to April 1998.

Timothy R. Estes............  47    Executive Vice President and Chief Operations Officer of Dycom since
                                    November 2001. President, Ansco & Associates, Inc., a wholly owned subsidiary of Dycom, from August 1997 to November 2001 and continuously employed by Ansco & Associates from 1993 to 2001.

Dennis P. O'Brien...........  43    Vice President and Director of Corporate Development of Dycom since
                                    December 2000. Senior Director of Finance and Corporate Controller,
                                    Henkels & McCoy (a privately held telecommunications contractor), from
                                    1988 to 2000.

Marc R. Tiller..............  32    General Counsel and Corporate Secretary of Dycom since August 1998.
                                    Attended law school from June 1995 to May 1998 and served as a Claims
                                    Representative for Florida Farm Bureau Insurance Company during the four prior years.

DIRECTORS AND EXECUTIVE OFFICERS OF PURCHASER

     Listed in the table below are the name and the present principal occupations or employment and the name, principal business and address of any corporation or other organization in which such occupation or employment is conducted, and the five-year employment history of each of the directors and executive officers of Purchaser. Each person identified below is a United States citizen. The principal business address of Purchaser and the business address of each person identified below is Troy Acquisition Corp. c/o Dycom Industries, Inc., Suite 500, 4440 PGA Boulevard, Palm Beach Gardens, Florida 33410.

                                    PURCHASER'S DIRECTORS AND EXECUTIVE OFFICERS: PRESENT PRINCIPAL OCCUPATION
NAME                          AGE        OR EMPLOYMENT; MATERIAL POSITION HELD DURING THE PAST FIVE YEARS
----                          ---   --------------------------------------------------------------------------
Steven E. Nielsen...........  38    President and Chief Executive Officer since January 4, 2002. Director of
                                    Dycom since 1996. Chairman of Dycom since November 27, 2000. President and
                                    Chief Executive Officer of Dycom since March 1999 and Vice President from
                                    February 26, 1996 to August 26, 1996. Director of SBA Communications
                                    Corporation (operator of wireless communications infrastructure) since
                                    November 2001.

Richard L. Dunn.............  52    Vice President, Treasurer and Assistant Secretary since January 4, 2002.
                                    Senior Vice President and Chief Financial Officer of Dycom since January
                                    2000. Vice President of Finance and Chief Financial Officer of Avborne,
                                    Inc. (privately held company in commercial aviation maintenance), from
                                    April 1994 to April 1998. Vice President of Finance and Chief Financial
                                    Officer, Perry Ellis International (international marketer of apparel)
                                    from April 1994 to April 1998.

Marc R. Tiller..............  32    Vice President, Assistant Treasurer and Secretary since January 4, 2002.
                                    General Counsel and Corporate Secretary of Dycom since August 1998.
                                    Attended law school from June 1995 to May 1998 and served as a Claims
                                    Representative for Florida Farm Bureau Insurance Company during the four prior years.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                            DYCOM INDUSTRIES, INC.,
                             TROY ACQUISITION CORP.
                                      AND
                          ARGUSS COMMUNICATIONS, INC.
                                  DATED AS OF
                                JANUARY 7, 2002

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
                             ARTICLE I
                            DEFINITIONS
SECTION 1.01 Definitions....................................   A-5
                            ARTICLE II
                             THE OFFER
SECTION 2.01 The Offer......................................   A-9
SECTION 2.02 Company Action.................................   A-10
SECTION 2.03 Directors......................................   A-11
                            ARTICLE III
                            THE MERGER
SECTION 3.01 The Merger.....................................   A-12
SECTION 3.02 Effective Time; Closing........................   A-12
SECTION 3.03 Effect of the Merger...........................   A-13
SECTION 3.04 Certificate of Incorporation; By-Laws..........   A-13
SECTION 3.05 Directors and Officers.........................   A-13
                            ARTICLE IV
        CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES
SECTION 4.01 Conversion of Securities.......................   A-13
SECTION 4.02 Exchange of Certificates.......................   A-14
SECTION 4.03 Stock Transfer Books...........................   A-16
SECTION 4.04 Company Stock Options..........................   A-16
SECTION 4.05 No Appraisal Rights............................   A-16
SECTION 4.06 Parent Rights Plan.............................   A-17
SECTION 4.07 Affiliates.....................................   A-17
                             ARTICLE V
           REPRESENTATIONS AND WARRANTIES OF THE COMPANY
SECTION 5.01 Organization and Qualification; Subsidiaries...   A-17
SECTION 5.02 Certificate of Incorporation and By-Laws.......   A-17
SECTION 5.03 Capitalization.................................   A-18
SECTION 5.04 Authority Relative to This Agreement and the
  Stockholders' Agreement...................................   A-18
SECTION 5.05 No Conflict; Required Filings and Consents.....   A-19
SECTION 5.06 Permits; Compliance............................   A-19
SECTION 5.07 SEC Filings; Financial Statements..............   A-20
SECTION 5.08 Information to Be Supplied.....................   A-21
SECTION 5.09 Absence of Certain Changes or Events...........   A-21
SECTION 5.10 Absence of Litigation..........................   A-21
SECTION 5.11 Employee Benefit Plans.........................   A-21
SECTION 5.12 Labor and Employment Matters...................   A-23
SECTION 5.13 Property and Leases............................   A-24

                                                               PAGE
                                                               ----
SECTION 5.14 Intellectual Property..........................   A-24
SECTION 5.15 Taxes..........................................   A-25
SECTION 5.16 Environmental Matters..........................   A-26
SECTION 5.17 Company Rights Agreement.......................   A-26
SECTION 5.18 Material Contracts.............................   A-26
SECTION 5.19 Insurance......................................   A-27
SECTION 5.20 Board Approval; Vote Required..................   A-28
SECTION 5.21 Opinion of Advisor.............................   A-28
SECTION 5.22 Brokers........................................   A-28
                            ARTICLE VI
      REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
SECTION 6.01 Corporate Organization.........................   A-28
SECTION 6.02 Certificate of Incorporation and By-Laws.......   A-28
SECTION 6.03 Capitalization.................................   A-29
SECTION 6.04 Authority Relative to This Agreement and the
  Stockholders' Agreement...................................   A-29
SECTION 6.05 No Conflict; Required Filings and Consents.....   A-29
SECTION 6.06 SEC Filings; Financial Statements..............   A-30
SECTION 6.07 Information to Be Supplied.....................   A-31
SECTION 6.08 Absence of Litigation..........................   A-31
SECTION 6.09 Absence of Certain Changes or Events...........   A-31
SECTION 6.10 No Vote Required...............................   A-31
SECTION 6.11 Operations of Merger Sub.......................   A-31
SECTION 6.12 Tax Matters....................................   A-31
SECTION 6.13 Brokers........................................   A-32
                            ARTICLE VII
              CONDUCT OF BUSINESS PENDING THE MERGER
SECTION 7.01 Conduct of Business by the Company Pending the
  Merger....................................................   A-32
SECTION 7.02 Conduct of Business by Parent Pending the
  Merger....................................................   A-33
                           ARTICLE VIII
                       ADDITIONAL AGREEMENTS
SECTION 8.01 Company Stockholder Meeting....................   A-34
SECTION 8.02 Preparation of Merger Registration Statement
  and Proxy Statement/Prospectus............................   A-34
SECTION 8.03 Access to Information; Confidentiality.........   A-36
SECTION 8.04 No Solicitation of Transactions................   A-36
SECTION 8.05 Employee Benefits Matters......................   A-37
SECTION 8.06 Directors' and Officers' Indemnification and
  Insurance.................................................   A-37
SECTION 8.07 Notification of Certain Matters................   A-38
SECTION 8.08 Company Affiliates.............................   A-38
SECTION 8.09 Further Action; Reasonable Best Efforts........   A-38
SECTION 8.10 Plan of Reorganization.........................   A-39
SECTION 8.11 Merger Sub.....................................   A-39
SECTION 8.12 Letters of Accountants.........................   A-39

                                                               PAGE
                                                               ----
SECTION 8.13 NYSE Listing...................................   A-40
SECTION 8.14 Public Announcements...........................   A-40
SECTION 8.15 Transfer Tax...................................   A-40
SECTION 8.16 The Company Rights Agreement...................   A-40
SECTION 8.17 Employment Agreements..........................   A-40
                            ARTICLE IX
                     CONDITIONS TO THE MERGER
SECTION 9.01 Conditions to the Obligations of Each Party....   A-40
SECTION 9.02 Conditions to the Obligations of Parent and
  Merger Sub................................................   A-41
SECTION 9.03 Conditions to the Obligations of the Company...   A-42
                             ARTICLE X
                 TERMINATION, AMENDMENT AND WAIVER
SECTION 10.01 Termination...................................   A-42
SECTION 10.02 Effect of Termination.........................   A-44
SECTION 10.03 Payment of Certain Fees.......................   A-44
                            ARTICLE XI
                        GENERAL PROVISIONS
SECTION 11.01 Non-Survival of Representations and
  Warranties................................................   A-46
SECTION 11.02 Notices.......................................   A-46
SECTION 11.03 Severability..................................   A-46
SECTION 11.04 Entire Agreement; Assignment..................   A-47
SECTION 11.05 Parties in Interest...........................   A-47
SECTION 11.06 Specific Performance..........................   A-47
SECTION 11.07 Governing Law.................................   A-47
SECTION 11.08 Waiver of Jury Trial..........................   A-47
SECTION 11.09 Headings......................................   A-47
SECTION 11.10 Counterparts..................................   A-47
Annex I -- Conditions of the Offer
Exhibit A -- Form of Affiliate Letter

     AGREEMENT AND PLAN OF MERGER, dated as of January 7, 2002 (this "Agreement"), among DYCOM INDUSTRIES, INC., a Florida corporation ("Parent"), TROY ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and ARGUSS COMMUNICATIONS, INC., a Delaware corporation (the "Company").

     WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Parent and the Company will enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the "Merger");

     WHEREAS, in furtherance of such transaction and as part of an integrated plan it is proposed that Merger Sub shall make an offer (the "Offer") to exchange shares of Parent Common Stock (as defined below) for all issued and outstanding shares of Company Common Stock (as defined below), including the associated Company Rights (as defined below), in accordance with the terms and conditions set forth in this Agreement;

     WHEREAS, the Board of Directors of the Company (the "Company Board") has
(i) determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and fair to, and in the best interests of, the Company and its stockholders and has approved and adopted this Agreement and declared its advisability and approved the Merger and the other transactions contemplated by this Agreement and (ii) has recommended the approval and adoption of this Agreement by the stockholders of the Company;

     WHEREAS, the Board of Directors of Parent (the "Parent Board") has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and fair to, and in the best interests of, Parent and its stockholders and has approved and adopted this Agreement and approved the Merger and the other transactions contemplated by this Agreement;

     WHEREAS, as a condition and as an inducement to Parent's willingness to enter into this Agreement, Parent, Merger Sub, the Company and certain stockholders of the Company (the "Stockholders") have entered into a Stockholders' Agreement, dated as of the date hereof (the "Stockholders' Agreement"), that sets forth certain obligations of the Stockholders;

     WHEREAS, for federal income tax purposes, the Merger is intended to qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a plan of reorganization;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows.

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01  Definitions.  (a) For purposes of this Agreement:

     "Acceptance Date" means the date on which Merger Sub accepts for exchange all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer.

     "affiliate" of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

     "beneficial owner", with respect to any Company Common Stock, has the meaning ascribed to such term under Rule 13d-3(a) of the Exchange Act.

     "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in The City of New York.

     "Company Common Stock" means the Company's common stock, par value $.01 per share, including the Company Rights associated therewith.

     "Company Material Adverse Effect" means any event, circumstance, change, occurrence, fact or effect that, individually or in the aggregate with all other events, circumstances, changes, occurrences, facts and effects, is or is reasonably likely to be materially adverse to (i) the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company and the Subsidiaries taken as a whole or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement; provided, however, that the foregoing clause (i) shall not include any event, circumstance, occurrence, fact, change or effect resulting from (x) changes in general economic conditions or changes in securities markets in general, (y) general changes in the industries in which the Company and the Subsidiaries operate, except those events, circumstances, changes, occurrences, facts or effects that adversely affect the Company and its subsidiaries to a greater extent than they affect other entities operating in such industries or (z) the public announcement or pendency of the transactions contemplated hereby.

     "Company Rights" means the right associated with each share of Company Common Stock to purchase one one-hundredth of a share of the Company's Cumulative Participating Preferred Stock, par value $.01 per share.

     "Company Stockholder Approval" means the approval of this Agreement at the Company Stockholder Meeting by a majority of all votes entitled to be cast at the Company Stockholder Meeting in accordance with the DGCL and Company's Certificate of Incorporation.

     "Company Stock Options" means the options, whether or not exercisable and whether or not vested, outstanding at the Effective Time under the Company Stock Option Plan.

     "Company Stock Option Plan" means the Company's 1991 Stock Option Plan, as amended.

     "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

     "Environmental Laws" means any United States federal, state, local or non-United States law, regulation, ordinance, rule, code, order or other requirement or rule of law now in effect, relating to (i) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances;
(ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (iii) pollution or protection of the environment or natural resources.

     "Fully Diluted Basis" means after taking into account all currently outstanding shares of Company Common Stock and assuming the exercise of all options, warrants, convertible securities and similar rights (other than, unless exercisable, the Company Rights) and the issuance of all shares of Company Common Stock that the Company is obligated to issue thereunder.

     "Hazardous Substances" means (i) those substances defined in or regulated under the following United States federal statutes and their state counterparts and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) polychlorinated biphenyls, asbestos and radon; and (iv) any substance, material or waste defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste pursuant to any Environmental Law.

     "Intellectual Property" means (i) United States, non-United States, and international patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, and registrations and applications for registration thereof, (iii) copyrightable works, copyrights, and registrations and applications for registration thereof, and (iv) confidential and proprietary information, including trade secrets and know-how.

     "Parent Common Stock" means Parent's common stock, par value $.33 1/3 per share, including Parent Rights associated therewith.

     "Parent Material Adverse Effect" means any event, circumstance, change, occurrence, fact or effect that, individually or in the aggregate with all other events, circumstances, changes, occurrences, facts and effects, is or is reasonably likely to be materially adverse to (i) the business, condition (financial or otherwise), assets, liabilities or results of operations of Parent and its subsidiaries taken as a whole or (ii) the ability of Parent to consummate the transactions contemplated by this Agreement; provided, however, that the foregoing clause (i) shall not include any event, circumstance, change, occurrence, fact or effect resulting from (x) changes in general economic conditions or changes in securities markets in general, (y) general changes in the industries in which Parent and its subsidiaries operate, except those events, circumstances, changes, occurrences, facts or effects that adversely affect Parent and its subsidiaries to a materially greater extent than they affect other entities operating in such industries or (z) the public announcement or pendency of the transactions contemplated hereby.

     "Parent Rights" means the right associated with each share of Parent Common Stock to purchase one ten-thousandth of a share of Parent's Series A Preferred Stock, par value $1.00 per share.

     "person" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

     "Proxy Statement/Prospectus" means the proxy statement/prospectus included in the Merger Registration Statement relating to the Company Stockholder Meeting.

     "Significant Employee" means Rainer H. Bosselmann, H. Haywood Miller, III, Arthur F. Trudel, Jr., Kim Reid, Mike Fitzpatrick, Mike Herbel, Randy Pierce, Phil Amos, Jamie Fitzgerald, Matt Alldredge, Kevin Schenck, Steve Burrows, Terry Klein, Mike Rakoz, Dan Appelquist and William Almond.

     "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries.

     "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

     "Trading Day" means any day on which securities are traded on the NYSE.

     (b) The following terms have the meanings set forth in the Sections set forth below:

DEFINED TERM                                                   LOCATION OF DEFINITION
------------                                                   ----------------------
Action......................................................   ss. 5.10
Advisor.....................................................   ss. 2.02(a)
Agreement...................................................   Preamble
Blue Sky Laws...............................................   ss. 5.05(b)
Certificate of Merger.......................................   ss. 3.02
Certificates................................................   ss. 4.01(a)
Closing.....................................................   ss. 3.02

DEFINED TERM                                                   LOCATION OF DEFINITION
------------                                                   ----------------------
Code........................................................   Recitals
Company.....................................................   Preamble
Company Affiliate...........................................   ss. 8.08
Company Balance Sheet.......................................   ss. 5.07(c)
Company Board...............................................   Recitals
Company Disclosure Schedule.................................   Article V
Company Licensed Intellectual Property......................   ss. 5.14(c)
Company Owned Intellectual Property.........................   ss. 5.14(b)
Company Permits.............................................   ss. 5.06
Company Preferred Stock.....................................   ss. 5.03
Company Recommendation......................................   ss. 8.01
Company Rights Agreement....................................   ss. 5.03
Company SEC Reports.........................................   ss. 5.07(a)
Company Stockholder Meeting.................................   ss. 8.01
Competing Transaction.......................................   ss. 8.04(c)
Confidentiality Agreement...................................   ss. 8.03(b)
Continuing Directors........................................   ss. 2.03(a)
DGCL........................................................   Recitals
Effective Time..............................................   ss. 3.02
Environmental Permits.......................................   ss. 5.16
ERISA.......................................................   ss. 5.11(a)
Exchange Act................................................   ss. 5.07(a)
Exchange Agent..............................................   ss. 4.02(a)
Exchange Fund...............................................   ss. 4.02(a)
Exchange Ratio..............................................   ss. 2.01(a)
Expenses....................................................   ss. 10.03(e)
GAAP........................................................   ss. 5.07(b)
Governmental Authority......................................   ss. 5.05(b)
HSR Act.....................................................   ss. 5.05(b)
Initial Expiration Date.....................................   ss. 2.01(a)
IRS.........................................................   ss. 5.11(a)
Law.........................................................   ss. 5.05(a)
Liens.......................................................   ss. 5.13(b)
Material Contracts..........................................   ss. 5.18(a)
Material Subsidiary.........................................   ss. 5.01(c)
Merger......................................................   Recitals
Merger Registration Statement...............................   ss. 6.07(a)
Merger Sub..................................................   Preamble
Merger Sub Common Stock.....................................   ss. 4.01(c)
Minimum Condition...........................................   ss. 2.01(a)
Multiemployer Plan..........................................   ss. 5.11(b)
Multiple Employer Plan......................................   ss. 5.11(b)
NYSE........................................................   ss. 4.02(e)
Offer.......................................................   Recitals

DEFINED TERM                                                   LOCATION OF DEFINITION
------------                                                   ----------------------
Offer Documents.............................................   ss. 2.01(b)
Offer Registration Statement................................   ss. 2.01(b)
Order.......................................................   ss. 9.01(c)
Parent......................................................   Preamble
Parent Balance Sheet........................................   ss. 6.06(c)
Parent Board................................................   Recitals
Parent Disclosure Schedule..................................   Article VI
Parent Preferred Stock......................................   ss. 6.03(a)
Parent SEC Reports..........................................   ss. 6.06(a)
Parent Stock Option Plans...................................   ss. 6.03(a)
Permitted Liens.............................................   ss. 5.13(b)
Representatives.............................................   ss. 8.03(a)
Schedule 14D-9..............................................   ss. 2.02(b)
Schedule TO.................................................   ss. 2.01(b)
SEC.........................................................   ss. 5.07(a)
Securities Act..............................................   ss. 5.07(a)
Stockholders................................................   Recitals
Stockholders' Agreement.....................................   Recitals
Subsidiary..................................................   ss. 5.01(a)
Superior Proposal...........................................   ss. 8.04(d)
Surviving Corporation.......................................   ss. 3.01
Termination Date............................................   ss. 10.01(d)
Termination Fee.............................................   ss. 10.03(a)
Third Party Acquisition Event...............................   ss. 10.03(c)
Transactions................................................   ss. 5.01(a)
Transfer Taxes..............................................   ss. 8.15

                                   ARTICLE II

                                   THE OFFER

     SECTION 2.01 The Offer. (a) Provided that this Agreement shall not have been terminated in accordance with Article IX and provided that none of the events set forth in Annex I hereto shall have occurred or be continuing, unless otherwise agreed by Parent and the Company, as soon as practicable after the public announcement of the execution of this Agreement, Parent shall cause Merger Sub to commence the Offer to exchange all of the outstanding shares of Company Common Stock for the right to receive from Merger Sub pursuant to the Offer 0.3333 fully paid and nonassessable shares of Parent Common Stock for each share of Company Common Stock (the "Exchange Ratio"). The Offer shall be subject only to (1) the condition that there shall be validly tendered in accordance with the terms of the Offer, prior to the expiration of the Offer, and not withdrawn, at least a number of shares of Company Common Stock that represents a majority of the shares of Company Common Stock outstanding on a Fully Diluted Basis (the "Minimum Condition") and (2) the other conditions set forth in Annex I hereto. Merger Sub expressly reserves the right to waive any of the conditions to the Offer and to make any change in the terms of or conditions to the Offer; provided that no change may be made that changes the form of consideration payable in the Offer, decreases the consideration payable in the Offer, reduces the maximum number of shares of Company Common Stock to be purchased in the Offer, imposes conditions to the Offer in addition to those set forth in Annex I or makes any other change which is adverse to the holders of Company Common Stock. Notwithstanding the foregoing, and subject to
Section 10.01(d), without the consent of the Company, Merger Sub shall have the right to extend the Offer (i) beyond the scheduled expiration date, which shall initially be 20 business days following the commencement of the Offer (the "Initial Expiration Date"), if, at the Initial Expiration Date or any extension thereof, any of the conditions to the Offer shall not have been satisfied or waived, until such conditions are satisfied or waived, (ii) for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer or any period required by applicable law or (iii) for an aggregate period of not more than 10 business days beyond the latest applicable date that would otherwise be permitted under clause (i) or
(ii) of this sentence, if, as of such date, all of the conditions to the Offer have been satisfied or waived, but the number of shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer equals more than 50%, but less than 90%, of the outstanding shares of Company Common Stock on a Fully Diluted Basis. In the event that Merger Sub is unable to consummate the Offer on the Initial Expiration Date due to the failure of the Minimum Condition to be satisfied, Parent shall cause Merger Sub to, unless this Agreement is terminated pursuant to Article X, extend the Offer on one or more occasions and set subsequent scheduled expiration dates until the Minimum Condition has been satisfied; provided, however, that nothing contained herein shall require Parent to cause Merger Sub to extend the Offer for more than, in the aggregate, 15 business days after the Initial Expiration Date. Subject to the foregoing and upon the terms and subject to the conditions of the Offer, Parent shall cause Merger Sub to accept for payment and pay for, as promptly as practicable after the expiration of the Offer, all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer.

     (b) As soon as reasonably practicable on the date of commencement of the Offer, Parent shall, and Parent shall cause Merger Sub to, file with the SEC (i) a Tender Offer Statement on Schedule TO (together with any amendments or supplements thereto, the "Schedule TO") relating to the Offer and (ii) a registration statement on Form S-4 to register the offer and sale of Parent Common Stock pursuant to the Offer (the "Offer Registration Statement"). The Offer Registration Statement will include a prospectus containing the information required under Rule 14d-4(b) under the Exchange Act (together, the Schedule TO, the Offer Registration Statement and such documents included therein pursuant to which the Offer will be made, together with any amendments and supplements thereto, the "Offer Documents"). Each of the Company and Parent shall use their reasonable efforts to have the Offer Registration Statement declared effective under the Securities Act as promptly as practicable after the filing thereof with the SEC and to keep the Offer Registration Statement effective as long as necessary to complete the Offer. Each of Parent, Merger Sub and the Company agree promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect and to supplement the Offer Documents to include any information that shall become necessary to include in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent shall, and Parent shall cause Merger Sub to, take all steps necessary to cause the Schedule TO and the Offer Registration Statement as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be, at such time as reasonably agreed by Parent and the Company, disseminated to holders of shares of Company Common Stock, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given an opportunity to review and comment on the Offer Documents prior to their being filed with the SEC or disseminated to the holders of shares of Company Common Stock. Parent shall, and Parent shall cause Merger Sub to, provide the Company and its counsel with any comments Parent and Merger Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments and shall provide the Company and its counsel an opportunity to participate in the response of Parent or Merger Sub to such comments.

     SECTION 2.02 Company Action. (a) The Company hereby approves of and consents to the Offer and represents that the Company Board, at a meeting duly called and held, has (i) determined that this Agreement, the Stockholders' Agreement and the transactions contemplated hereby and thereby, including the Offer and the Merger, are fair to and in the best interests of the Company and its stockholders, (ii) approved, adopted and declared advisable this Agreement, the Stockholders' Agreement and the transactions contemplated hereby and thereby, including the Offer and the Merger, in accordance with the DGCL, including, without limitation, Section 203 thereof, and (iii) resolved to recommend acceptance of the Offer and approval and adoption of this Agreement by the Company's stockholders. The Company further represents that Allen & Company Incorporated ("Advisor") has delivered to the Company Board its written opinion as of the date hereof that the consideration to be received by the holders of shares of Company Common Stock pursuant to the terms of the Offer and the Merger is fair from a financial point of view to such holders. The Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Company Board and the Company shall not withdraw or modify such recommendation in any manner adverse to the Parent or Merger Sub, unless the Company Board otherwise determines (based on a majority vote of the Company Board in its good faith judgment) that such withdrawal or modification is necessary to comply with its fiduciary duties to stockholders under applicable law after receiving advice from outside counsel (who may be the Company's regularly engaged independent legal counsel).

     (b) The Company hereby agrees to file with the SEC as soon as practicable on the day that the Offer is commenced and disseminate to holders of shares of Company Common Stock, in each case as and to the extent required by applicable federal securities laws, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the "Schedule 14D-9") that, subject to Section 8.04, shall reflect the recommendations of the Company Board referred to in Section 2.02(a) above. Parent and its counsel shall be given an opportunity to review and comment on the Schedule 14D-9 prior to its being filed with the SEC or disseminated to holders of shares of Company Common Stock. The Company agrees to provide Parent and its counsel with any comments that the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments and shall provide Parent and its counsel with an opportunity to participate in the response of the Company to such comments. Each of the Company and Parent agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect and to supplement the Schedule 14D-9 to include any information that shall become necessary to include in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be, at such time as reasonably agreed by Parent and the Company, disseminated to holders of shares of Company Common Stock, in each case as and to the extent required by applicable federal securities laws.

     (c) The Company shall promptly furnish Parent with mailing labels containing the names and addresses of all record holders of shares of Company Common Stock and with security position listings of shares of Company Common Stock held in stock depositories, each as of a recent date, together with all other available listings and computer files containing names, addresses and security position listings of record holders and beneficial owners of shares of Company Common Stock as Parent may reasonably request. The Company shall promptly furnish Parent with such additional information, including, without limitation, updated listings and computer files of stockholders, mailing labels and security position listings, and such other assistance in disseminating the Offer Documents to holders of shares of Company Common Stock as Parent may reasonably request. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer or the Merger, Parent shall hold in confidence the information contained in such labels, listings and files, shall use such information only in connection with the Transactions, and, if this Agreement shall be terminated in accordance with Section 10.01, shall deliver to the Company all copies of such information then in their possession.

     SECTION 2.03 Directors. (a) Effective upon the acceptance for payment of any shares of Company Common Stock pursuant to the Offer, Parent shall be entitled to designate the number of directors, rounded up to the next whole number, on the Company Board that equals the product of (i) the total number of directors on the Company Board (giving effect to the election of any additional directors pursuant to this Section 2.03) and (ii) the percentage that the number of shares of Company Common Stock beneficially owned by Parent and/or Merger Sub (including shares of Company Common Stock accepted for payment) bears to the total number of shares of Company Common Stock outstanding, and the Company shall take all action necessary to cause Parent's designees to be elected or appointed to the Company Board, including increasing the number of directors, and seeking and accepting resignations of incumbent directors. At such time, the Company will also use its best efforts to cause individuals designated by Parent to constitute the number of members, rounded up to the next whole number, on (i) each committee of the Company Board and (ii) each board of directors of each Subsidiary of the Company identified by Parent (and each committee thereof) that represents the same percentage as such individuals represent on the Company Board, in each case only to the extent permitted by applicable law. Notwithstanding the provisions of this Section 2.03, the parties hereto shall use their respective best efforts to ensure that at least two of the members of the Company Board shall, at all times prior to the Effective Time, be directors of the Company who were directors of the Company on the date hereof (the "Continuing Directors"); provided that if there shall be in office fewer than two Continuing Directors for any reason, the Company Board shall cause a person designated by the remaining Continuing Director to fill such vacancy who shall be deemed to be a Continuing Director for all purposes of this Agreement, or if no Continuing Directors then remain, the other directors of the Company then in office shall designate two persons to fill such vacancies who will not be officers or employees or affiliates of the Company, Parent or Merger Sub or any of their respective Subsidiaries and such persons shall be deemed to be Continuing Directors for all purposes of this Agreement.

     (b) The Company's obligations to appoint Parent's designees to the Company Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions, and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors, as Section 14(f) and Rule 14f-1 require in order to fulfill its obligations under this Section, so long as Parent shall have provided to the Company on a timely basis in writing and be solely responsible for any information with respect to itself, Merger Sub and their respective nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

     (c) Following the election or appointment of Parent's designees pursuant to
Section 2.03(a) and until the Effective Time, the approval of a majority of the Continuing Directors shall be required to authorize any termination of this Agreement by the Company, any amendment of this Agreement requiring action by the Company Board, any extension of time for performance of any obligation or action hereunder by Parent or Merger Sub, any waiver of compliance with any of the agreements or conditions contained herein for the benefit of the Company and any other action of the Company hereunder which adversely affects the holders of shares of Company Common Stock (other than Parent or Merger Sub) in any respect.

                                  ARTICLE III

                                   THE MERGER

     SECTION 3.01 The Merger. At the Effective Time, upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

     SECTION 3.02 Effective Time; Closing. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in
Article IX, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger or certificate of ownership and merger (the "Certificate of Merger"), with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL (the date and time of such filing of the Certificate of Merger (or such later time as may be agreed by each of the parties hereto and specified in the Certificate of Merger) being the "Effective Time"). Immediately prior to such filing of the Certificate of Merger, a closing of the Merger (the "Closing") shall be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article IX.

     SECTION 3.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     SECTION 3.04 Certificate of Incorporation; By-Laws. (a) At the Effective Time and subject to Section 8.06(a) hereof, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided, however, that, at the Effective Time, Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows:
"The name of the corporation is Arguss Communications, Inc.".

     (b) Unless otherwise determined by Parent prior to the Effective Time, and subject to Section 8.06(a) hereof, at the Effective Time, the By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

     SECTION 3.05 Directors and Officers. At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each such director to hold office in accordance with the DGCL, the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall, subject to the applicable provisions of the Certificate of Incorporation and By-Laws of the Surviving Corporation, be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or approval.

                                   ARTICLE IV

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     SECTION 4.01 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

          (a) Conversion of Company Common Stock. Except as provided in clause
     (b) of this Section 4.01, each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into and shall be canceled in exchange for the right to receive from Parent the same number of shares of Parent Common Stock as exchanged for each share of Company Common Stock in the Offer. At the Effective Time, all Company Common Stock shall no longer be outstanding, shall be canceled and retired and shall cease to exist, and each certificate (a "Certificate") that formerly represented such shares of Company Common Stock shall thereafter represent only the right to receive the number of whole shares of Parent Common Stock into which the Company Common Stock represented by such Certificate is converted pursuant to this Section 4.01(a) and the right, if any, to receive pursuant to Section 4.02(e) cash in lieu of a fractional share of Parent Common Stock and any dividend or distribution pursuant to
     Section 4.02(c), in each case without interest.

          (b) Cancellation of Treasury Stock and Stock Owned by Parent and Merger Sub. All shares of Company Common Stock owned by the Company as treasury stock and any shares of Company Common Stock owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub immediately prior to the Effective Time shall, by virtue of the Merger, and without any action on the part of the holder thereof, no longer be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

          (c) Capital Stock of Merger Sub. Each share of common stock, par value $.01 per share, of Merger Sub ("Merger Sub Common Stock") outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

     SECTION 4.02 Exchange of Certificates. (a) Exchange Agent. Parent shall deposit, or shall cause to be deposited, with a bank or trust company that may be designated by Parent and is reasonably satisfactory to the Company (the "Exchange Agent"), for the benefit of the holders of Company Common Stock, for exchange in accordance with this Article IV through the Exchange Agent, certificates representing the shares of Parent Common Stock issuable pursuant to
Section 4.01 as of the Effective Time, and cash, from time to time as required to make payments in lieu of any fractional shares pursuant to Section 4.02(e) (such cash and certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the shares of Parent Common Stock contemplated to be issued pursuant to Section 4.01 out of the Exchange Fund. Except as contemplated by Section 4.02(g) hereof, the Exchange Fund shall not be used for any other purpose.

     (b) Exchange Procedures. As promptly as practicable after the Effective Time, Parent shall instruct the Exchange Agent to mail to each person who was, at the Effective Time, a holder of record of Company Common Stock entitled to receive Parent Common Stock pursuant to Section 4.01(a): (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the Company Common Stock formerly represented by such Certificate (after taking into account all Company Common Stock then held by such holder), cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to
Section 4.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 4.02(c), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 4.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 4.02(c) may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 4.02, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to
Section 4.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 4.02(c).

     (c) Distributions with Respect to Unexchanged Shares of Parent Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to the Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section 4.02(e), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the Certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 4.02(e) and the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock.

     (d) No Further Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 4.02(c) or (e)) shall be deemed to have been issued at the Effective Time in full satisfaction of all rights pertaining to such Company Common Stock.

     (e) No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Each holder of a fractional share interest shall be paid an amount in cash (without interest) equal to the product obtained by multiplying (i) such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by (ii) the average of the per share closing prices on the New York Stock Exchange ("NYSE") of shares of Parent Common Stock during the ten consecutive trading days ending on (and including) the third trading day immediately preceding the date of the Effective Time. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall so notify Parent, and Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of Sections 4.02(b) and (c).

     (f) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock or Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

     (g) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of the Company Common Stock for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Company Common Stock who have not theretofore complied with this
Article IV shall thereafter look only to Parent for the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which they are entitled pursuant to Section 4.02(e) and any dividends or other distributions with respect to the Parent Common Stock to which they are entitled pursuant to Section 4.02(c). Any portion of the Exchange Fund remaining unclaimed by holders of Company Common Stock five years after the Effective Time (or such earlier date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity) shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

     (h) No Liability. Neither Parent nor the Surviving Corporation shall be liable to any holder of Company Common Stock for any such Company Common Stock (or dividends or distributions with respect thereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

     (i) Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

     (j) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as Parent or the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the whole number of shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 4.02(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to
Section 4.02(c).

     SECTION 4.03 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates representing Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Common Stock, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Certificates properly presented to the Exchange Agent or Parent for any reason shall be converted into shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 4.02(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to
Section 4.02(c).

     SECTION 4.04 Company Stock Options. (a) At or immediately prior to the Effective Time, each Company Stock Option, whether or not vested or exercisable, that is not exercised prior to the Effective Time shall, by virtue of the Merger and without any further action on the part of any holder thereof, be assumed by Parent and deemed to constitute an option (each, a "Parent Option") to acquire, on the same terms and conditions as were applicable under such Company Stock Option (subject to Section 3.04(b)), the same number of shares of Parent Common Stock as the holder of such Company Stock Option would have been entitled to receive pursuant to Section 4.01 of this Agreement had such holder exercised such Company Stock Option in full immediately prior to the Effective Time (rounded to the nearest whole number), at a price per share (rounded down to the nearest whole cent) equal to (x) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Company Stock Option divided by (y) the number of whole shares of Parent Common Stock purchasable pursuant to the Parent Option in accordance with the foregoing. The other terms of each such Company Stock Option, and the Company Stock Option Plan, shall continue to apply in accordance with their terms.

     (b) At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Parent Options. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-8, with respect to the shares of Parent Common Stock subject to such Parent Options and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Parent Options remaining outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, Parent shall administer the Company Stock Option Plan in a manner consistent with the exemptions provided by Rule 16(b)(3) promulgated under the Exchange Act.

     SECTION 4.05 No Appraisal Rights. In accordance with Section 262 of the DGCL, no appraisal rights shall be available to holders of shares of Company Common Stock in connection with the Offer or, other than pursuant to Section 262(b)(3) of the DGCL, the Merger.

     SECTION 4.06 Parent Rights Plan. Each person entitled to receive shares of Parent Common Stock pursuant to this Article shall receive together with such shares of Parent Common Stock the number of Parent Rights per share of Parent Common Stock equal to the number of Parent Rights associated with one share of Parent Common Stock at the Effective Time.

     SECTION 4.07 Affiliates. Notwithstanding anything to the contrary herein, no Parent Common Stock shall be delivered to a person who may be deemed an "affiliate" of the Company in accordance with Section 8.08 hereof for purposes of Rule 145 under the Securities Act until such person has executed and delivered to Parent an executed copy of the affiliate letter contemplated in
Section 8.08 hereof.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     As an inducement to Parent and Merger Sub to enter into this Agreement, the Company, except as disclosed in the Company's disclosure schedule delivered concurrently with the delivery of this Agreement (the "Company Disclosure Schedule"), hereby represents and warrants to Parent and Merger Sub as follows:

     SECTION 5.01 Organization and Qualification; Subsidiaries. (a) Each of the Company and each subsidiary of the Company (each a "Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals are not reasonably likely to prevent or materially delay consummation of the Merger or any of the transactions contemplated by this Agreement or the Stockholders' Agreement (collectively, the "Transactions") or otherwise prevent or materially delay the Company from performing its material obligations under this Agreement or the Stockholders' Agreement and are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing as are not reasonably likely to prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its material obligations under this Agreement or the Stockholders' Agreement and are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

     (b) A true and complete list of all the Subsidiaries, together with the jurisdiction of organization of each Subsidiary and the percentage of the outstanding capital stock or other equity interests of each Subsidiary owned by the Company and each other Subsidiary, is set forth in Section 5.01(b) of the Company Disclosure Schedule. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, other than the equity interest that it owns in each Subsidiary.

     (c) Each Subsidiary that is material to the business, financial condition or results of operations of the Company and the Subsidiaries taken as a whole is so identified in Section 5.01(c) of the Company Disclosure Schedule and is referred to herein as a "Material Subsidiary".

     SECTION 5.02 Certificate of Incorporation and By-Laws. The Company has heretofore furnished or made available to Parent a complete and correct copy of the Certificate of Incorporation and the By-Laws or equivalent organizational documents, each as amended to date, of the Company and each Material Subsidiary. Such Certificates of Incorporation, By-Laws or equivalent organizational documents are in full force and effect. Neither the Company nor any Subsidiary is in violation of any of the provisions of its Certificate of Incorporation, By-Laws or equivalent organizational documents.

     SECTION 5.03 Capitalization. (a) The authorized capital stock of the Company consists of (i) 30,000,000 shares of Company Common Stock and (ii) 1,000,000 shares of preferred stock, par value $.01 per share ("Company Preferred Stock"). As of December 21, 2001, (i) 14,519,944 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Company Common Stock are held in the treasury of the Company, (iii) no shares of Company Common Stock are held by the Subsidiaries and (iv) 3,426,767 shares of Company Common Stock are reserved for future issuance pursuant to outstanding employee stock options granted pursuant to the Company Stock Option Plan. As of December 21, 2001, no shares of Company Preferred Stock are issued and outstanding. Except as set forth in this Section
5.03 or the Stockholders' Agreement, and except for the Company Rights issued pursuant to the rights agreement, dated as of November 7, 2001 (the "Company Rights Agreement"), between the Company and Continental Stock Transfer and Trust Company, as rights agent, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Subsidiary. Section 5.03(a) of the Company Disclosure Schedule sets forth the following information with respect to each Company Stock Option outstanding as of the date of this Agreement: (i) the name and employment division of the optionee; (ii) the number of shares of Company Common Stock subject to such Company Stock Option; (iii) the exercise price of such Company Stock Option; (iv) the date on which such Company Stock Option was granted; (v) the applicable vesting schedule; (vi) the date on which such Company Stock Option expires; and (vii) whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement, and indicates the extent of acceleration. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary or any other person. There are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Stock Option as a result of the Merger. All outstanding shares of Company Common Stock, all outstanding Company Stock Options, and all outstanding shares of capital stock of each subsidiary of the Company have been issued and granted in compliance with (i) all applicable securities laws and other applicable Laws (as defined below) and (ii) all requirements set forth in applicable contracts.

     (b) Each outstanding share of capital stock of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and, except as set forth in Section 5.03(b) of the Company Disclosure Schedule, each such share is owned by the Company or another Subsidiary free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or any Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever.

     SECTION 5.04 Authority Relative to This Agreement and the Stockholders' Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Stockholders' Agreement, subject to any required approval and adoption of this Agreement by a majority of the outstanding shares of Company Common Stock, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of this Agreement and the Stockholders' Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Stockholders' Agreement or to consummate the Transactions (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the then-outstanding shares of Company Common Stock, if and to the extent required by applicable law, and the filing and recordation of appropriate merger documents as required by the DGCL). Each of this Agreement and the Stockholders' Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. The Company Board has approved this Agreement, the Stockholders' Agreement and the Transactions and such approvals are sufficient so that the restrictions on business combinations set forth in Section 203(a) of the DGCL shall not apply to the Merger or any of the Transactions. To the knowledge of the Company, no other state takeover statute is applicable to the Merger or the other transactions contemplated by this Agreement.

     SECTION 5.05 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the Stockholders' Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws or any equivalent organizational documents of the Company or any Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 5.05(b) have been obtained and all filings and obligations described in Section 5.05(b) have been made, conflict with or violate any United States or non-United States statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order ("Law") applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or
(iii) except as set forth in Section 5.05(a) of the Company Disclosure Schedule, result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which are not reasonably likely to prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its material obligations under this Agreement and the Stockholders' Agreement and are not reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect.

     (b) Except as set forth in Section 5.05(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement and the Stockholders' Agreement by the Company do not, and the performance of this Agreement and the Stockholders' Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state, county, local or non-United States government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, judicial or arbitral body or supranational authority (a "Governmental Authority"), except (i) for applicable requirements, if any, of the Exchange Act, state securities or "blue sky" laws ("Blue Sky Laws") and state takeover laws, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and filing and recordation of appropriate merger documents as required by the DGCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, are not reasonably likely to prevent or materially delay consummation of the Merger, or otherwise prevent or materially delay the Company from performing its material obligations under this Agreement and the Stockholders' Agreement, and are not reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect.

     SECTION 5.06 Permits; Compliance. Each of the Company and the Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each of the Company or the Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted, except franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority the failure of which to have, or the suspension or cancellation of which are not reasonably likely to prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its material obligations under this Agreement and the Stockholders' Agreement and are not reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect (the "Company Permits"). As of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened. Except as set forth in Section 5.06 of the Company Disclosure Schedule, neither the Company nor any Subsidiary is in conflict with, or in default, breach or violation of, (a) any Law applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, Company Permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any property or asset of the Company or any Subsidiary is bound, except for any such conflicts, defaults, breaches or violations that are not reasonably likely to prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its material obligations under this Agreement and the Stockholders' Agreement and are not reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect.

     SECTION 5.07 SEC Filings; Financial Statements. (a) The Company has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since December 31, 1998, and has heretofore delivered or made available to Parent, in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1998, 1999 and 2000, respectively, (ii) its Quarterly Reports on Form 10-Q for the periods ended March 31, 2001, June, 30, 2001 and September 30, 2001, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since December 31, 1997 and (iv) all other forms, reports and other registration statements (other than Quarterly Reports on Form 10-Q not referred to in clause (ii) above filed by the Company with the SEC since September 30, 2001 (the forms, reports and other documents referred to in clauses (i), (ii), (iii) and (iv) above being, collectively, the "Company SEC Reports"). The Company SEC Reports (i) complied in all material respects as to form with either the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary is required to file any periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

     (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which have not had, and are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect).

     (c) Except as and to the extent set forth on the consolidated balance sheet of the Company and the consolidated Subsidiaries as at December 31, 2000, including the notes thereto (the "Company Balance Sheet") and the Company SEC Reports filed prior to the date hereof and except as set forth in Section 5.07(c) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations, incurred in the ordinary course of business consistent with past practice since December 31, 2000, which are not reasonably likely to prevent or materially delay consummation of the Transactions or otherwise prevent or materially delay the Company from performing its material obligations under this Agreement or the Stockholders' Agreement and are not reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect.

     (d) The Company has heretofore furnished or made available to Parent complete and correct copies of all amendments and modifications that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect.

     SECTION 5.08 Information to Be Supplied. (a) Each of the Schedule 14D-9 and the Proxy Statement/Prospectus and the other documents required to be filed by the Company with the SEC in connection with the Offer, the Merger and the other transactions contemplated hereby will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be. Each of the Schedule 14D-9 and the Proxy Statement/Prospectus and the other documents required to be filed by the Company with the SEC in connection with the Offer, the Merger and the other transactions contemplated hereby and any of the information supplied or to be supplied by the Company or its Subsidiaries or their representatives for inclusion or incorporation by reference in the Merger Registration Statement and the Offer Documents, will not, on the date of its filing or mailing or, in the case of the Proxy Statement/Prospectus, at the time of the Company Stockholder Meeting or, in the case of the Offer Documents, at the time the Offer is commenced or at the Acceptance Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     (b) Notwithstanding the foregoing provisions of this Section 5.08, no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Offer Documents, Merger Registration Statement, the Proxy Statement/Prospectus or the Schedule 14D-9 based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference therein or based on information which is not made in or incorporated by reference in such documents but which should have been disclosed pursuant to Section 6.07.

     SECTION 5.09 Absence of Certain Changes or Events. Since December 31, 2000, except as set forth in Section 5.09 of the Company Disclosure Schedule or the Company SEC Reports filed prior to the date hereof, or as expressly contemplated by this Agreement (a) the Company and the Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice, (b) there has not been any Company Material Adverse Effect, and (c) none of the Company or any Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 7.01.

     SECTION 5.10 Absence of Litigation. Except as set forth in Section 5.10 of the Company Disclosure Schedule, there is no litigation, suit, claim, action, proceeding or investigation (an "Action") pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, or any property or asset of the Company or any Subsidiary, before any Governmental Authority that
(a) individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect or (b) seeks to materially delay or prevent the consummation of the Merger. Neither the Company nor any Subsidiary nor any material property or asset of the Company or any Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that would prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its material obligations under this Agreement or the Stockholders' Agreement or is reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect.

     SECTION 5.11 Employee Benefit Plans. (a) Section 5.11(a) of the Company Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Subsidiary, (ii) each employee benefit plan for which the Company or any Subsidiary could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company or any Subsidiary could incur liability under Section 4212(c) of ERISA, and (iv) any contracts, arrangements or understandings between the Company or any Subsidiary and any employee of the Company or any Subsidiary including, without limitation, any contracts, arrangements or understandings relating in any way to a sale of the Company or any Subsidiary (collectively, the "Plans"). Each Plan is in writing and the Company has furnished or made available to Parent a true and complete copy of each Plan and has delivered to Parent a true and complete copy of each material document, if any, prepared in connection with each such Plan, including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service ("IRS") Form 5500, (iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan. Neither the Company nor any Subsidiary has any express or implied commitment (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual, or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

     (b) Except as provided in Section 5.11(b) of the Company Disclosure Schedule, none of the Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any Subsidiary could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"). Except as otherwise set forth in
Section 5.11(b) of the Company Disclosure Schedule, none of the Plans (i) provides for the payment of separation, severance, termination or similar-type benefits to any person, (ii) obligates the Company or any Subsidiary to pay separation, severance, termination or similar-type benefits solely or partially as a result of any transaction contemplated by this Agreement, or (iii) obligates the Company or any Subsidiary to make any payment or provide any benefit as a result of a "change in control", within the meaning of such term under Section 280G of the Code. None of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any Subsidiary.

     (c) Each Plan is now and always has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws including, without limitation, ERISA and the Code. The Company and the Subsidiaries have performed all obligations required to be performed by them under, are not in any respect in default under or in violation of, and have no knowledge of any default or violation by any party to, any Plan. No Action is pending or, to the knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could reasonably be expected to give rise to any such Action.

     (d) Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the Plan is so qualified and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and, to the Company's knowledge, no fact or event has occurred since the date of such determination letter or letters from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

     (e) There has not been any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan that could subject the Company or a Subsidiary to any material liability. Neither the Company nor any Subsidiary has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit

Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA, or
(ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and, to the Company's knowledge, no fact or event exists which could reasonably be expected to give rise to any such liability.

     (f) All contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any Governmental Authority and no fact or event exists which could reasonably be expected to give rise to any such challenge or disallowance.

     SECTION 5.12  Labor and Employment Matters.  (a) Except as set forth in
Section 5.12(a) of the Company Disclosure Schedule, (i) there are no controversies pending or, to the knowledge of the Company, threatened between the Company or any Subsidiary and any of their respective employees, which controversies are reasonably likely to prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its material obligations under this Agreement or are reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect; (ii) neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Subsidiary, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (iii) neither the Company nor any Subsidiary has materially breached or otherwise materially failed to comply with any provision of any such agreement or contract, and, to the knowledge of the Company, there are no material grievances outstanding against the Company or any Subsidiary under any such agreement or contract; (iv) to the knowledge of the Company, there are no unfair labor practice complaints pending against the Company or any Subsidiary before the National Labor Relations Board or any current union representation questions involving employees of the Company or any Subsidiary; and (v) there is no strike, slowdown, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any Subsidiary. The consent of the labor unions which are a party to the collective bargaining agreements listed in Section 5.12 of the Company Disclosure Schedule is not required to consummate the Transactions.

     (b) The Company and the Subsidiaries are in compliance in all material respects with all applicable laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and have withheld and paid to the appropriate Governmental Authority or are holding for payment not yet due to such Governmental Authority all material amounts required to be withheld from employees of the Company or any Subsidiary and are not liable for any material arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. Except as set forth in Section 5.12(b) of the Company Disclosure Schedule, the Company and the Subsidiaries have paid in full to all employees or adequately accrued for in accordance with GAAP consistently applied all material wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees and there is no material claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any Governmental Authority with respect to any persons currently or formerly employed by the Company or any Subsidiary. Neither the Company nor any Subsidiary is a party to, or, to its knowledge, otherwise bound by, any material consent decree with, or citation by, any Governmental Authority relating to employees or employment practices. Except as set forth in Section 5.12(b) of the Company Disclosure Schedule, there is no material charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or threatened with respect to the Company. Except as set forth in Section 5.12(b) of the Company Disclosure Schedule, there is no material charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which the Company or any Subsidiary has employed or employ any person.

     (c) All individuals who are performing or have performed consulting or other services for the Company or any Subsidiary, whether as consultants, independent contractors, agents or otherwise, are or were correctly classified by the Company and each Subsidiary as either "independent contractors" or "employees" as the case may be, and, at the Closing, will qualify for such classification under all applicable laws; there are no pending or, to the Company's knowledge, threatened material claims against the Company or any Subsidiary by or on behalf of any such individual related to the classification of such individual, or investigation, audit or other proceeding relating to such an individual or individuals, by any Governmental Authority with respect to the classification of such individuals; and there is no labor union representing any such individuals or, to the Company's knowledge, any organizational effort currently being made by or on behalf of any labor organization to organize any such individuals. The Company is not aware that any Significant Employee of the Company or Subsidiary is obligated under any contract or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would materially conflict with the obligation of such employee to use best efforts to promote the interests of the Company or the Subsidiary, and to the Company's knowledge, no Significant Employee has: (i) violated or is violating any of the material terms or conditions of any employment, non-competition, or non-disclosure agreement between such employee and any former employee or other third party, (ii) disclosed or may be disclosing, or utilized or may be utilizing, any material trade secret or proprietary information or documentation of such third party in material violation of any nondisclosure obligations applicable to such employee, or (iii) materially interfered or may be interfering in the employment relationship between such third party and any employee or any former employee, and no third party has notified the Company in writing that any claim set forth in any of the foregoing might be contemplated.

     SECTION 5.13 Property and Leases. (a) Except as set forth in Section 5.13(a) of the Company Disclosure Schedule, the Company and the Subsidiaries have good, valid and marketable title to or, in the case of leased properties and assets, valid leasehold interest in, all their properties and assets that are necessary to conduct their respective businesses as currently conducted, with only such exceptions as are not reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect.

     (b) Except as set forth in Section 5.13(b) of the Company Disclosure Schedule, each parcel of the real property owned or leased by the Company or any Subsidiary (i) is owned or leased free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind, including, without limitation, any easement, right of way or other encumbrance to title, or any option, right of first refusal, or right of first offer (collectively, "Liens"), other than (A) Liens for current taxes and assessments not yet due,
(B) inchoate mechanics' and materialmen's Liens for construction in progress,
(C) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Company or such Subsidiary consistent with past practice and (D) all Liens and other imperfections of title and encumbrances that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect (collectively, "Permitted Liens"), and
(ii) is neither subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of the Company, has any such condemnation, expropriation or taking been proposed.

     (c) All leases of the real property leased for the use or benefit of the Company or any Subsidiary to which the Company or any Subsidiary is a party, and all amendments and modifications thereto, are in full force and effect and have not been modified or amended, and there exists no default under any such lease by the Company or any Subsidiary, nor any event which, with notice or lapse of time or both, would constitute a default thereunder by the Company or any Subsidiary, except as are not reasonably likely to prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its material obligations under this Agreement and are not reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect.

     SECTION 5.14 Intellectual Property. Except as are not reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect or as listed in Section 5.14 of the Company Disclosure Schedule, (a) the conduct of the business of the Company and the Subsidiaries as currently conducted does not infringe upon or misappropriate the Intellectual Property Rights of any third party, and, to the Company's knowledge, no claim has been asserted to the Company that the conduct of the business of the Company and the Subsidiaries as currently conducted infringes upon or may infringe upon or misappropriates the Intellectual Property Rights of any third party; (b) with respect to each item of Intellectual Property owned by the Company or a Subsidiary and material to the business, financial condition or results of operations of the Company and the Subsidiaries taken as a whole ("Company Owned Intellectual Property"), the Company or a Subsidiary is the owner of the entire right, title and interest in and to such Company Owned Intellectual Property and is entitled to use such Company Owned Intellectual Property in the continued operation of its respective business; (c) with respect to each item of Intellectual Property licensed to the Company or a Subsidiary that is material to the business of the Company and the Subsidiaries as currently conducted ("Company Licensed Intellectual Property"), the Company or a Subsidiary has the right to use such Company Licensed Intellectual Property in the continued operation of its respective business in accordance with the terms of the license agreement governing such Company Licensed Intellectual Property; (d) to the knowledge of the Company, the Company Owned Intellectual Property is valid and enforceable, and has not been adjudged invalid or unenforceable in whole or in part; (e) to the knowledge of the Company, no person is engaging in any activity that infringes upon the Company Owned Intellectual Property; (f) to the knowledge of the Company, each license of the Company Licensed Intellectual Property is valid and enforceable, is binding on all parties to such license, and is in full force and effect; (g) to the knowledge of the Company, no party to any license of the Company Licensed Intellectual Property is in breach thereof or default thereunder; and (h) neither the execution of this Agreement nor the consummation of any Transaction shall adversely affect any of the Company's rights with respect to the Company Owned Intellectual Property or the Company Licensed Intellectual Property.

     SECTION 5.15 Taxes. The Company and each of its Subsidiaries have timely filed (or have had filed on their behalf) all United States federal, state, local and non-United States Tax returns and reports required to be filed by each of them and each has, within the time and in the manner prescribed by law, paid and discharged all Taxes that have become due and payable, other than (a) such payments as are being contested in good faith by appropriate proceedings and for which adequate reserves have been taken and (b) such filings, payments or other occurrences that are not reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect. All such Tax returns and reports are true, accurate and complete in all material respects. Neither the IRS nor any other United States or non-United States taxing authority or agency is now asserting or, to the knowledge of the Company, threatening to assert against the Company or any Subsidiary any deficiency or claim for any Taxes or interest thereon or penalties in connection therewith. Neither the Company nor any Subsidiary has granted any waiver of any statute of limitations that is currently in effect with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves for Taxes reflected in the Company Balance Sheet are adequate to cover all Taxes accruable through such date in accordance with GAAP. Neither the Company nor any Subsidiary has made an election under Section 341(f) of the Code. There are no Tax liens upon any property or assets of the Company or any of the Subsidiaries except liens for current Taxes not yet due. Neither the Company nor any of the Subsidiaries is a party to any agreement, understanding, or arrangement (with any person other than the Company and/or any of the Subsidiaries) relating to allocating or sharing of any amount of Taxes that would have a Company Material Adverse Effect. Neither the Company nor any of the Subsidiaries has any liability for any amount of Taxes of any person other than the Company and its Subsidiaries under Treasury Regulation section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, or by contract that would have a Company Material Adverse Effect. Neither the Company nor any of the Subsidiaries has been required to include in income any adjustment pursuant to
Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Company or any of the Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which adjustment or change would have a Company Material Adverse Effect. Neither the Company nor any Subsidiary has been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under Section 355(e) of the Code within the past five years. To the knowledge of the Company, neither the

Company nor any of its affiliates has taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. The Company is not aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. This Section
5.15 is subject in its entirety to the exceptions set forth in Section 5.15 of the Company Disclosure Schedule.

     SECTION 5.16 Environmental Matters. Except as described in Section 5.16 of the Company Disclosure Schedule or as are not reasonably likely to prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its material obligations under this Agreement and are not reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect, (a) the Company is not in violation of any Environmental Law and has not received any written notice, demand, letter, claim, request for information or other written communication alleging that the Company may be in violation of, or liable under, any Environmental Law; (b) none of the properties currently or formerly owned, leased or operated by the Company (including, without limitation, soils and surface and ground waters) are contaminated with any Hazardous Substance at concentrations requiring remediation under any Environmental Law and the Company is not aware of any facts or circumstances that could reasonably be expected to result in the contamination by Hazardous Substances of Company properties, including, but not limited to, migration of contaminants; (c) to the knowledge of the Company, the Company is not liable for any off-site contamination by Hazardous Substances at concentrations requiring remediation under any Environmental Law including, without limitation, the offsite migration of any Hazardous Substances and the disposal of Hazardous Substances at third-party disposal sites; (d) to the knowledge of the Company, the Company is not actually, potentially or allegedly liable under any Environmental Law (including, without limitation, pending or threatened liens) and to the Company's knowledge, there are no facts or circumstances that would reasonably be expected to give rise to any liability under any Environmental Law; (e) the Company has all permits, licenses and other authorizations required under any Environmental Law ("Environmental Permits") and the Company is in compliance with its Environmental Permits; (f) none of the properties owned or leased by the Company is listed, or to the knowledge of the Company, proposed for listing on the "National Priorities List" or the Comprehensive Environmental Response, Compensation and Liability Information System under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, or any similar state or foreign list of sites requiring investigation or cleanup; (g) during the past three years, the Company has not entered into or agreed to any consent decree or order and the Company is not subject to any judgment, decree or judicial order relating to compliance with Environmental Laws or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances and, to the knowledge of the Company, no investigation, litigation or other proceeding is pending or threatened with respect thereto; (h) the Company is not an indemnitor in connection with any claim asserted in writing to the Company by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Substances; (i) neither the execution of this Agreement nor the consummation of the Transactions will require any investigation, remediation or other action with respect to Hazardous Substances, or any notice to or consent of Governmental Authorities or third parties, pursuant to any applicable Environmental Law or Environmental Permit.

     SECTION 5.17 Company Rights Agreement. The copy of the Company Rights Agreement, including all amendments and exhibits thereto, that is set forth as an exhibit to the Company's Form 8-K, dated as of November 7, 2001, is a complete and correct copy thereof. The Company Board has approved an amendment to the Company Rights Agreement, a copy of such amendment will be promptly provided to Parent, so that neither the execution of this Agreement nor the consummation or announcement of the Offer or the Merger will (a) cause the Company Rights issued pursuant to the Company Rights Agreement to become exercisable, (b) cause Parent or Merger Sub to become an Acquiring Person (as such term is defined in the Company Rights Agreement) or (c) give rise to a Distribution Date (as such term is defined in the Rights Agreement).

     SECTION 5.18  Material Contracts.  (a) Subsections (i) through (ix) of
Section 5.18 of the Company Disclosure Schedule contain a list of the following contracts and agreements to which the

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Company or any Subsidiary is a party (such contracts, agreements and arrangements as are required to be set forth in Section 5.18(a) of the Company Disclosure Schedule being the "Material Contracts"):

          (i) each contract and agreement which is likely to involve consideration of more than $2,000,000, in the aggregate, over the remaining term of such contract or agreement;

          (ii) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Company or any Subsidiary is a party, other than sales representation agreements to which Conceptronic, Inc. is a party that are in accordance with standard industry practice and not material to the Company and Subsidiaries, taken as a whole;

          (iii) all management contracts (excluding contracts for employment) and contracts with other consultants, including any contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any Subsidiary or income or revenues related to any product of the Company or any Subsidiary to which the Company or any Subsidiary is a party;

          (iv) all contracts and agreements evidencing indebtedness in excess of $1,000,000;

          (v) all contracts and agreements with any Governmental Authority to which the Company or any Subsidiary is a party and which is likely to involve consideration of more than $500,000, in the aggregate, over the remaining term of such contract or agreement;

          (vi) all contracts and agreements that limit, or purport to limit, the ability of the Company or any Subsidiary to compete in any line of business or with any person or entity or in any geographic area or during any period of time;

          (vii) all contracts and agreements providing for benefits under any Plan;

          (viii) all contracts for employment required to be listed in Section
     5.11 of the Company Disclosure Schedule; and

          (ix) all other contracts and agreements, whether or not made in the ordinary course of business, which are material to the Company or any Subsidiary, the conduct of their respective businesses, or the absence of which would prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its material obligations under this Agreement or would, individually or in the aggregate, have a Company Material Adverse Effect.

     (b) Except as disclosed in Section 5.18(b) of the Company Disclosure Schedule, or except as is not reasonably likely to prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its material obligations under this Agreement or the Stockholders' Agreement and is not reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect, (i) each Material Contract is a legal, valid and binding agreement, and none of the Material Contracts is in default by its terms or has been canceled by the other party; (ii) to the Company's knowledge, no other party is in breach or violation of, or default under, any Material Contract; (iii) the Company and the Subsidiaries are not in receipt of any claim of default under any such agreement; and (iv) neither the execution of this Agreement nor the consummation of any Transaction shall constitute a default, give rise to cancellation rights, or otherwise adversely affect any of the Company's rights under any Material Contract. The Company has furnished or made available to Parent true and complete copies of all Material Contracts, including any amendments thereto.

     SECTION 5.19 Insurance. (a) All material insurable risks of the Company and the Subsidiaries in respect of the businesses of each are covered by insurance policies to the extent set forth in Section 5.19(a) of the Company Disclosure Schedule.

     (b) Except as set forth in Section 5.19(b) of the Company Disclosure Schedules, at no time subsequent to December 31, 1998 has the Company or any Subsidiary (i) been denied any material insurance or indemnity bond coverage which it has requested, (ii) made any material reduction in the scope or amount of its insurance coverage, or (iii) received notice from any of its insurance carriers that any material current insurance coverage will not be available in the future substantially on the same terms as are now in effect.

     SECTION 5.20 Board Approval; Vote Required. (a) The Company Board, by resolutions duly adopted by majority vote of those voting at a meeting duly called and held, has duly (i) determined that this Agreement, the Stockholders' Agreement and the transactions contemplated hereby and thereby, including the Offer and the Merger, are fair to and in the best interests of the Company and its stockholders, (ii) approved, adopted and declared advisable this Agreement, the Stockholders' Agreement and the transactions contemplated hereby and thereby, including the Offer and the Merger and in accordance with the DGCL, including without limitation, Section 203 thereof, (iii) resolved to recommend acceptance of the Offer and the approval and adoption of this Agreement by the Company's stockholders at the Company Stockholder Meeting (as defined below) and
(iv) confirmed that, except for as set forth in Section 5.03(a) of the Company Disclosure Schedule, the vesting of the incentive stock options granted by the Company under the 1991 Stock Option Plan will not accelerate as a result of the Merger.

     (b) The only vote of the holders of any class or series of capital stock of the Company necessary to approve this Agreement, the Merger and the other Transactions is the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock in favor of the approval and adoption of this Agreement.

     SECTION 5.21 Opinion of Advisor. The Company has received the written opinion of Advisor, dated the date of this Agreement, to the effect that, as of the date of this Agreement, the consideration to be received by holders of shares of Company Common Stock in the Offer and the Merger is fair, from a financial point of view, to the Company's stockholders, a copy of which opinion will be delivered to Parent promptly after the date of this Agreement.

     SECTION 5.22 Brokers. No broker, finder or investment banker (other than Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished or made available to Parent a complete and correct copy of all agreements between the Company and Advisor pursuant to which such firm would be entitled to any payment relating to the Transactions.

                                   ARTICLE VI

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     As an inducement to the Company to enter into this Agreement, Parent and Merger Sub, except as disclosed in the Parent's disclosure schedule delivered concurrently with the delivery of this Agreement (the "Parent Disclosure Schedule"), hereby, jointly and severally, represent and warrant to the Company as follows:

     SECTION 6.01 Corporate Organization. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals are not reasonably likely to prevent or materially delay consummation of the Merger, or otherwise prevent or materially delay Parent or Merger Sub from performing their material obligations under this Agreement or the Stockholders' Agreement and are not reasonably likely, individually or in the aggregate, to have a Parent Material Adverse Effect.

     SECTION 6.02 Certificate of Incorporation and By-Laws. Parent has heretofore furnished to the Company a complete and correct copy of the Certificate of Incorporation and the By-Laws of Parent and the Certificate of Incorporation and By-Laws of Merger Sub, each as amended to date. Such Certificates of Incorporation and By-Laws are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

     SECTION 6.03 Capitalization. (a) The authorized capital stock of Parent consists of (i) 150,000,000 shares of Parent Common Stock and (ii) 1,000,000 shares of preferred stock, par value $1.00 per share ("Parent Preferred Stock"). As of December 21, 2001, 42,926,137 shares of Parent Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable and 2,427,982 shares of Parent Common Stock are reserved for future issuance pursuant to stock options. As of the date of this Agreement, no shares of Parent Preferred Stock are issued and outstanding. Except as set forth in this Section 6.03, the Parent Rights and stock options granted pursuant to the stock option plans of Parent (the "Parent Stock Option Plans"), there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or Merger Sub or obligating Parent or Merger Sub to issue or sell any shares of capital stock of, or other equity interests in, Parent or Merger Sub. As of the date of this Agreement, there are 2,427,982 shares of Parent Common Stock subject to options granted pursuant to the Parent Stock Option Plans. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding contractual obligations of Parent or Merger Sub to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital stock of Merger Sub.

     (b) The authorized capital stock of Merger Sub consists of 100 shares of Merger Sub Common Stock, all of which are duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereof and all of which are owned by Parent. Each outstanding share of capital stock of Merger Sub is duly authorized, validly issued, fully paid and non-assessable and each such share is owned by Parent or Merger Sub free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or Merger Sub's voting rights, charges and other encumbrances of any nature whatsoever, except where failure to own such shares free and clear would not, individually or in the aggregate, have a Parent Material Adverse Effect.

     (c) The shares of Parent Common Stock to be issued pursuant to the Merger in accordance with Section 2.01 will, when issued, (i) be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Parent's Certificate of Incorporation or By-Laws or any agreement to which the Parent is a party or is bound and (ii) be registered under the Securities Act and the Exchange Act and registered or exempt from registration under applicable Blue Sky Laws.

     SECTION 6.04 Authority Relative to This Agreement and the Stockholders' Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and the Stockholders' Agreement, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of this Agreement and the Stockholders' Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement and the Stockholders' Agreement or to consummate the Transactions (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the DGCL). Each of this Agreement and the Stockholders' Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     SECTION 6.05 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement and the Stockholders' Agreement by Parent and Merger Sub do not, and the performance of this Agreement and the Stockholders' Agreement by Parent and Merger Sub will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of either Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 6.05(b) have been obtained and all filings and obligations described in Section 6.05(b) have been made, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of either of them is bound or affected, or (iii) except as set forth in Section 6.05(a) of the Parent Disclosure Schedule, result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of either of them is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which are not reasonably likely to prevent or materially delay consummation of the Transactions or otherwise prevent or materially delay Parent and Merger Sub from performing their material obligations under this Agreement and the Stockholders' Agreement and are not reasonably likely, individually or in the aggregate, to have a Parent Material Adverse Effect.

     (b) The execution and delivery of this Agreement and the Stockholders' Agreement by Parent and Merger Sub do not, and the performance of this Agreement and the Stockholders' Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws and state takeover laws, the HSR Act, and filing and recordation of appropriate merger documents as required by the DGCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, are not reasonably likely to prevent or materially delay consummation of the Transactions, or otherwise prevent Parent or Merger Sub from performing their material obligations under this Agreement and the Stockholders' Agreement and are not reasonably likely, individually or in the aggregate, to have a Parent Material Adverse Effect.

     SECTION 6.06 SEC Filings; Financial Statements. (a) Parent has filed all forms, reports and documents required to be filed by it with the SEC since July 28, 1999 (the "Parent SEC Reports"). The Parent SEC Reports (i) complied in all material respects as to form with either the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of Parent and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which have not had, and are not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect).

     (c) Except as and to the extent set forth on the consolidated balance sheet of the Parent and its consolidated subsidiaries as at July 28, 2001, including the notes thereto (the "Parent Balance Sheet") and the Parent SEC Reports filed prior to the date hereof and except as set forth in Section 6.06(c) of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations, incurred in the ordinary course of business consistent with past practice since July 28, 2001, which are not reasonably likely to prevent or materially delay consummation of the Transactions or otherwise prevent or materially delay Parent or the Merger Sub from performing their respective material obligations under this Agreement or the Stockholders' Agreement and are not reasonably likely, individually or in the aggregate, to have a Parent Material Adverse Effect.

     SECTION 6.07 Information to Be Supplied. (a) Each of the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger, as amended or supplemented from time to time (as so amended and supplemented, the "Merger Registration Statement"), the Offer Documents and the other documents required to be filed by Parent with the SEC in connection with the Offer, the Merger and the other transactions contemplated hereby will comply as to form, in all material respects, with the requirements of the Exchange Act and the Securities Act, as the case may be. Each of the Merger Registration Statement, the Offer Documents and the other documents required to be filed by the Company with the SEC in connection with the Offer, the Merger and the other transactions contemplated hereby and any information supplied or to be supplied by Parent or its subsidiaries or representations for inclusion or incorporation by reference in the Schedule 14D-9 or the Proxy Statement/Prospectus will not, on the date of its filing or mailing or at the time they become effective under the Securities Act or, in the case of the Offer Registration Statement, on the dates the Offer Registration Statement is mailed to stockholders of the Company and on the Acceptance Date and, in the case of the Merger Registration Statement, at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     (b) Notwithstanding the foregoing provisions of this Section 6.07, no representation or warranty is made by Parent with respect to statements made or incorporated by reference in the Merger Registration Statement or the Offer Documents based on information supplied by or on behalf of the Company and its Subsidiaries for inclusion or incorporation by reference therein or based on information which is not made in or incorporated by reference in such documents but which should have been disclosed pursuant to Section 5.08.

     SECTION 6.08 Absence of Litigation. Except as specifically disclosed in any Parent SEC Report filed prior to the date of this Agreement or set forth in
Section 6.10 of the Parent Disclosure Schedule, there is no Action pending or, to the knowledge of Parent, threatened against Parent or Merger Sub, or any property or asset of Parent or Merger Sub, before any Governmental Authority that (a) individually or in the aggregate, has had or is reasonably likely to have a Parent Material Adverse Effect or (b) seeks to materially delay or prevent the consummation of the Merger. Neither Parent nor Merger Sub nor any material property or asset of Parent or Merger Sub is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Parent, continuing investigation by any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of, any Governmental Authority that would prevent or materially delay consummation of the Merger or otherwise prevent or materially delay Parent from performing its material obligations under this Agreement or the Stockholders' Agreement or is reasonably likely, individually or in the aggregate, to have a Parent Material Adverse Effect.

     SECTION 6.09 Absence of Certain Changes or Events. (a) Since July 28, 2001, except as set forth in Section 6.09 of the Parent Disclosure Schedule or the Parent SEC Documents filed prior to the date hereof, or as expressly contemplated by this Agreement, Parent and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice, (b) there has not been any Parent Material Adverse Effect.

     SECTION 6.10 No Vote Required. No vote of the stockholders of Parent is required by Law, Parent's Certificate of Incorporation or By-Laws or otherwise in order for Parent and Merger Sub to consummate the Transactions.

     SECTION 6.11 Operations of Merger Sub. Merger Sub is a direct, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

     SECTION 6.12 Tax Matters. To the knowledge of Parent, neither Parent nor any of its affiliates has taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Parent is not aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 6.13 Brokers. No broker, finder or investment banker (other than Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.

                                  ARTICLE VII

                     CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 7.01 Conduct of Business by the Company Pending the Merger. (a) The Company agrees that, between the date of this Agreement and the Effective Time, except as expressly contemplated by any other provision of this Agreement or the Stockholders' Agreement or as set forth in Section 7.01 of the Company Disclosure Schedule, unless Parent shall otherwise consent in writing:

          (i) the businesses of the Company and the Subsidiaries shall be conducted only in, and the Company and the Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and

          (ii) the Company shall use its reasonable best efforts to preserve substantially intact the business organization of the Company and the Subsidiaries, to keep available the services of the current officers, employees and consultants of the Company and the Subsidiaries and to preserve the current relationships of the Company and the Subsidiaries with customers, suppliers and other persons with which the Company or any Subsidiary has significant business relations.

     (b) By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or the Stockholders' Agreement or as set forth in Section 7.01 of the Company Disclosure Schedule, neither the Company nor any Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Parent:

          (i) amend or otherwise change its Certificate of Incorporation or By-Laws or equivalent organizational documents;

          (ii) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (A) any assets of the Company or any Subsidiary, except in the ordinary course of business and in a manner consistent with past practice or (B) any shares of any class of capital stock of the Company or any Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Subsidiary (except for the issuance of up to a maximum of 3,426,767 shares of Company Common Stock issuable pursuant to employee stock options outstanding on the date hereof);

          (iii) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, reprice options granted under any stock option plan or authorize cash payments in exchange for any options granted under any of such plans;

          (iv) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for dividends payable by a Subsidiary of the Company to the Company or any other Subsidiary;

          (v) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock or other securities;

          (vi) (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof or any material amount of assets; (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or grant any security interest in any of its assets except in the ordinary course of business and consistent with past practice; (C) enter into any contract or agreement other than in the ordinary course of business and consistent with past practice; (D) authorize, or make any commitment with respect to, any single capital expenditure which is in excess of $1,000,000 or capital expenditures which are, in the aggregate, in excess of $5,000,000 for the Company and the Subsidiaries taken as a whole; or (E) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 7.01(e);

          (vii) sell, lease, license, mortgage, pledge, encumber or dispose of in any manner of any properties or assets which are material, individually or in the aggregate, to the Company, other than in the ordinary course of the Company's business;

          (viii) increase the compensation payable or to become payable or the benefits provided to its directors, officers or employees, except for increases in the ordinary course of business and consistent with past practice in salaries or wages of employees of the Company or any Subsidiary who are not directors or officers of the Company or any Material Subsidiary, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or of any Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

          (ix) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures;

          (x) make or rescind any material Tax election, settle or compromise any liability for Taxes or change or revoke any of its methods of Tax accounting;

          (xi) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $2,000,000 in the aggregate, other than in the ordinary course of business and consistent with past practice;

          (xii) amend or modify in any material respect or consent to the termination of any Material Contract, or amend, waive or modify in any material respect or consent to the termination of the Company's or any Subsidiary's rights thereunder;

          (xiii) commence or settle any material Action;

          (xiv) amend or modify, or propose to amend or modify, the Company Rights Agreement, except as contemplated by this Agreement; or

          (xv) announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing or take any action that would materially delay the consummation of the transactions contemplated hereby.

     SECTION 7.02 Conduct of Business by Parent Pending the Merger. Except as expressly contemplated by any other provision of this Agreement or the Stockholders' Agreement, Parent agrees that from the date of this Agreement until the earlier of the termination of this Agreement and the Effective Time, Parent shall not, directly or indirectly, do, or propose to do, any of the following without the prior written consent of the Company:

          (a) take any action to cause Parent's representations and warranties set forth in Article VI to be untrue in any material respect; or

          (b) take any action that would reasonably be likely to materially delay the consummation of the Offer or the Merger.

                                  ARTICLE VIII

                             ADDITIONAL AGREEMENTS

     SECTION 8.01 Company Stockholder Meeting. If required by applicable law, the Company, acting through the Company Board, shall, in accordance with applicable law, duly call, convene and hold a special meeting of the holders of the Company Common Stock (the "Company Stockholder Meeting"), as soon as reasonably practicable after the acceptance for payment of shares of Company Common Stock pursuant to the Offer, for the purpose of voting upon this Agreement and the Merger and the Company agrees that this Agreement shall be submitted at such meeting; provided, however, that the Company Board shall not be obligated to call, convene and hold the Company Stockholder Meeting if (i) the Company has received a Superior Proposal, (ii) Merger Sub has not acquired at least a majority of the outstanding shares of Company Common Stock pursuant to the Offer or otherwise, (iii) the Company Board has withdrawn the Company Recommendation pursuant to the third sentence of this Section 8.01 and (iv) Parent has received all amounts due under Section 10.03. The Company shall take all action necessary to secure the vote at any Company Stockholder Meeting of holders of Company Common Stock required by applicable law and the Company's Certificate of Incorporation or By-Laws to obtain the approval for this Agreement. Unless the Company Board otherwise determines (based upon a majority vote of the Company Board in its good faith judgment that such other action is necessary to comply with its fiduciary duty to stockholders under applicable law after receiving advice from outside legal counsel, who may be the Company's regularly engaged independent legal counsel) prior to the approval by the stockholders of the Company, (i) the Company Board shall recommend approval by its stockholders of this Agreement (the "Company Recommendation"), (ii) neither the Company Board nor any committee thereof shall amend, modify, withdraw, condition or qualify the Company Recommendation in a manner adverse to Parent or take any action or make any statement inconsistent with the Company Recommendation and (iii) the Company shall take all lawful action reasonably necessary to secure the Company Stockholder Approval. In the event the Company Board has recommended approval by its stockholders of this Agreement but subsequently determines (based upon a majority vote of the Company Board) in its good faith judgment that some other action is necessary to comply with its fiduciary duty to stockholders under applicable law after receiving advice from outside legal counsel (who may be the Company's regularly engaged independent legal counsel) prior to the approval by the stockholders of the Company, Parent and Merger Sub agree to cooperate with the Company in making modifications to the disclosure regarding the Company Board's recommendation in the Proxy Statement/Prospectus to accurately reflect such determination.

     SECTION 8.02 Preparation of Merger Registration Statement and Proxy Statement/Prospectus. (a) If required by applicable law, promptly after the acceptance for payment of shares of Company Common Stock pursuant to the Offer, Parent and the Company shall prepare, and Parent shall file with the SEC, the Merger Registration Statement, in which the Proxy Statement/Prospectus will be included as Parent's prospectus. Each of the Company and Parent shall use all reasonable efforts to have the Merger Registration Statement declared effective under the Securities Act as promptly as practicable after the acceptance for exchange of shares of Company Common Stock pursuant to the Offer and to keep the Merger Registration Statement effective as long as is necessary to consummate the Merger. The Company shall furnish all information concerning the Company as Parent may reasonably request in connection with such action and preparation of the Merger Registration Statement and Proxy Statement/Prospectus. The Company shall mail the Proxy Statement/Prospectus to its stockholders as promptly as practicable after the Merger Registration Statement is declared effective under the Securities Act and, if necessary, after the Proxy Statement/Prospectus shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material, and, if required in connection therewith, resolicit proxies. Parent shall take any action required to be taken under any applicable state securities or blue sky laws in connection with the issuance of Parent Common Stock in the Merger. No amendment or supplement to the Proxy

Statement/Prospectus will be made by the Company or Parent without the approval of the other party, which will not be unreasonably withheld or delayed, provided, however, that amendments or supplements to the Proxy Statement/Prospectus reflecting actions taken by the Company Board to comply with its fiduciary duties shall not require the approval of Parent. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Merger Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or comments thereon and responses thereto or requests by the SEC for additional information. If, at any time prior to the Effective Time, the Company or Parent discovers any information relating to either party, or any of their respective Affiliates, officers or directors, that should be set forth in an amendment or supplement to the Proxy Statement/Prospectus, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law or regulation, disseminated to the stockholders of the Company.

     (b) The information supplied by Parent for inclusion in the Merger Registration Statement and the Proxy Statement/Prospectus shall not, at (i) the time the Merger Registration Statement is declared effective, (ii) the time the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iii) the time of the Company Stockholders Meeting and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or Merger Sub, or their respective officers or directors, should be discovered by Parent which should be set forth in an amendment or a supplement to the Merger Registration Statement or Proxy Statement/Prospectus, Parent shall promptly inform the Company. All documents that Parent is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

     (c) The information supplied by the Company for inclusion in the Merger Registration Statement and the Proxy Statement/Prospectus shall not, at (i) the time the Merger Registration Statement is declared effective, (ii) the time the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iii) the time of the Company Stockholders Meeting and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any Subsidiary, or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Merger Registration Statement or Proxy Statement/Prospectus, the Company shall promptly inform Parent. All documents that the Company is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

     (d) Notwithstanding the foregoing, if Parent or Merger Sub shall acquire at least 90% of the outstanding shares of Company Common Stock pursuant to the Offer or otherwise, the parties hereto agree, subject to the satisfaction or (to the extent permitted hereunder) waiver of all conditions to the Merger, to take, or cause to be taken, all necessary and appropriate action to cause the Merger to be effective as soon as practicable after the acceptance for payment and purchase of shares of Company Common Stock pursuant to the Offer without the Company Stockholder Meeting.

     SECTION 8.03 Access to Information; Confidentiality. (a) From the date of this Agreement until the Effective Time, the Company and Parent shall and each shall cause their respective subsidiaries to): (i) provide to the other party and the other party's officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "Representatives") access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its subsidiaries and to the books and records thereof; and (ii) furnish promptly to the other party such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such party and its subsidiaries as the other party or its Representatives may reasonably request.

     (b) All information obtained by the parties pursuant to this Section 8.03 shall be kept confidential in accordance with the confidentiality agreement, dated December 11, 2001 (the "Confidentiality Agreement"), between Parent and the Company.

     (c) No investigation pursuant to this Section 8.03 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

     (d) The Company hereby waives the provisions of the Confidentiality Agreement as and to the extent necessary to permit the consummation of each Transaction.

     SECTION 8.04 No Solicitation of Transactions. (a) Subject to Section 8.04(b), the Company will not, directly or indirectly, and will instruct its officers, directors, employees, subsidiaries, agents or advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by it), not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of such party or any of its subsidiaries, or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of its Subsidiaries, to take any such action. The Company shall notify Parent promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

     (b) Notwithstanding anything to the contrary in this Section 8.04, the Company Board may furnish information to, enter into discussions or negotiations with, and maintain or continue such discussions or negotiations with, a person who has made an unsolicited, written, bona fide proposal or offer regarding a Competing Transaction, and the Company Board has (i) determined, in its good faith judgment (after having received the advice of a financial advisor of internationally recognized reputation (which may be Advisor)), that such proposal or offer is reasonably likely to constitute a Superior Proposal (as defined below), (ii) determined, in its good faith judgment after consultation with independent legal counsel (who may be the Company's regularly engaged independent legal counsel), that, in light of such proposal or offer, the furnishing of such information or the holding of discussions or negotiations is required to comply with its fiduciary obligations to the Company and its stockholders under applicable Law, and (iii) provided written notice to Parent of its intent to furnish information or to hold discussions or negotiations with such person at least two business days prior to taking any such action.

     (c) A "Competing Transaction" means any of the following (other than the Transactions or any sale, lease, exchange, transfer or other disposition of (including by way of merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving) Conceptronic, Inc.): (i) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving the Company (or any Subsidiaries which are material, individually or in the aggregate, to the Company), (ii) any sale, lease, exchange, transfer or other disposition (including by way of merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving) of all or substantially all of the assets of the Company (or any Subsidiaries which are material, individually or in the aggregate, to the Company), (iii) any sale, exchange, transfer or other disposition of 20% or more of any class of equity securities of the Company (or any Subsidiaries which are material, individually or in the aggregate, to the Company), (iv) any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 20% or more of any class of equity securities of the Company (or any Subsidiaries which are material, individually or in the aggregate, to the Company), (v) any solicitation in opposition to approval and adoption of this Agreement by the Company's stockholders, or (vi) any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay any of the Transactions.

     (d) A "Superior Proposal" means an unsolicited written bona fide offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, share exchange, business combination or other similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction would hold less than 50% of the equity interest in the surviving or resulting entity of such transaction, (ii) any sale, lease, exchange, transfer or other disposition of all or a substantial part of the assets of the Company (iii) the acquisition by any person or group (including by means of a tender offer or an exchange offer or a two-step transaction involving a tender offer followed with reasonable promptness by a cash-out merger involving the Company), directly or indirectly, of ownership of 100% of the then outstanding shares of stock of the Company or (iv) any substantially equivalent transaction, on terms (including conditions to consummation of the contemplated transaction) that the Company Board determines, in its good faith judgment (after having received the advice of a financial advisor of internationally recognized reputation (which may be Advisor)), to be more favorable to the Company stockholders than the Merger, is reasonably capable of being consummated and for which financing, to the extent required, is then committed; provided, however, that any such offer shall not be deemed to be a "Superior Proposal" if any financing required to consummate the transaction contemplated by such offer is not likely in the good faith judgment of the Company Board (after having received the advice of a financial advisor of internationally recognized reputation (which may be Advisor)) to be obtained by such third party on a timely basis.

     SECTION 8.05 Employee Benefits Matters. From and after the Effective Time, Parent shall cause the Surviving Corporation and its subsidiaries to honor in accordance with their terms, all contracts, agreements, arrangements, policies, plans and commitments of the Company and the Subsidiaries as in effect immediately prior to the Effective Time that are applicable to any current or former employees or directors of the Company or any Subsidiary. Employees of the Company or any Subsidiary shall receive credit for purposes of eligibility to participate and vesting (but not for benefit accruals) under any employee benefit plan, program or arrangement established or maintained by the Surviving Corporation or any of its subsidiaries for service accrued or deemed accrued prior to the Effective Time with the Company or any Subsidiary; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit. In addition, Parent shall waive, or cause to be waived, any limitations on benefits relating to any pre-existing conditions to the same extent such limitations are waived under any comparable plan of Parent or its subsidiaries and recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by employees of the Company and its subsidiaries in the calendar year in which the Effective Time occurs.

     SECTION 8.06 Directors' and Officers' Indemnification and Insurance. (a) The Certificate of Incorporation of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in the Certificate of Incorporation and By-Laws of the Company, as of the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by law. From and after the Effective Time,

Parent shall, and shall cause the Surviving Corporation to, fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreement between the Company and its directors and officers as of the Effective Time and any indemnification provisions under the Certificate of Incorporation or By-Laws of the Company as in effect on the date hereof.

     (b) The Surviving Corporation shall use its reasonable best efforts to maintain in effect for six years from the Effective Time, if available, the current directors' and officers' liability insurance policies maintained by the Company (unless Parent, in its sole discretion, includes the current directors and officers of the Company under its existing directors' and officers' liability policies for not less than six years from the Effective Time or causes the Surviving Corporation to substitute policies of at least the same coverage and containing terms and conditions that are not materially less favorable than the current directors' and officers' liability insurance policies maintained by the Company) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 8.06(b) more than an amount per year equal to 225% of current annual premiums paid by the Company for such insurance (which the Company represents to be approximately $113,166).

     (c) In the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company or the Surviving Corporation, as the case may be, or at Parent's option, Parent, shall assume the obligations set forth in this Section 8.06.

     SECTION 8.07 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which could reasonably be expected to cause any representation or warranty contained in this Agreement or the Stockholders' Agreement to be untrue or inaccurate in any material respect and (b) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that the delivery of any notice pursuant to this Section 8.07 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     SECTION 8.08 Company Affiliates. No later than five business days after the date of this Agreement, the Company shall deliver to Parent a list of names and addresses of those persons who were, in the Company's reasonable judgment, on such date, affiliates (within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act (each such person being a "Company Affiliate")) of the Company. The Company shall provide Parent with such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use its reasonable best efforts to deliver or cause to be delivered to Parent, prior to the initial expiration of the Offer, an affiliate letter in the form attached hereto as Exhibit A, executed by each of the Company Affiliates identified in the foregoing list and any person who shall, to the knowledge of the Company, have become a Company Affiliate subsequent to the delivery of such list.

     SECTION 8.09 Further Action; Reasonable Best Efforts. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall promptly after the date of this Agreement (i) make its respective filings, and thereafter make any other required submissions, under the HSR Act with respect to the Transactions and (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transactions, including, without limitation, using its reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company and the Subsidiaries as are necessary for the consummation of the Transactions and to fulfill the conditions to the Merger; provided that neither Merger Sub nor Parent will be required by this
Section 8.09 to take any
action, including entering into any consent decree, hold separate orders or other arrangements, that (A) requires the divestiture of any assets of any of Merger Sub, Parent, the Company or any of their respective subsidiaries or (B) limits Parent's freedom of action with respect to, or its ability to retain, the Company and the Subsidiaries or any portion thereof or any of Parent's or its affiliates' other assets or businesses. In case, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such action.

     SECTION 8.10 Plan of Reorganization. (a) This Agreement is intended to constitute a "plan of reorganization" within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization within the meaning of
Section 368(a) of the Code. Following the Effective Time, neither the Surviving Corporation, Parent nor any of their affiliates knowingly shall take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

     (b) As of the date hereof, the Company does not know of any reason (i) why it would not be able to deliver to counsel to the Company and Parent, at the date of the legal opinions referred to below, certificates substantially in compliance with IRS published advance ruling guidelines, with reasonable or customary exceptions and modifications thereto, to enable such firms to deliver the legal opinions contemplated by Section 9.02(f) and Section 9.03(d), and the Company hereby agrees to deliver such certificates effective as of the date of such opinions or (ii) why counsel to the Company and Parent would not be able to deliver the opinions required by Section 9.02(f) and Section 9.03(d). The Company will deliver such certificates to counsel to the Company and Parent.

     (c) As of the date hereof, Parent does not know of any reason (i) why it would not be able to deliver to counsel to the Company and Parent, at the date of the legal opinions referred to below, certificates substantially in compliance with IRS published advance ruling guidelines, with reasonable or customary exceptions and modifications thereto, to enable such firms to deliver the legal opinions contemplated by Section 9.02(f) and Section 9.03(d), and Parent hereby agrees to deliver such certificates effective as of the date of such opinions or (ii) why counsel to the Company and Parent would not be able to deliver the opinions required by Section 9.02(f) and Section 9.03(d). Parent will deliver such certificates to counsel to the Company and Parent.

     SECTION 8.11 Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its material obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

     SECTION 8.12 Letters of Accountants. (a) Parent shall use its reasonable best efforts to cause to be delivered to the Company "comfort" letters of Deloitte & Touche LLP, Parent's independent public accountants, dated and delivered the date on which the Offer Registration Statement shall become effective, the Acceptance Date, the date the Merger Registration Statement shall become effective and as of the Effective Time, and addressed to the Company, in form and substance reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

     (b) The Company shall use its reasonable best efforts to cause to be delivered to Parent "comfort" letters of KPMG LLP, the Company's independent public accountants, dated and delivered the date on which the Offer Registration Statement shall become effective, the Acceptance Date, the date the Merger Registration Statement shall become effective and as of the Effective Time, and addressed to Parent, in form and substance reasonably satisfactory to Parent and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

     SECTION 8.13 NYSE Listing. Parent shall promptly prepare and submit to the NYSE a listing application covering the shares of Parent Common Stock to be issued in the Merger and pursuant to Substitute Options, and shall use its reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Common Stock, subject to official notice of issuance to the NYSE, and the Company shall cooperate with Parent with respect to such listing.

     SECTION 8.14 Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Parent and the Company. Thereafter, unless otherwise required by applicable Law or the requirements of the NYSE, each of Parent and the Company shall each use its reasonable best efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Merger or any of the other Transactions; provided, however, that this Section 8.14 shall terminate in the event the Company Board withdraws the Company Recommendation.

     SECTION 8.15 Transfer Tax. The Company and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interest, penalties or additions to tax, "Transfer Taxes"). All Transfer Taxes shall be paid by the Company and expressly shall not be a liability of any holder of the Company Common Stock.

     SECTION 8.16 The Company Rights Agreement. Prior to the Effective Time, the Company shall take all necessary action to amend the Company Rights Agreement so that (a) neither the execution of this Agreement nor the announcement or consummation of the Offer or the Merger will cause a Distribution Date (as such term is defined in the Company Rights Agreement) or cause the Company Rights to become exercisable, (b) neither Parent nor Merger Sub will become an Acquiring Person (as such term is defined in the Company Rights Agreement) and (c) neither Parent nor Merger Sub shall have any obligations under the Company Rights or Company Rights Agreement.

     SECTION 8.17 Employment Agreements. The Company agrees to cooperate with Parent in any reasonable efforts initiated by Parent to negotiate employment agreements with key employees identified by Parent between the date hereof and the Effective Time.

                                   ARTICLE IX

                            CONDITIONS TO THE MERGER

     SECTION 9.01 Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

          (a) Merger Registration Statement. If required, the Merger Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Merger Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC and not concluded or withdrawn.

          (b) Company Stockholder Approval. If required under the DGCL, this Agreement shall have received Company Stockholder Approval.

          (c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award (an "Order") which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (d) U.S. Antitrust Approvals and Waiting Periods. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (e) NYSE Listing. The shares of Parent Common Stock to be issued in the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

          (f) Offer. Merger Sub shall have purchased shares of Company Common Stock pursuant to the Offer.

     SECTION 9.02 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

          (a) Representations and Warranties. (i) The representations and warranties of the Company contained in this Agreement that are qualified by reference to materiality or a Company Material Adverse Effect shall be true and correct in all respects as of the Effective Time as though made on and as of the Effective Time (other than representations and warranties which by their terms address matters only as of another specified date, which shall be true and correct in all respects only as of such date), and (ii) the representations and warranties of the Company contained in the Agreement that are not so qualified shall be true and correct as of the Effective Time, as though made on and as of the Effective Time (other than representations and warranties which by their terms address matters only as of another specified date, which shall be true and correct only as of such date), except, in the case of clause (ii) only, for such failures to be true and correct as are not reasonably likely to, individually or in the aggregate, result in a Company Material Adverse Effect.

          (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

          (c) Officer Certificate. The Company shall have delivered to Parent a certificate, dated the date of the Closing, signed by the President or Chairman of the Board the Company, certifying as to the satisfaction of the conditions specified in Sections 9.02(a) and 9.02(b).

          (d) Consents. All consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from and made with all Governmental Authorities, and all consents from third parties under any Material Contract or other material agreement, contract, license, lease or other instrument to which the Company or any Subsidiary is a party or by which it is bound required as a result of the transactions contemplated by this Agreement shall have been obtained.

          (e) Material Adverse Effect. No Company Material Adverse Effect shall have occurred since the date of this Agreement.

          (f) Tax Opinion. Parent shall have received the opinion of Shearman & Sterling, counsel to Parent, based upon representations of Parent, Merger Sub and the Company, and normal assumptions, to the effect that, for federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and that each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, which opinion shall not have been withdrawn or modified in any material respect. The issuance of such opinion shall be conditioned on receipt by Shearman & Sterling of representation letters from each of Parent and Company as contemplated in Section 8.10 of this Agreement. Each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect as of the Effective Time.

     SECTION 9.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

          (a) Representations and Warranties. (i) The representations and warranties of Parent and Merger Sub contained in this Agreement that are qualified by reference to materiality or a Parent Material Adverse Effect shall be true and correct in all respects as of the Effective Time as though made on and as of the Effective Time (other than representations and warranties which by their terms address matters only as of another specified date, which shall be true and correct only as of such date), and
     (ii) the representations and warranties of Parent and Merger Sub contained in the Agreement that are not so qualified shall be true and correct in all respects as of the Effective Time, as though made on and as of the Effective Time (other than representations and warranties which by their terms address matters only as of another specified date, which shall be true and correct only as of such date), except, in the case of clause (ii) only, for such failures to be true and correct as are not reasonably likely to, individually or in the aggregate, result in a Parent Material Adverse Effect

          (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

          (c) Officer Certificate. Parent shall have delivered to the Company a certificate, dated the date of the Closing, signed by the President or Chairman of the Board of Parent, certifying as to the satisfaction of the conditions specified in Sections 9.03(a) and 9.03(b).

          (d) Material Adverse Effect. No Parent Material Adverse Effect shall have occurred since the date of this Agreement.

          (e) Tax Opinion. The Company shall have received the opinion of Gibson, Dunn & Crutcher LLP, counsel to the Company, based upon representations of Parent, Merger Sub and the Company, and normal assumptions, to the effect that, for federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and that each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of section 368(b) of the Code, which opinion shall not have been withdrawn or modified in any material respect. The issuance of such opinion shall be conditioned on receipt by Gibson, Dunn & Crutcher LLP of representation letters from each of Parent and Company as contemplated in Section 8.10 of this Agreement. Each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect as of the Effective Time.

                                   ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 10.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder
Approval:

          (a) by mutual written consent of Parent and the Company; or

          (b) by Parent:

             (i) if at any time prior to the Acceptance Date, (A) the Company has breached or failed to perform in any material respect its obligations, covenants or agreements under this Agreement, (B) the representations and warranties of the Company contained in this Agreement that are qualified by reference to materiality or a Company Material Adverse Effect shall not have been true and correct in all respects when made or at any time prior to the Acceptance Date as if made at or at and as of such time (other than representations and warranties which by their terms address matters only as of another specified date, which shall be true and correct in all respects only as of such date), or (C) the representations and warranties of the Company contained in the Agreement that are not so qualified shall not have been true and correct when made or at any time prior to the Acceptance Date as if made at and as of such time (other than representations and warranties which by their terms address matters only as of another specified date, which shall be true and correct only as of such date), except, in the case of clause (C) only, for such failures to be true and correct as are not reasonably likely to, individually or in the aggregate, result in a Company Material Adverse Effect, and such breach or misrepresentation (1) cannot be or has not been cured prior to the earlier of (x) 30 days following receipt by the Company of written notice from Parent of such breach or misrepresentation and (y) the Termination Date and (2) has not been waived by Parent pursuant to the provisions hereof;

             (ii) if at any time prior to the Acceptance Date, (A) the Company, or its Board of Directors, as the case may be, shall have (1) entered into any agreement with respect to any Competing Transaction other than the Offer or the Merger and other than a confidentiality agreement contemplated by Section 8.04(b), (2) failed to make, withdrawn or modified, in a manner adverse to Parent or Merger Sub, its approval and recommendation of the Offer, the Merger and this Agreement, or (3) approved or recommended any Competing Transaction other than the Offer or the Merger, or (B) the Company or the Company's Board of Directors or any committee thereof shall have resolved to do any of the foregoing;

             (iii) if at any time prior to the Acceptance Date the Company breaches in any material respect any of its obligations under Section
        8.04 or Section 10.01(c)(ii) hereof; or

             (iv) if (A) the Offer shall have been extended on at least three occasions for an aggregate period of at least 15 business days beyond the Initial Expiration Date, and (B) on such extended date of expiration, the Minimum Condition shall not have been satisfied;

          (c) by the Company:

             (i) if at any time prior to the Acceptance Date, (A) Parent has breached or failed to perform in any material respect its obligations, covenants or agreements under this Agreement, (B) the representations and warranties of Parent or the Merger Sub contained in this Agreement that are qualified by reference to materiality or a Parent Material Adverse Effect shall not have been true and correct in all respects when made or at any time prior to the Acceptance Date as if made at or at and as of such time (other than representations and warranties which by their terms address matters only as of another specified date, which shall be true and correct in all respects only as of such date), or (C) the representations and warranties of Parent and the Merger Sub contained in the Agreement that are not so qualified shall not have been true and correct when made or at any time prior to the Acceptance Date as if made at and as of such time (other than representations and warranties which by their terms address matters only as of another specified date, which shall be true and correct only as of such date), except, in the case of clause (C) only, for such failures to be true and correct as are not reasonably likely to, individually or in the aggregate, result in a Parent Material Adverse Effect, and such breach or misrepresentation (1) cannot be or has not been cured prior to the earlier of (x) 30 days following receipt by Parent of written notice from the Company of such breach or failure to perform and (y) the Termination Date and (2) has not been waived by the Company pursuant to the provisions hereof;

             (ii) if at any time prior to the Effective Time Parent has not acquired at least a majority of the outstanding shares of Company Common Stock pursuant to the Offer or otherwise, a Superior Proposal is received by the Company and the Board of Directors of the Company reasonably determines in good faith (after receiving the advice of outside legal counsel) that it is necessary to terminate this Agreement and enter into an agreement to effect the Superior Proposal to comply with its fiduciary duties under applicable law; provided that the Company may not terminate this Agreement pursuant to this Section 10.01(c)(ii) unless and until (A) two business days have elapsed following delivery to Parent of a written notice of such determination by the Company Board and during such two business day period the Company has fully cooperated with Parent, including, without limitation, informing Parent of the terms and conditions of such Superior Proposal, and the identity of the Person making such Superior Proposal, with the intent of enabling the parties hereto to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected; (B) at the end of such two business day period the Competing Transaction continues in the judgment of the Company Board to constitute a Superior Proposal and the Company Board confirms its determination (after receiving the advice of outside legal counsel) that it is necessary to terminate this Agreement and enter into an agreement to effect the Superior Proposal to comply with its fiduciary duties under applicable law; and (C) (x) at or prior to such termination, Parent has received all amounts due under Section
        10.03 hereof by wire transfer in same day funds and (y) promptly following such termination the Company enters into a definitive acquisition, merger or similar agreement to effect the Superior Proposal;

          (d) by either Parent or the Company:

             (i) if the Offer has not been consummated on or before July 31, 2002 (the "Termination Date"); provided that the right to terminate this Agreement pursuant to this clause shall not be available to any party whose failure to fulfill any material obligation of this Agreement or whose material breach of this Agreement has been the cause of, or resulted in, the failure of the Offer to have been consummated on or prior to the aforesaid date; or

             (ii) if any court of competent jurisdiction or any Governmental Authority shall have issued an Order or taken any other action permanently restricting, enjoining, restraining or otherwise prohibiting acceptance for payment of, and exchange of, shares of Company Common Stock pursuant to the Offer or consummation of the Merger and such Order or other action shall have become final and nonappealable.

     SECTION 10.02 Effect of Termination. In the event of termination of this Agreement by Parent or the Company, as provided in Section 10.01, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent or Merger Sub or their respective officers or directors (except that Section 8.03 (access to information; Confidentiality), this Section 10.02 and Sections 10.03 (Payment of Certain Fees), 11.02 (Notices), 11.04 (Entire Agreement; Assignment), 11.05 (Parties in Interest),
11.07 (Governing Law) and 11.08 (Waiver of Jury Trial) shall survive the termination); provided, however, that nothing contained in this Section 10.02 or in Section 10.03 shall relieve any party hereto from any liability for any breach of this Agreement.

     SECTION 10.03 Payment of Certain Fees. (a) If this Agreement is terminated by Parent in accordance with Section 10.01(b)(ii), or by the Company in accordance with Section 10.01(c)(ii), then the Company shall pay to Parent in immediately available funds all of Parent's Expenses, up to a maximum of $1,500,000, plus a termination fee in an amount equal to $2,500,000 (the "Termination Fee").

     (b) If this Agreement is terminated by Parent pursuant to Section 10.01(b)(i) or Section 10.01(b)(iii), then the Company shall pay to Parent, within five business days after submission of statements therefor, all of Parent's Expenses, up to a maximum of $1,500,000.

     (c) If this Agreement is terminated by Parent or the Company pursuant to
Section 10.01(b)(i), 10.01(b)(iii) or 10.01(d)(i) (unless the failure of the Offer to have been consummated on or prior to the Termination Date is the result of a material breach of this Agreement by Parent or Merger Sub) and a proposal or offer for a Competing Transaction has been made and publicly announced or communicated to the Company's stockholders after the date of this Agreement and prior to the termination date, and concurrently with or within twelve months of the date of such termination a Third Party Acquisition Event occurs, then the Company shall within five business days of the occurrence of such Third Party Acquisition Event pay to Parent the Termination Fee, and, in the case of a termination pursuant to this

Section 10.03(c) arising under Section 10.01(d)(i), all of Parent's Expenses, up to a maximum of $1,500,000.

     "Third Party Acquisition Event" shall mean the earlier of (i) the consummation of a Competing Transaction involving the purchase of a majority of either the equity securities of the Company or of the consolidated assets of the Company and its Subsidiaries, taken as a whole, or any such transaction involving the purchase of a majority of either the equity securities of the Company or of the consolidated assets of the Company and its Subsidiaries, taken as a whole that, if it had been proposed prior to the termination of this Agreement would have constituted a Competing Transaction or (ii) the entering into by the Company or any of its Subsidiaries of a definitive agreement with respect to any such transaction.

     (d) If this Agreement is terminated by Parent pursuant to Section 10.01(b)(iv) and a proposal or offer for a Competing Transaction has been made and publicly announced or communicated to the Company's stockholders after the date of this Agreement and prior to the date of such termination, and concurrently with or within twelve months of the date of such termination a Third Party Acquisition Event occurs, then the Company shall within five business days of the occurrence of such Third Party Acquisition Event pay to Parent all of Parent's Expenses, up to a maximum of $1,500,000 and the Termination Fee.

     (e) If this Agreement is terminated by the Company pursuant to Section 10.01(c)(i), then Parent shall pay to the Company, within five business days after submission of statements therefor, all of the Company's Expenses, up to a maximum of $1,000,000.

     (f) Except as set forth in this Section 10.03, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger or any other transaction is consummated, except that the Company and Parent shall each pay one-half of all Expenses relating to (i) printing, filing and mailing of the Offer Documents, the
Schedule 14D-9 and the Proxy Statement/Prospectus and all SEC and other regulatory filing fees incurred in connection therewith and (ii) the filing fee for the Notification and Report Forms filed under the HSR Act. "Expenses", as used in this Agreement, shall include all reasonable out-of-pocket expenses (including, without limitation, all reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Offer Documents and the Merger Registration Statement, the solicitation of stockholder approvals, the filing of any required notices under the HSR Act or other similar regulations and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement.

     (g) Each party acknowledges that the agreements contained in this Section
10.03 are an integral part of the transactions contemplated by this Agreement and without these agreements the other party would not enter into this Agreement. In the event that the Company shall fail to pay any Termination Fee or Expenses when due, such Termination Fee or Expenses shall be deemed to include the costs and expenses actually incurred or accrued by Parent (including, without limitation, reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 10.03, together with interest on such unpaid Termination Fee or Expenses, commencing on the date that such Termination Fee or Expenses became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in The City of New York, as such bank's prime rate plus 3.00%. In the event that Parent shall fail to pay any Expenses when due, such Expenses shall be deemed to include the costs and expenses actually incurred or accrued by the Company (including, without limitation, reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 10.03, together with interest on such unpaid Expenses, commencing on the date that such Expenses became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in The City of New York, as such bank's prime rate plus 3.00%. Payment of the fees and expenses described in this
Section 10.03 shall not be in lieu of any damages incurred in the event of willful or intentional breach of this Agreement.

                                   ARTICLE XI

                               GENERAL PROVISIONS

     SECTION 11.01 Non-Survival of Representations and Warranties. The representations and warranties in this Agreement and in any certificate or instrument delivered pursuant hereto shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 10.01. This Section shall not limit any covenant or other obligation of the parties hereto which shall survive in accordance with their terms.

     SECTION 11.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this
Section 11.02):

     if to Parent or Merger Sub:

        Dycom Industries, Inc.
        4440 PGA Boulevard, Suite 500
        Palm Beach Gardens, Florida 33410
        Facsimile No: (561) 627-7709
        Attention: Marc R. Tiller, Esq.

     with a copy to:

        Shearman & Sterling
        599 Lexington Avenue
        New York, New York 10022-6069
        Facsimile No: (212) 848-7179
        Attention: Spencer D. Klein, Esq.

     if to the Company:

        Arguss Communications, Inc.
        One Church Street
        Suite 302
        Rockville, Maryland 20850
        Attention: Rainer H. Bosselman

     with a copy to:

        Gibson, Dunn & Crutcher LLP
        1050 Connecticut Avenue N.W.
        Washington, D.C. 20036-5306
        Facsimile No.: (202) 467-0539
        Attention: Howard B. Adler, Esq.

or to such other Person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless if mailed, in which case on the third business day after the mailing thereof except for a notice of a change of address, which shall be effective only upon receipt thereof.

     SECTION 11.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

     SECTION 11.04 Entire Agreement; Assignment. This Agreement, the Stockholders' Agreement and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Parent and Merger Sub may assign all or any of their rights and obligations hereunder to any affiliate of Parent, provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

     SECTION 11.05 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 8.06 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

     Section 11.06 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     SECTION 11.07 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State (other than those provisions set forth herein that are required to be governed by the DGCL). All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan of The City of New York. The parties hereto hereby
(a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts.

     SECTION 11.08 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and
(b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 11.08.

     SECTION 11.09 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 11.10 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          DYCOM INDUSTRIES, INC.

                                          By:     /s/ STEVEN E. NIELSEN
                                            ------------------------------------
                                            Name: Steven E. Nielsen
                                              Title: President and Chief
                                              Executive Officer

                                          TROY ACQUISITION CORP.

                                          By:     /s/ STEVEN E. NIELSEN
                                            ------------------------------------
                                            Name: Steven E. Nielsen
                                              Title: President and Chief
                                              Executive Officer

                                          ARGUSS COMMUNICATIONS, INC.

                                          By:   /s/ RAINER H. BOSSELMANN
                                            ------------------------------------
                                            Name: Rainer H. Bosselmann
                                              Title: President and Chief
                                              Executive Officer

                                                                         ANNEX I

                            CONDITIONS OF THE OFFER

     Notwithstanding any other provision of the Offer, but subject to compliance with the terms of the Agreement and any applicable rules and regulations of the SEC, including Rule 14e-1(c) relating to Merger Sub's obligation to exchange or return tendered shares after the termination of the Offer, Merger Sub shall not be required to accept for exchange or exchange any shares of Company Common Stock tendered pursuant to the Offer, and may terminate, extend or amend the Offer in accordance with the Agreement, if (i) the Minimum Condition shall not have been satisfied; (ii) the applicable waiting period under the HSR Act shall not have expired or been terminated; (iii) the Offer Registration Statement shall not have become effective under the Securities Act or shall be the subject of any stop order or proceedings seeking a stop order; (iv) the Parent Common Stock to be issued in the Offer and the Merger shall not have been approved for listing on the NYSE, subject to official notice of issuance; or (v) on or after the date of the Agreement and at or prior to the Acceptance Date, any of the following events or circumstances occurs or exists and is continuing:

          (a) there shall have been instituted or pending any litigation, suit, claim, action or proceeding before any federal or state court of the United States of America (other than (i) any such action in which a motion for a temporary restraining order, a preliminary injunction or a permanent injunction shall have been denied or shall have expired, or a judicial order granting any such temporary restraining order, preliminary injunction or permanent injunction shall have been reversed on appeal and not reinstated, (ii) any such action or proceeding in which the United States Department of Justice, or the Federal Trade Commission or any applicable state authority does not file within 10 business days after commencement of such action a motion seeking injunctive relief of the type referred to in clauses (1) through (3) of this paragraph (a), or (iii) an action filed with consent of Merger Sub) by any United States federal government or governmental authority or agency or any of the several states of the United States or any attorney general thereof (1) challenging or seeking to make illegal, materially delay, or otherwise, directly or indirectly, restrain or prohibit or make materially more costly, the making of the Offer, the acceptance for exchange of any shares of Company Common Stock by Parent, Merger Sub or any other affiliate of Parent, or the consummation of any other transaction contemplated by the Agreement; (2) seeking an order of divestiture that, if complied with, would, in Parent's reasonable judgment, be expected to have a material adverse effect on the business, results of operations or financial condition of Parent, the Company and their Subsidiaries, taken as a whole, after giving effect to the Offer and the Merger; or (3) seeking to impose or confirm any limitation on the ability of Parent, Merger Sub or any other Subsidiary of Parent to exercise effectively full rights of ownership of any shares of Company Common Stock on all matters properly presented to the Company's stockholders, including, without limitation, the approval and adoption of the Agreement and the transactions contemplated by the Agreement;

          (b) there shall have been (i) any Law enacted, promulgated, amended, issued or deemed applicable to (1) Parent, the Company or any of their respective subsidiaries or (2) any transaction contemplated by the Agreement or (ii) entered, promulgated or enforced by any court or Governmental Authority, any Order of any kind which prohibits, restrains, restricts or enjoins the consummation of the Offer or has the effect of making the Offer illegal, in each case, by any legislative body or Governmental Authority that would result, directly or indirectly, in any of the consequences referred to in clauses (1) through (3) of paragraph (a) above;

          (c) there shall have occurred and be continuing (i) any general suspension of trading in, or limitation on prices for, securities on the NYSE (other than a shortening of trading hours or any coordinated trading halt triggered solely as a result of a specified increase or decrease in a market index), (ii) a decline, measured from the date hereof, in the Standard & Poor's 500 Index in excess of 25%, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iv) any new and material limitation (whether or not mandatory) by any United States government or Governmental Authority, on the extension of credit by United States banks or other lending institutions, (v) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States not existing on the date hereof (the announced "War on Terrorism" resulting from the September 11, 2001 terrorist attacks shall be deemed existing on the date hereof) or (vi) in the case of any of the foregoing existing on the date hereof, including, without limitation, the announced War on Terrorism, a material acceleration or worsening thereof, it being understood that any air strike against, or special operations involving a limited number of ground troops in, the countries of Somalia or Yemen shall not be considered a material acceleration or worsening of the War on Terrorism;

          (d) other than with respect to any Order that is the subject of paragraph (a) or (b) above, there shall have been enacted, entered, promulgated or enforced by any court or Governmental Authority any Order which prohibits, restrains, restricts or enjoins the consummation of the Offer or has the effect of making the Offer illegal;

          (e) the Company shall have breached or failed to perform in any material respect (i) its obligations, covenants or agreements under the Agreement, (ii) the representations and warranties of the Company contained in the Agreement that are qualified by reference to materiality or a Company Material Adverse Effect shall not have been true and correct in all respects when made or at any time prior to the consummation of the Offer as if made at or at and as of such time (other than representations and warranties which by their terms address matters only as of another specified date, which shall be true and correct in all respects only as of such date), or (iii) the representations and warranties of the Company contained in the Agreement that are not so qualified shall not have been true and correct when made or at any time prior to the consummation of the Offer as if made at and as of such time (other than representations and warranties which by their terms address matters only as of another specified date, which shall be true and correct only as of such date), except, in the case of clause (iii) only, for such failures to be true and correct as are not reasonably likely to, individually or in the aggregate, result in a Company Material Adverse Effect;

          (f) (i) it shall have been publicly disclosed, or Parent shall have otherwise learned, that beneficial ownership (determined for the purposes of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange
     Act) of 20% or more of the then-outstanding shares of Company Common Stock have been acquired by any person, other than Parent or any of its affiliates, or (ii) (A) the Company Board, or any committee thereof, shall have withdrawn or modified, in a manner adverse to Parent or Merger Sub including by amending the Schedule 14D-9, the approval or recommendation of the Offer, the Merger, the Agreement, or approved or recommended any Superior Proposal or any other acquisition of Company Common Stock other than the Offer and the Merger or (B) the Company Board, or any committee thereof, shall have resolved to do any of the foregoing;

          (g) the Agreement shall have been terminated in accordance with its terms;

          (h) any agreement set forth on Section A-1 of the Company Disclosure Schedule, concerning the registration rights of certain holders of Company Common Stock that are the signatories to each such agreement, shall be, in the reasonable judgment of Parent, different in a manner that is materially more burdensome to the Company than the Registration Rights Agreement contained in Section A-2 of the Company Disclosure Schedule; and

          (i) the Amendment to Forbearance and Modification Agreement and Waiver, dated as of December 26, 2001, among the Company, certain guarantors set forth on the signature pages thereof and certain lenders set forth on the signature pages thereof (the "Amended Forbearance Agreement"), shall not have been amended to extend the Forbearance Period (as defined in the Amended Forbearance Agreement) until the earlier of the Effective Time or the termination of the Agreement pursuant to its terms;

which, in the reasonable judgment of Parent in any such case, and regardless of the circumstances (including any action or inaction by Parent or any of its affiliates) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for payment.

     The foregoing conditions are for the sole benefit of Merger Sub and Parent and may be asserted by Merger Sub or Parent regardless of the circumstances giving rise to any such condition or may be waived by Merger Sub or Parent in whole or in part at any time and from time to time in their sole discretion. The failure by Parent or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                                                       EXHIBIT A

                          FORM OF AFFILIATE LETTER FOR
                           AFFILIATES OF THE COMPANY

                                                              [          ], 2002

Dycom Industries, Inc.

-and-

Troy Acquisition Corp.
4440 PGA Boulevard, Suite 500
Palm Beach Gardens, Florida 33410
Attention: Marc R. Tiller, Esq.

Ladies and Gentlemen:

     I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of ARGUSS COMMUNICATIONS, INC. (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger, dated as of January 7, 2002 (the "Merger Agreement"), among DYCOM INDUSTRIES, INC., a Florida corporation ("Parent"), TROY ACQUISITION CORP., a wholly owned subsidiary of Parent and a Delaware corporation ("Merger Sub"), and the Company, Merger Sub will be merged with and into the Company (the "Merger"). Capitalized terms used in this letter agreement without definition shall have the meanings assigned to them in the Merger Agreement.

     As a result of the Offer and Merger, I may receive shares of common stock, par value $.01 per share, of Parent (the "Parent Shares"). I would receive such Parent Shares in exchange for shares (or upon exercise of options for shares) owned by me of common stock, par value $.01 per share, of the Company (the "Company Shares").

     1. I represent, warrant and covenant to Parent that in the event I receive any Parent Shares as a result of the Offer or Merger:

          A. I shall not make any sale, transfer or other disposition of the Parent Shares in violation of the Act or the Rules and Regulations.

          B. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Parent Shares, to the extent I felt necessary, with my counsel or counsel for the Company.

          C. I have been advised that the issuance of the Parent Shares to me pursuant to the Offer or Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time of the Offer or at the time the Merger is submitted for a vote of the stockholders of the Company, (a) I may be deemed to be an affiliate of the Company and (b) the distribution by me of the Parent Shares has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Parent Shares issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or (iii) I deliver an opinion of counsel reasonably acceptable to Parent, or a "no action" or interpretive letter of the Commission is furnished to Parent, stating that such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          D. I understand that Parent is under no obligation to register the sale, transfer or other disposition of the Parent Shares by me or on my behalf under the Act or, except as provided in paragraph 2(A) below, to take any other action necessary in order to make compliance with an exemption from such registration available.

          E. I understand that Parent may give stop-transfer instructions to its transfer agent with respect to the Parent Shares to enforce the restrictions set forth herein and that there will be placed on the certificates for the Parent Shares issued to me, or any substitutions therefor, a legend stating in substance:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN
        ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED [          ], 2002
        BETWEEN THE REGISTERED HOLDER HEREOF AND DYCOM INDUSTRIES, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF DYCOM INDUSTRIES, INC."

          F. I understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to my transferee:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

          G. Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

     2. By Parent's acceptance of this letter, Parent hereby agrees with me as follows:

          A. For so long as and to the extent necessary to permit me to sell the Parent Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Parent shall (a) use its reasonable efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) furnish to me upon request a written statement as to whether Parent has complied with such reporting requirements during the 12 months preceding any proposed sale of the Parent Shares by me under Rule 145, and (b) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144. Parent hereby represents to me that it has filed all reports that are required to be filed with the Commission under Section 13 of the Exchange Act during the preceding 12 months.

          B. It is understood and agreed that certificates with the legends set forth in paragraphs 1(E) and l(F) above will be substituted by delivery of certificates without such legends if (i) one year shall have elapsed from the date the undersigned acquired the Parent Shares received in the Offer or Merger, as applicable, and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Parent Shares received in the Offer or Merger, as applicable, and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

                                          Very truly yours,

                                          --------------------------------------
                                          Name:

Agreed and accepted this [     ] day
of [     ], 2002, by

DYCOM INDUSTRIES, INC.

By:
----------------------------------------------------
    Name:
    Title:

                                                                         ANNEX B

                            STOCKHOLDERS' AGREEMENT

     STOCKHOLDERS' AGREEMENT, dated as of January 7, 2002 (this "Agreement"), among DYCOM INDUSTRIES, INC., a Florida corporation ("Parent"), TROY ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), ARGUSS COMMUNICATION, INC., a Delaware corporation (the "Company"), and each of the stockholders whose name appears on the signature pages of this Agreement (each, a "Stockholder" and, collectively, the "Stockholders").

     WHEREAS, as of the date hereof, each Stockholder owns beneficially, and has the sole power to vote or direct the vote of, the number of shares of common stock, par value $.01 per share ("Company Common Stock"), of the Company as set forth opposite such Stockholder's name on Exhibit A hereto (all such shares of Company Common Stock and any shares of Company Common Stock hereafter acquired by the Stockholders prior to the termination of this Agreement being referred to herein as the "Shares");

     WHEREAS, simultaneously herewith, Parent, Purchaser and the Company have entered into an Agreement and Plan of Merger (the "Merger Agreement"; terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), a copy of which has been made available to each Stockholder, which provides, upon the terms and subject to the conditions thereof, for the merger of Purchaser with and into the Company (the "Merger"); and

     WHEREAS, as a condition to the willingness of Parent and Purchaser to enter into the Merger Agreement, Parent and Purchaser have requested that the Stockholders agree, and, in order to induce Parent and Purchaser to enter into the Merger Agreement, the Stockholders have agreed, to enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1. Tender of Shares. Promptly following the commencement of the Offer, each Stockholder hereby agrees that such Stockholder (a) shall tender, or cause to be tendered, into the Offer, as promptly as practicable, all of his, her or its Shares pursuant to the terms of the Offer and (b) shall not withdraw, or cause to be withdrawn, such Shares from the Offer. The preceding sentence notwithstanding, in the event that the Company terminates the Merger Agreement pursuant to Section 10.01(c)(ii) thereof, then, as of the effective time of such termination, the obligations of each Stockholder under this Section 1 shall become null and void and have no further force or effect.

     2. Vote in Favor of Merger. During the period commencing on the date hereof and terminating at the earlier of (a) the Effective Time or (b) the termination of this Agreement, each Stockholder shall vote, or cause to be voted, all of his, her or its Shares at any meeting of the stockholders of the Company (whether annual or special and whether or not adjourned or postponed), however called, and in any action by written consent of the stockholders of the Company (i) in favor of the approval and adoption of the Merger Agreement, (ii) against any Competing Transaction, merger, consolidation, sale of assets, recapitalization or other business combination involving the Company (other than the Merger) or any other action or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or that could reasonably be expected to result in any of the conditions to the Company's or Parent's obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter that could be reasonably expected to facilitate the consummation of the Merger and the other transactions contemplated by the Merger Agreement.

     3. Grant of Proxy. Each Stockholder, by this Agreement, with respect to his, her or its Shares, hereby grants an irrevocable proxy to Parent (and agrees to execute such documents or certificates evidencing such proxy as Parent may reasonably request) to vote, all of his, her or its Shares at any meeting of the stockholders of the Company (whether annual or special and whether or not adjourned or postponed), however called, and in any action by written consent of the stockholders of the Company, during the period commencing on the date hereof and terminating at the earlier of (a) the Effective Time and (b) the termination of this Agreement, (i) in favor of the approval and adoption of the Merger Agreement, (ii) against any Competing Transaction, merger, consolidation, sale of assets, recapitalization or other business combination involving the Company (other than the Merger) or any other action or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or that could reasonably be expected to result in any of the conditions to the Company's or Parent's obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter that could be reasonably expected to facilitate the consummation of the Merger and the other transactions contemplated by the Merger Agreement. THIS PROXY IS IRREVOCABLE AND COUPLED WITH AN INTEREST AND SHALL SURVIVE ANY TRANSFER OF SHARES UNTIL THE TERMINATION OF THIS AGREEMENT.

     4. Representations and Warranties of Stockholders. Each Stockholder hereby severally (and only as to itself) represents and warrants to Parent and Purchaser as follows:

          (a) Organization; Authorization. Such Stockholder has full legal capacity and authority to enter into this Agreement and to carry out such person's obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder, and (assuming due authorization, execution and delivery by Parent, Purchaser and the Company and each other Stockholder) this Agreement constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and by general equitable principles.

          (b) No Conflict; Required Filings and Consents. (i) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, (1) conflict with or violate any Law applicable to such Stockholder or by which any property or asset of such Stockholder is bound or affected, or (2) result in any material breach of or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of any encumbrance on any property or asset of such Stockholder (including, without limitation, the Shares) pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is party or by which such Stockholder is bound.

          (ii) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay the performance by such Stockholder of such Stockholder's obligations under this Agreement.

          (c) Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of such Stockholder or any of such Stockholder's affiliates, threatened against such Stockholder or any of such Stockholder's affiliates or any of their respective properties that, individually or in the aggregate, would reasonably be expected to prevent or materially delay such Stockholder's ability to perform its obligations under this Agreement. There is no judgment, decree or order against such Stockholder or, to the knowledge of such Stockholder, any of such Stockholder's affiliates, that would reasonably be expected to prevent, enjoin, alter or materially delay the performance by such Stockholder of its obligations under this Agreement, or that would reasonably be expected to have a material adverse effect on such Stockholder's ability to perform its obligations under this Agreement.

          (d) Ownership of Shares. The Shares are owned beneficially by the Stockholder. Such Shares constitute all of the shares of Company Common Stock of which such Stockholder is beneficial owner. All of such Shares are issued and outstanding. The Stockholder has sole voting power and sole power of disposition with respect to all of such Shares with no restrictions, subject to applicable federal securities laws, on the Stockholder's rights of disposition pertaining thereto.

     5. Transfer of Shares. Each Stockholder agrees that he, she or it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), pledge, dispose of or otherwise encumber any of the Shares, (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Shares, (d) take any action that would make any representation or warranty of such Stockholder herein untrue or incorrect in any material respect or have the effect of preventing or disabling the Stockholder from performing his, her or its obligations hereunder or (e) otherwise agree to do any of the foregoing. The preceding sentence notwithstanding, in the event that the Company terminates the Merger Agreement pursuant to Section 10.01(c)(ii) thereof, then, as of the effective time of such termination, the obligations of each Stockholder under this Section 5 shall become null and void and have no further force or effect.

     6. No Solicitation of Transactions. None of the Stockholders shall, directly or indirectly, instruct its officers, directors, employees, subsidiaries, agents or advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by it), to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to stockholders of the Company) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of such party or any of its subsidiaries, or any investment banker, financial advisor, attorney, accountant or other representative retained by such party or any of its subsidiaries, to take any such action; provided, however, that nothing in this Section 6 shall prevent the Stockholder, in his, her or its capacity as a director or executive officer of the Company, from engaging in any activity permitted pursuant to Section 8.04(b) of the Merger Agreement or otherwise required in the exercise of such Stockholder's fiduciary duties in his or her capacity as a director or executive officer of the Company. Each Stockholder shall, and shall direct or cause his, her or its representatives and agents to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing with respect to any Competing Transaction. Each Stockholder shall notify Parent promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made.

     7. Information for Offer Documents and Proxy Statement/Prospectus; Disclosure. Each Stockholder covenants and agrees that none of the information relating to such Stockholder and his, her or its affiliates provided in writing by or on behalf of such Stockholder or his, her or its affiliates for inclusion in the Schedule 14D-9, the Offer Documents, the Proxy Statement/Prospectus or Merger Registration Statement will, at (i) the time the Merger Registration Statement is declared effective, (ii) the time the Schedule 14D-9 or the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first filed with the SEC or mailed to the stockholders of the Company, (iii) the time of the Company Stockholders Meeting and (iv) the Effective Time, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Stockholder authorizes and agrees to permit Parent and Purchaser to publish and disclose in the Offer Documents, the Proxy Statement/Prospectus and the Merger Registration Statement and related filings under the securities laws such Stockholder's identity and ownership of Shares and the nature of his, her or its commitments, arrangements and understandings under this Agreement and any other information required by applicable Law.

     8. Obligations of the Company. The Company hereby agrees to use its reasonable best efforts to aid and cooperate with the other parties hereto in effecting the terms of this Agreement.

     9. Termination. Other than as expressly provided herein, the obligations of the Stockholders under this Agreement shall terminate upon the earlier of (i) the Effective Time or (ii) 12 months following termination of the Merger Agreement. Nothing in this Section 9 shall relieve any party of liability for any breach of this Agreement.

     10. Registration Statement. As promptly as reasonably practicable after the Effective Time, Parent shall file with the SEC, and use its reasonable best efforts to have declared effective, a "shelf" registration statement that registers the resale by all of the Stockholders, on a continuous basis for a six month period, of all of the shares of Parent Common Stock received by the Stockholders (and any other Stockholder of the Company agreed to by Parent) pursuant to the Offer and the Merger, including any securities issued as a dividend or distribution thereon or in exchange or replacement therefor. As promptly as reasonably practicable after the execution of this Agreement, Parent and each Stockholder shall enter into a registration rights agreement providing for the foregoing and containing other customary terms, provisions, exceptions and limitations.

     11. Miscellaneous. (a) Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

     (b) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at their addresses as specified on the signature page(s) of this Agreement. A copy of any such notice, request, claim, demand and other communication given to Parent or Purchaser shall also be given to Shearman & Sterling, 599 Lexington Avenue, New York, New York, 10022-6069 (Facsimile
Number: 212-848-7179), Attention: Spencer D. Klein, Esq. and a copy of any such notice, request, claim, demand and other communication given to the Company or any Stockholder shall also be given to Gibson, Dunn & Crutcher LLP, 1050 Connecticut Avenue, N.W., Washington, D.C., 20036-5306 (Facsimile Number: 202-467-0539), Attention: Howard B. Adler, Esq.

     (c) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby shall be consummated as originally contemplated to the fullest extent possible.

     (d) This Agreement, the Confidentiality Agreement and the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     (e) This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Parent and Purchaser may assign all or any of their rights and obligations hereunder to any affiliate of Parent, provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

     (f) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     (g) The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     (h) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan of The City of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts.

     (i) This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     (j) From time to time, at the request of Parent or Purchaser, in the case of any Stockholder, or at the request of the Stockholders, in the case of Parent and Purchaser, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

     (k) Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and
(b) acknowledges that it and the others hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 11(k).

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                          DYCOM INDUSTRIES, INC.

                                          By:     /s/ STEVEN E. NIELSEN
                                            ------------------------------------
                                              Name: Steven E. Nielsen
                                              Title: President and Chief
                                              Executive Officer
                                              Address:

                                          TROY ACQUISITION CORP.

                                          By:     /s/ STEVEN E. NIELSEN
                                            ------------------------------------
                                              Name: Steven E. Nielsen
                                              Title: President and Chief
                                              Executive Officer
                                              Address:

                                          ARGUSS COMMUNICATIONS, INC.

                                          By:   /s/ RAINER H. BOSSELMANN
                                            ------------------------------------
                                              Name: Rainer H. Bosselmann
                                              Title: President and Chief
                                              Executive Officer
                                              Address:

                                          STOCKHOLDERS:

                                          By:   /s/ RAINER H. BOSSELMANN
                                            ------------------------------------
                                              Name: Rainer H. Bosselmann
                                              Address:

                                          By:   /s/ DESOTO S. JORDAN, JR.
                                            ------------------------------------
                                              Name: DeSoto S. Jordan, Jr.
                                              Address:

                                          By:    /s/ DANIEL A. LEVINSON
                                            ------------------------------------
                                              Name: Daniel A. Levinson
                                              Address:

                                          By:  /s/ RICHARD S. PERKINS, JR.
                                            ------------------------------------
                                              Name: Richard S. Perkins, Jr.
                                              Address:

                                          By:       /s/ JAMES W. QUINN
                                              ----------------------------------
                                              Name: James W. Quinn
                                              Address:

                                          By:     /s/ PETER L. WINSLOW
                                            ------------------------------------
                                              Name: Peter L. Winslow
                                              Address:

                                          By:  /s/ H. HAYWOOD MILLER, III
                                            ------------------------------------
                                              Name: H. Haywood Miller, III
                                              Address:

                                                                       EXHIBIT A

                              LIST OF STOCKHOLDERS

                                                              NUMBER OF SHARES OF COMPANY
                                                                  COMMON STOCK OWNED
NAME OF STOCKHOLDER                                                  BENEFICIALLY
-------------------                                           ---------------------------
Rainer H. Bosselmann........................................            744,970
DeSoto S. Jordan, Jr. ......................................                 --
Daniel A. Levinson..........................................            120,000
Richard S. Perkins, Jr. ....................................             14,000
James W. Quinn..............................................              1,000
Peter L. Winslow............................................             39,465
H. Haywood Miller, III......................................             53,404
                                                                        -------
          TOTAL.............................................            972,839

                                                                         ANNEX C

                    OPINION OF ALLEN & COMPANY INCORPORATED

                                January 7, 2002

The Board of Directors
Arguss Communications, Inc.
One Church Street, Suite 302
Rockville, Maryland 20850

Members of the Board of Directors:

     We hereby confirm, as of the date hereof, our opinion as to the fairness, from a financial point of view, of the Consideration (as defined below) to be received in the Proposed Transaction (as defined below) by the stockholders of Arguss Communications, Inc. ("Arguss" or the "Company") that we presented to the Board of Directors of the Company (the "Board") at its meeting on January 4, 2002.

     We understand that Dycom Industries, Inc. ("Dycom" or the "Parent"), Merger Sub (the "Merger Sub") and the Company have entered into an Agreement and Plan of Merger, dated as of January 7, 2002 (the "Agreement"), pursuant to which (i) the Parent will cause the Merger Sub to commence a tender offer (the "Offer") to exchange all of the outstanding shares of the Company's common stock, par value $0.01 per share (the "Arguss Common Stock"), for the right to receive from Merger Sub pursuant to the Agreement one fully paid and nonassessable share of the Parent's common stock, par value $0.33 per share (the "Dycom Common Stock") for every three shares of Arguss Common Stock (the "Consideration"), and (ii) subsequent to the Offer, the Merger Sub will be merged with and into the Company (the "Merger"), and the Company will continue as the surviving corporation. The Offer and the Merger, taken together, are referred to as the "Proposed Transaction." The terms of the Proposed Transaction are set forth in more detail in the Agreement.

     We have been requested by the Board to render our opinion as of the date hereof (the "Opinion") with respect to the fairness, from a financial point of view, to the Company's stockholders of the Consideration to be received by such shareholders in the Proposed Transaction. We have not been requested to perform an appraisal of the Company's business or assets or to opine as to, and our Opinion does not in any manner address, the Company's underlying business decision to enter into the Agreement or to proceed with or effect the Proposed Transaction.

     The Company has consented that, for purposes of formulating the Opinion, Allen may assume (i) that the Proposed Transaction will be treated as an integrated transaction and as a tax-free reorganization for federal income tax purposes; (ii) the Proposed Transaction will be consummated in all material respects in accordance with the terms of the draft Agreement provided for our review, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party consents and approvals for the Proposed Transaction, no limitations, restrictions or conditions will be imposed that will have a material adverse effect on the Company, Dycom or the contemplated benefits of the Proposed Transaction.

     We, as part of our investment banking business, are regularly engaged in the valuation of businesses and their securities in connection with tender offers, mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We will receive a fee in connection with services provided in rendering our Opinion pursuant to our engagement agreement with the Company. As of the date of this letter, we and certain of our officers and affiliates are shareholders in Arguss, and James W. Quinn, a Vice President of Allen, also serves as a director of Arguss. In addition, in the ordinary course of our brokerage business, we or our affiliates may have long or short positions, for our own account or for those of our clients, in the securities of Arguss and/or Dycom.

The Board of Directors
Arguss Communications, Inc.
January 7, 2002
Page  2

     In connection with delivering our Opinion, we:

          (i) reviewed and analyzed a draft of the Agreement and drafts of the agreements ancillary thereto;

          (ii) reviewed and analyzed historical publicly available business information and financial results of Arguss and Dycom, including Securities and Exchange Commission filings of each of Arguss and Dycom;

          (iii) reviewed and analyzed non-public operating and financial information of Arguss and Dycom provided by the managements of Arguss and Dycom;

          (iv) reviewed and analyzed information regarding the past and current operations and financial conditions and the business prospects of Arguss and Dycom;

          (v) held discussions with senior executives of Arguss and Dycom relating to strategic, financial and operational benefits anticipated from the Proposed Transaction;

          (vi) reviewed and analyzed historical market prices and trading volumes for the Arguss Common Stock and the Dycom Common Stock;

          (vii) reviewed and analyzed projections as to the future operating and financial performance of Arguss as provided by the management of Arguss;

          (viii) reviewed and analyzed financial and operating data for selected publicly traded companies we deemed comparable to Arguss and Dycom;

          (ix) reviewed and analyzed publicly available financial information relating to selected comparable merger and acquisition transactions;

          (x) reviewed and analyzed publicly available transaction information for selected comparable exchange offers and tender offers;

          (xi) reviewed and analyzed research reports relating to each of Arguss and Dycom and companies which we deemed comparable to Arguss and Dycom;

          (xii) performed discounted cash flow analyses of Arguss, Dycom and a combined entity consisting of Arguss and Dycom;

          (xiii) reviewed and analyzed certain other information concerning the infrastructure services industry and the telecommunications industry;

          (xiv) considered possible strategic alternatives for Arguss; and

          (xv) performed such other analyses and reviewed such other information as we deemed appropriate, including trends prevailing in relevant industries and financial markets.

     We have assumed and relied upon the accuracy and completeness of the financial and other information used by us in arriving at our Opinion without independent verification, and have further relied upon the assurances of management of Arguss and Dycom that they are not aware of any facts that would make such information inaccurate or misleading. In arriving at our Opinion, we neither performed nor obtained any evaluations or appraisals of the assets or liabilities of Arguss or Dycom, and we did not perform or obtain any evaluations or appraisals of Arguss' or Dycom's physical properties and facilities, sales marketing or service organizations. With respect to the financial projections provided to us, we have assumed that they have been reasonably prepared in good faith reflecting the best currently available estimates and judgments of the management of Arguss as to the future operating and financial

The Board of Directors
Arguss Communications, Inc.
January 7, 2002
Page  3

performance of Arguss. In addition to our review and analyses of the specific information set forth above, our opinion herein reflects and gives effect to our assessment of general economic, monetary, market and industry conditions existing as of the date hereof as they may affect the business and prospects of Arguss and Dycom.

     Our Opinion rendered herein does not constitute a recommendation of the Proposed Transaction over any other alternative transaction which may be available to Arguss. The Opinion contained herein relates to the fairness from a financial point of view of the Consideration to be received in the Proposed Transaction by the stockholders of Arguss and does not address any other aspect of the Proposed Transaction or any related transaction and does not constitute a recommendation to any stockholder of Arguss as to whether to accept the Consideration in connection with the Proposed Transaction. We are not expressing any opinion as to the prices at which the stock of Arguss or Dycom will actually trade at any time. It is understood that this letter is for the information of the Board and may not be used for any other purpose without our prior written consent, except that this letter may be included in its entirety in any filing made by Arguss with the Securities and Exchange Commission with respect to the Proposed Transaction.

     Based on the foregoing and subject to the qualifications stated herein, we are of the Opinion that, as of the date hereof, the Consideration to be received in the Proposed Transaction by the stockholders of Arguss is fair to the stockholders of the Company from a financial point of view.

                                          Very truly yours,

                                          ALLEN & COMPANY INCORPORATED

                                          By:        /s/ JOHN SIMON
                                            ------------------------------------
                                                         John Simon
                                                     Managing Director

                                                                         ANNEX D

          APPRAISAL RIGHTS PROCEDURES RELATING TO ARGUSS COMMON STOCK

     Under Delaware law, Arguss stockholders will not have appraisal rights in connection with the offer. If the offer is successfully completed, holders of Arguss shares who (a) do not tender their shares into the offer and hold Arguss shares at the effective time of the subsequent merger, (b) do not wish to accept the consideration provided for in that merger and (c) comply with the procedures provided for in Section 262 of the DGCL, will be entitled to, other than in connection with a long-form merger, have their Arguss shares appraised by the Delaware Court of Chancery and to receive a payment in cash of the "fair value" of those shares as determined by the court. The following summarizes the provisions of Section 262 of the DGCL regarding appraisal rights that would be applicable in connection with the subsequent merger, which will be effected as a merger of a wholly owned subsidiary of Dycom with and into Arguss, with Arguss as the surviving corporation in the merger. This discussion is qualified in its entirety by reference to Section 262 of the DGCL, which follows this summary. If you fail to take any action required by Delaware law, your rights to an appraisal in connection with the merger will be waived or terminated.

     Notification of Merger's Effective Time. Either before the effective time or within 10 days after the effective time, Arguss will send notice of the effective time of the merger and the availability of appraisal rights to each holder of its stock.

     Electing Appraisal Rights. To exercise appraisal rights, the record holder of Arguss shares must, within 20 days after the date Arguss mails the notice referred to in the prior paragraph, deliver a written demand for appraisal to Arguss. This demand must reasonably inform Arguss of the identify of the holder of record and that the stockholder demands appraisal of his, her or its Arguss shares.

     A demand for appraisal must be delivered to: Corporate Secretary, Arguss Communications, Inc., One Church Street, Suite 302, Rockville, Maryland 20850.

     Only Record Holders May Demand Appraisal Rights. Only a record holder of Arguss shares is entitled to demand appraisal rights. The demand must be executed by or for the record holder, fully and correctly, as the holder's name appears on the holder's stock certificates.

     Court Petition Must Be Filed. Within 120 days after the effective time of the merger, Arguss or any stockholder who has satisfied the foregoing conditions may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of Arguss shares.

     Within 120 days after the effective time of the subsequent merger, any stockholder who has complied with the requirements under Section 262 of the DGCL for exercise of appraisal rights may make a written request to receive from Arguss a statement of the aggregate number of shares not voted in favor of the merger and the total number of Arguss shares with respect to which demands for appraisal have been received and the total number of holders of these shares. Arguss will be required to mail these statements within ten days after it receives a written request.

     Appraisal Proceeding by Delaware Court. If a petition for an appraisal is timely filed, after a hearing on the petition, the Delaware Court of Chancery will determine which of the stockholders are entitled to appraisal rights. The court will appraise the common stock owned by the stockholders and determine its fair value. In determining fair value, the court may consider all relevant factors. The court will also determine the amount of interest, if any, to be paid upon the value of the common stock to the stockholders entitled to appraisal.

     The value of Arguss shares determined by the court could be more than, less than, or the same as the merger consideration, but the form of the consideration payable as a result of the appraisal proceeding would be cash. The court may determine the costs of the appraisal proceeding and allocate them to the parties as the court determines to be equitable under the circumstances. The court may also order that all or a portion of any stockholder's expenses incurred in connection with an appraisal proceeding, including reasonable attorney's fees and expenses and reasonable fees and expenses of experts utilized in the appraisal proceeding, be charged, on a pro rata basis against the value of all shares of Arguss' common stock entitled to appraisal.

     Effect of Appraisal Demand on Voting and Right to Dividends; Tax Consequences. Any stockholder who has duly demanded an appraisal in compliance with Delaware law will not, after the effective time of the merger, be entitled to vote the shares subject to demand for any purpose. The shares subject to the demand will not be entitled to dividends or other distributions, other than those payable or deemed to be payable to stockholders of record as of a date prior to the effective time. We describe in the prospectus under "The
Offer-- Material United States Federal Income Tax Consequences," beginning on page 36, the tax consequences to an Arguss stockholder who receives cash for his or her Arguss shares pursuant to the exercise of appraisal rights.

     Loss, Waiver or Withdrawal of Appraisal Rights. Holders of Arguss shares will lose the right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger. At any time within 60 days after the effective date of the merger, a stockholder who has made a demand for appraisal may withdraw such demand and accept the terms offered. The number of Dycom shares, and cash in lieu of a fraction of a Dycom share, delivered to such stockholder will be based on the same exchange ratio utilized in the offer and the merger, regardless of the market price of Dycom's shares at the time of delivery.

                        DELAWARE GENERAL CORPORATION LAW

                         SECTION 262  APPRAISAL RIGHTS

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec.251 (other than a merger effected pursuant to sec.251(g) of this title), sec.252, sec.254, sec.257, sec.258, sec.263 or sec.264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec.251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

        a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

        b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated by a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

        c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

        d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

     (1) If proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to sec.228 or sec.253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with the interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

     Manually signed facsimiles of the letter of transmittal, properly completed, will be accepted. The letter of transmittal and certificates evidencing Arguss shares and any other required documents should be sent or delivered by each stockholder or his broker, dealer, commercial bank, trust company or other nominee to the Exchange Agent at one of its addresses set forth below.

                      The Exchange Agent for the offer is:

                           FIRST UNION NATIONAL BANK

              By Mail:                             By Hand:                        Overnight Courier:
     First Union National Bank            First Union National Bank            First Union National Bank
 Corporate Trust Operations--NC1153     599 Lexington Ave., 22nd Floor     Corporate Trust Operations--NC1153
   Attn: Corporate Actions Dept.           New York, New York 10022          Attn: Corporate Actions Dept.
1525 West W.T. Harris Boulevard, 3C3                                      1525 West W.T. Harris Boulevard, 3C3
Charlotte, North Carolina 28288-1153                                        Charlotte, North Carolina 28262

                                 By Facsimile:

                                 1-704-590-7628

                             Confirm by Telephone:

                                 1-800-829-8432
                             ---------------------

     Any questions or requests for assistance may be directed to the Information Agent or the Dealer Manager at their respective addresses and telephone numbers listed below. Additional copies of this prospectus, the letter of transmittal and the notice of guaranteed delivery may be obtained from the Information Agent. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning this offer.

             The Information Agent for the offer and the merger is:

                   GEORGESON SHAREHOLDER COMMUNICATIONS INC.
                               111 Commerce Road
                          Carlstadt, New Jersey 07072
                 Banks and Brokers, Call Collect: 201-896-1900
                   All Others, Call Toll Free: 1-877-748-9122

                      The Dealer Manager for the offer is:
                              MERRILL LYNCH & CO.
                          Four World Financial Center
                            New York, New York 10080
                         Call Toll Free: 1-866-276-1462

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Florida Business Corporation Act. Section 607.0850(1) of the FBCA provides that a Florida corporation, such as Dycom, shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Section 607.0850(2) of the FBCA provides that a Florida corporation shall have the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     Section 607.850 of the FBCA further provides that: (i) to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided pursuant to Section
607.0850 is not exclusive; and (iii) the corporation shall have the power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 607.0850.

     Notwithstanding the foregoing, Section 607.0850 of the FBCA provides that indemnification or advancement of expenses shall not be made to or on behalf of any director or officer if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions regarding unlawful distributions are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

     Section 607.0831 of the FBCA provides that a director of a Florida corporation, such as Dycom, is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless: (i) the director breached or failed to perform his or her duties as a director; and (ii) the director's breach of, or failure to perform, those duties constitutes: (A) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (B) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (C) a circumstance under which the liability provisions regarding unlawful distributions are applicable; (D) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (E) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

     By-laws. Dycom's by-laws provide that, except as prohibited under Florida law, it shall indemnify any person who was or is made a party to any proceeding by reason of the fact that he or she was or is a director or officer of the corporation, or a director or officer of the corporation serving as a trustee or fiduciary of an employee benefit plan of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof. Dycom maintains insurance policies insuring its directors and officers against certain liabilities they may incur in their capacity as directors and officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) List of Exhibits.

EXHIBIT
NUMBER                       DESCRIPTION OF DOCUMENT
-------                      -----------------------
  2        Agreement and Plan of Merger, dated as of January 7, 2002, among Dycom Industries, Inc., Troy Acquisition Corp. and
           Arguss Communications, Inc. (included as Annex A to the
           prospectus forming a part of this Registration Statement and incorporated herein by reference).
  3.1(i)1  Articles of Incorporation of Dycom (incorporated by reference herein to Exhibit 3.01 of Dycom's Registration
           Statement on Form S-1 filed with the Commission on October
           29, 1986, File No. 033-09820).
  3.1(i)2  Articles of Amendment to the Articles of Incorporation of
           Dycom (incorporated by reference herein to Exhibit 3.01 of
           Dycom's Registration Statement on Form S-1 filed with the
           Commission on October 29, 1986, File No. 033-09820).
 *3.1(i)3  Articles of Amendment to the Articles of Incorporation of
           Dycom, dated November 30, 1999 and filed with the Secretary of State of Florida on December 17, 1999.
  3.1(i)4  Articles of Amendment to the Articles of Incorporation of
           Dycom, dated April 6, 2001 (incorporated herein by reference to Exhibit 3 of Dycom's Quarterly Report on Form 10-Q for
           the quarter ended April 22, 2001, as filed on June 11, 2001,
           File No. 001-10613).
 *3(ii)    Amended By-laws of Dycom, as amended on May 24, 1999.
  4.1      Description of Dycom's Capital Stock (incorporated by
           reference herein to Dycom's Registration Statement on Form
           S-3 filed with the Commission on October 23, 2000, File No.
           333-48398).
  4.2      Shareholder Rights Agreement, dated April 4, 2001, between
           Dycom Industries, Inc. and the Rights Agent (which includes the Form of Rights Certificate, as Exhibit A, the Summary of
           Rights to Purchase Preferred Stock, as Exhibit B, and the
           Form of Articles of Amendment to the Articles of
           Incorporation for Series A Preferred Stock, as Exhibit C
           (incorporated herein by reference to Exhibit 1 to Dycom's
           Form 8-A filed April 6, 2001, File No. 001-10613).
  4.3      Registration Rights Agreement, dated as of March 31, 1999, among Dycom Industries, Inc., Gary E. Ervin, Timothy W.
           Ervin, Robert W. Ervin, Keith E. Walker, Robert J. Chastain,
           Charles T. McElroy and Penny J. Ward (incorporated herein by reference to Exhibit 4(i) of Dycom's Current Report on Form
           8-K filed April 15, 1999, File No. 001-10613).

EXHIBIT
NUMBER                       DESCRIPTION OF DOCUMENT
-------                      -----------------------
  4.4      Registration Rights Agreement, dated as of March 8, 2000,
           among Dycom Industries, Inc., Daniel B. Fugal and Guy L.
           Fugal (incorporated herein by reference to Exhibit 4(i) of
           Dycom's Current Report on Form 8-K filed on March 17, 2000,
           File No. 001-10613).
 *5        Opinion of Marc R. Tiller, Esq., General Counsel of Dycom,
           as to the validity of the securities being registered.
 *8        Opinion of Shearman & Sterling regarding United States
           federal income tax aspects of the offer and the merger.
 10.1      Second Amended and Restated Credit Facility Agreement, dated as of April 27, 1999 (incorporated herein by reference to
           Exhibit 10(i) of Dycom's Current Report on Form 8-K filed on
           April 29, 1999, File No. 001-10613).
 10.2      Second Amended and Restated Security Agreement, dated as of
           April 27, 1999 (incorporated herein by reference to Exhibit
           10(ii) of Dycom's Current Report on Form 8-K filed April 29,
           1999, File No. 001-10613).
 10.3      Second Amended and Restated Guarantee Agreement, dated as of
           April 27, 1999 (incorporated herein by reference to Exhibit
           10(iii) of Dycom's Current Report on Form 8-K filed April
           29, 1999, File No. 001-10613).
 10.4      Amendment two to second amended and restated credit facility agreement dated as of April 27, 1999, dated as of December
           12, 2000 (incorporated herein by reference to Dycom's
           Quarterly Report on Form 10-Q filed March 13, 2001, File No.
           001-10613).
 10.5      Amendment three to second amended and restated credit
           facility agreement dated as of April 27, 1999, dated June 4,
           2001 (incorporated herein by reference to Exhibit 10.2 of
           Dycom's Annual Report on Form 10-K for the fiscal year ended
           July 28, 2001 and filed on October 10, 2001, File No.
           001-10613).
 10.6      1988 Incentive Stock Option Plan (incorporated herein by
           reference to Exhibit A of Dycom's Definitive Proxy Statement filed September 30, 1998, File No. 001-10613).
 10.7      1991 Incentive Stock Option Plan (incorporated herein by
           reference to Exhibit A of Dycom's Definitive Proxy Statement filed November 5, 1991, File No. 001-10613).
 10.8      Employment Agreement for Thomas R. Pledger (incorporated
           herein by reference to Exhibit 10.6 of Dycom's Annual Report on Form 10-K for the fiscal year ended July 31, 1999 and
           filed on October 7, 1999, File No. 001-10613).
 10.9      Employment Agreement for Steven E. Nielsen (incorporated
           herein by reference to Exhibit 10.7 of Dycom's Annual Report on Form 10-K for the fiscal year ended July 31, 1999 and
           filed on October 7, 1999, File No. 001-10613).
 10.10     Employment Letter for Robert J. Gluck (incorporated herein by reference to Exhibit 10.8 of Dycom's Annual Report on
           Form 10-K for the fiscal year ended July 31, 1999 and filed on October 7, 1999, File No. 001-10613).
 10.11     Employment Agreement with Richard L. Dunn (incorporated
           herein by reference to Exhibit 10.2 of Dycom's Quarterly
           Report on Form 10-Q for the quarter ended April 29, 2000 and filed on June 9, 2000, File No. 001-10613).
 10.12     Employment Agreement for Dennis O'Brien (incorporated herein by reference to Exhibit 10.6 of Dycom's Annual Report on
           Form 10-K for the fiscal year ended July 28, 2001 and filed on October 10, 2001, File No. 001-10613).
 10.13     Stock Purchase Agreement, dated as of March 12, 1999,
           between Dycom Industries, Inc. and Gary E. Ervin, Timothy W.
           Ervin and Robert W. Ervin (incorporated herein by reference to Exhibit 2(i) of Dycom's Current Report on Form 8-K filed
           April 15, 1999, File No. 001-10613).

EXHIBIT
NUMBER                       DESCRIPTION OF DOCUMENT
-------                      -----------------------
 10.14     Agreement and Plan of Merger, dated as of March 12, 1999,
           among Apex Digital TV, Inc., Dycom Acquisition Corporation
           III, Dycom Industries, Inc. and Gary E. Ervin, Timothy W.
           Ervin, Robert W. Ervin, Keith E. Walker, Robert J. Chastain,
           Charles T. McElroy and Penny J. Ward (incorporated herein by reference to Exhibit 2(ii) of Dycom's Current Report on Form
           8-K filed April 15, 1999, File No. 001-10613).
 10.15     Agreement and Plan of Merger, dated as of February 14, 2000, among Niels Fugal Suns Company, Dycom Acquisition
           Corporation IV, Dycom Industries, Inc. and Guy L. Fugal and
           Daniel B. Fugal (incorporated herein by reference to Exhibit
           2(i) of Dycom's Current Report on Form 8-K filed March 17,
           2000, File No. 001-10613).
 21        Subsidiaries of Dycom (incorporated herein by reference to
           Exhibit 21 of Dycom's Annual Report on Form 10-K for the
           fiscal year ended July 28, 2001).
*23.1      Consent of Deloitte & Touche LLP (for Dycom Industries,
           Inc.).
*23.2      Consent of KPMG LLP (for Arguss Communications, Inc.).
 23.3      Consent of Marc R. Tiller, Esq., General Counsel of Dycom
           (included in the opinion filed as Exhibit 5 to this
           Registration Statement).
 23.4      Consent of Shearman & Sterling, counsel to Dycom (included in the opinion filed as Exhibit 8 to this Registration
           Statement).
 24        Power of Attorney (included on the signature page of this
           Registration Statement).
 99.1      Stockholders' Agreement, dated as of January 7, 2002, among
           Dycom, Troy Acquisition Corp., Arguss Communications, Inc.
           and certain stockholders of Arguss Communications, Inc.
           (included as Annex B to the prospectus forming a part of
           this Registration Statement and incorporated herein by
           reference).
*99.2      Confidentiality Agreement, dated as of December 11, 2001,
           between Dycom Industries, Inc. and Arguss Communications,
           Inc.
 99.3      Opinion of Allen & Company Incorporated (included as Annex C to the prospectus forming a part of this Registration
           Statement and incorporated herein by reference).
*99.4      Consent of Allen & Company Incorporated.
*99.5      Form of Letter of Transmittal.
*99.6      Form of Notice of Guaranteed Delivery.
*99.7      Form of Letter to Brokers, Dealers, Commercial Banks, Trust
           Companies and Other Nominees.
*99.8      Form of Letter to Clients.
*99.9      Guidelines for Certification of Taxpayer Identification
           Number on Substitute Form W-9.
*99.10     Summary Advertisement as published in The Wall Street
           Journal on January 23, 2002.
 99.11     Joint Press Release dated January 7, 2002 (incorporated
           herein by reference to Exhibit 99.1 of Dycom's Current
           Report on Form 8-K dated January 7, 2002, File No.
           001-10613).
 99.12     Joint Press Release dated January 7, 2002 (incorporated
           herein by reference to Exhibit 99.1 of Arguss' Current
           Report on Form 8-K dated January 8, 2002, File No.
           001-16257).

---------------
 * Filed herewith

(b) Not applicable.

(c) Not applicable.

ITEM 22.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time be deemed to be the initial bona fide offering thereof.

     (c) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on January 23, 2002.

                                          DYCOM INDUSTRIES, INC.

                                          By: /s/ STEVEN E. NIELSEN
                                            ------------------------------------
                                              Name: Steven E. Nielsen
                                              Title:   President and Chief
                                              Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Steven E. Nielsen, Richard L. Dunn and Marc R. Tiller, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                       DATE
                     ---------                                   -----                       ----

               /s/ STEVEN E. NIELSEN                 (Director and Principal           January 23, 2002
---------------------------------------------------  Executive Officer)
                 Steven E. Nielsen

                /s/ RICHARD L. DUNN                  (Principal Financial and          January 23, 2002
---------------------------------------------------  Accounting Officer)
                  Richard L. Dunn

               /s/ JOSEPH M. SCHELL                  Director                          January 23, 2002
---------------------------------------------------
                 Joseph M. Schell

                /s/ TONY G. WERNER                   Director                          January 23, 2002
---------------------------------------------------
                  Tony G. Werner

              /s/ KRISTINA J. JOHNSON                Director                          January 23, 2002
---------------------------------------------------
                Kristina J. Johnson

               /s/ RONALD P. YOUNKIN                 Director                          January 23, 2002
---------------------------------------------------
                 Ronald P. Younkin

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                       DESCRIPTION OF DOCUMENT
-------                      -----------------------
  2        Agreement and Plan of Merger, dated as of January 7, 2002, among Dycom Industries, Inc., Troy Acquisition Corp. and
           Arguss Communications, Inc. (included as Annex A to the
           prospectus forming a part of this Registration Statement and incorporated herein by reference).
  3.1(i)1  Articles of Incorporation of Dycom (incorporated by reference herein to Exhibit 3.01 of Dycom's Registration
           Statement on Form S-1 filed with the Commission on October
           29, 1986, File No. 033-09820).
  3.1(i)2  Articles of Amendment to the Articles of Incorporation of
           Dycom (incorporated by reference herein to Exhibit 3.01 of
           Dycom's Registration Statement on Form S-1 filed with the
           Commission on October 29, 1986, File No. 033-09820).
 *3.1(i)3  Articles of Amendment to the Articles of Incorporation of
           Dycom, dated November 30, 1999 and filed with the Secretary of State of Florida on December 17, 1999.
  3.1(i)4  Articles of Amendment to the Articles of Incorporation of
           Dycom, dated April 6, 2001 (incorporated herein by reference to Exhibit 3 of Dycom's Quarterly Report on Form 10-Q for
           the quarter ended April 22, 2001, as filed on June 11, 2001,
           File No. 001-10613).
 *3(ii)    Amended By-laws of Dycom, as amended on May 24, 1999.
  4.1      Description of Dycom's Capital Stock (incorporated by
           reference herein to Dycom's Registration Statement on Form
           S-3 filed with the Commission on October 23, 2000, File No.
           333-48398).
  4.2      Shareholder Rights Agreement, dated April 4, 2001, between
           Dycom Industries, Inc. and the Rights Agent (which includes the Form of Rights Certificate, as Exhibit A, the Summary of
           Rights to Purchase Preferred Stock, as Exhibit B, and the
           Form of Articles of Amendment to the Articles of
           Incorporation for Series A Preferred Stock, as Exhibit C)
           (incorporated herein by reference to Exhibit 1 to Dycom's
           Form 8-A filed April 6, 2001, File No. 001-10613).
  4.3      Registration Rights Agreement, dated as of March 31, 1999, among Dycom Industries, Inc., Gary E. Ervin, Timothy W.
           Ervin, Robert W. Ervin, Keith E. Walker, Robert J. Chastain,
           Charles T. McElroy and Penny J. Ward (incorporated herein by reference to Exhibit 4(i) of Dycom's Current Report on Form
           8-K filed April 15, 1999, File No. 001-10613).
  4.4      Registration Rights Agreement, dated as of March 8, 2000,
           among Dycom Industries, Inc., Daniel B. Fugal and Guy L.
           Fugal (incorporated herein by reference to Exhibit 4(i) of
           Dycom's Current Report on Form 8-K filed March 17, 2000,
           File No. 001-10613).
 *5        Opinion of Marc R. Tiller, Esq., General Counsel of Dycom,
           as to the validity of the securities being registered.
 *8        Opinion of Shearman & Sterling regarding United States
           federal income tax aspects of the offer and the merger.
 10.1      Second Amended and Restated Credit Facility Agreement, dated as of April 27, 1999 (incorporated herein by reference to
           Exhibit 10(i) of Dycom's Current Report on Form 8-K filed
           April 29, 1999, File No. 001-10613).
 10.2      Second Amended and Restated Security Agreement, dated as of
           April 27, 1999 (incorporated herein by reference to Exhibit
           10(ii) of Dycom's Current Report on Form 8-K filed April 29,
           1999, File No. 001-10613).
 10.3      Second Amended and Restated Guarantee Agreement, dated as of
           April 27, 1999 (incorporated herein by reference to Exhibit
           10(iii) of Dycom's Current Report on Form 8-K filed April
           29, 1999, File No. 001-10613).
 10.4      Amendment two to second amended and restated credit facility agreement dated as of April 27, 1999, dated as of December
           12, 2000 (incorporated herein by reference to Dycom's
           Quarterly Report on Form 10-Q filed March 13, 2001, File No.
           001-10613).

EXHIBIT
NUMBER                       DESCRIPTION OF DOCUMENT
-------                      -----------------------
 10.5      Amendment three to second amended and restated credit
           facility agreement dated as of April 27, 1999, dated June 4,
           2001 (incorporated herein by reference to Exhibit 10.2 of
           Dycom's Annual Report on Form 10-K for the fiscal year ended
           July 28, 2001 and filed on October 10, 2001, File No.
           001-10613).
 10.6      1988 Incentive Stock Option Plan (incorporated herein by
           reference to Exhibit A of Dycom's Definitive Proxy Statement filed September 30, 1998, File No. 001-10613).
 10.7      1991 Incentive Stock Option Plan (incorporated herein by
           reference to Exhibit A of Dycom's Definitive Proxy Statement filed November 5, 1991, File No. 001-10613).
 10.8      Employment Agreement for Thomas R. Pledger (incorporated
           herein by reference to Exhibit 10.6 of Dycom's Annual Report on Form 10-K for the fiscal year ended July 31, 1999 and
           filed on October 7, 1999, File No. 001-10613).
 10.9      Employment Agreement for Steven E. Nielsen (incorporated
           herein by reference to Exhibit 10.7 of Dycom's Annual Report on Form 10-K for the fiscal year ended July 31, 1999).
 10.10     Employment Letter for Robert J. Gluck (incorporated herein by reference to Exhibit 10.8 of Dycom's Annual Report on
           Form 10-K for the fiscal year ended July 31, 1999 and filed on October 7, 1999, File No. 001-10613).
 10.11     Employment Agreement with Richard L. Dunn (incorporated
           herein by reference to Exhibit 10.2 of Dycom's Quarterly
           Report on Form 10-Q for the quarter ended April 29, 2000 and filed on June 9, 2000, File No. 001-10613).
 10.12     Employment Agreement for Dennis O'Brien (incorporated herein by reference to Exhibit 10.6 of Dycom's Annual Report on
           Form 10-K for the fiscal year ended July 28, 2001 and filed on October 10, 2001, File No. 001-10613).
 10.13     Stock Purchase Agreement, dated as of March 12, 1999,
           between Dycom Industries, Inc. and Gary E. Ervin, Timothy W.
           Ervin and Robert W. Ervin (incorporated herein by reference to Exhibit 2(i) of Dycom's Current Report on Form 8-K filed
           April 15, 1999, File No. 001-10613).
 10.14     Agreement and Plan of Merger, dated as of March 12, 1999,
           among Apex Digital TV, Inc., Dycom Acquisition Corporation
           III, Dycom Industries, Inc. and Gary E. Ervin, Timothy W.
           Ervin, Robert W. Ervin, Keith E. Walker, Robert J. Chastain,
           Charles T. McElroy and Penny J. Ward (incorporated herein by reference to Exhibit 2(ii) of Dycom's Current Report on Form
           8-K filed April 15, 1999, File No. 001-10613).
 10.15     Agreement and Plan of Merger, dated as of February 14, 2000, among Niels Fugal Suns Company, Dycom Acquisition
           Corporation IV, Dycom Industries, Inc. and Guy L. Fugal and
           Daniel B. Fugal (incorporated herein by reference to Exhibit
           2(i) of Dycom's Current Report on Form 8-K filed March 17,
           2000, File No. 001-10613).
 21        Subsidiaries of Dycom (incorporated herein by reference to
           Exhibit 21 of Dycom's Annual Report on Form 10-K for the
           fiscal year ended July 28, 2001).
*23.1      Consent of Deloitte & Touche LLP (for Dycom Industries,
           Inc.).
*23.2      Consent of KPMG LLP (for Arguss Communications, Inc.).
 23.3      Consent of Marc R. Tiller, Esq., General Counsel of Dycom
           (included in the opinion filed as Exhibit 5 to this
           Registration Statement).
 23.4      Consent of Shearman and Sterling, counsel to Dycom (included in the opinion filed as Exhibit 8 to this Registration
           Statement).
 24        Power of Attorney (included on the signature page of this
           Registration Statement).
 99.1      Stockholders' Agreement, dated as of January 7, 2002, among
           Dycom, Troy Acquisition Corp., Arguss Communications, Inc.
           and certain stockholders of Arguss Communications, Inc.
           (included as Annex B to the prospectus forming a part of
           this Registration Statement and incorporated herein by
           reference).

EXHIBIT
NUMBER                       DESCRIPTION OF DOCUMENT
-------                      -----------------------
*99.2      Confidentiality Agreement, dated as of December 11, 2001,
           between Dycom Industries, Inc. and Arguss Communications,
           Inc.
 99.3      Opinion of Allen & Company Incorporated (included as Annex C to the prospectus forming a part of this Registration
           Statement and incorporated herein by reference).
*99.4      Consent of Allen & Company Incorporated.
*99.5      Form of Letter of Transmittal.
*99.6      Form of Notice of Guaranteed Delivery.
*99.7      Form of Letter to Brokers, Dealers, Commercial Banks, Trust
           Companies and other Nominees.
*99.8      Form of Letter to Clients.
*99.9      Guidelines for Certification of Taxpayer Identification
           Number on Substitute Form W-9.
*99.10     Summary Advertisement as published in The Wall Street
           Journal on January 23, 2002.
 99.11     Joint Press Release dated January 7, 2002 (incorporated
           herein by reference to Exhibit 99.1 of Dycom's Current
           Report on Form 8-K dated January 7, 2002, File No.
           001-10613).
 99.12     Joint Press Release dated January 7, 2002 (incorporated
           herein by reference to Exhibit 99.1 of Arguss' Current
           Report on Form 8-K dated January 8, 2002, File No.
           001-16257).

---------------
* Filed herewith